                                                                     EXHIBIT 2.2

       FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This First Amendment to Agreement and Plan of Merger and Reorganization (the "AMENDMENT") is dated as of June 15, 2000 (the "AMENDMENT DATE"), and is entered into by and among LIGHTSPAN, INC., a Delaware corporation ("PARENT"); EDUCATOR ACQUISITION, INC., a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB"); EDUTEST, INC., a Virginia corporation (the "COMPANY"); and the undersigned parties (the "DESIGNATED SHAREHOLDERS").

                                    RECITALS

        WHEREAS, Parent, Merger Sub, the Company, and the Designated Shareholders are parties to that certain Agreement and Plan of Merger and Reorganization dated as of May 24, 2000 (the "MERGER AGREEMENT") whereby, among other things, it is contemplated that the Company shall be merged with and into Merger Sub.

        WHEREAS, Parent, Merger Sub, the Company, and the Designated Shareholders wish to amend the Merger Agreement to the extent set forth herein.

                                    AGREEMENT

        NOW THEREFORE, in consideration of the premises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        SECTION 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

        SECTION 2. AMENDMENT TO EXHIBIT N (REFERRED TO IN SECTION 1.5(b) OF THE MERGER AGREEMENT). EXHIBIT N of the Merger Agreement is hereby amended by deleting the reference to "Parchman Vaughan" under the Account column, and by deleting the reference to "$275,000" under the Liability column, and substituting in their place the following entries, which shall constitute additional amounts to be paid by Parent at Closing and deducted from cash consideration: The amounts described in the paragraphs numbered 1, 2 and 5, and the paragraph immediately following paragraph 5, in the letter agreement dated June 15, 2000, between Parchman Vaughan & Company, L.L.C. ("PVC") and the Company, a copy of which is attached as EXHIBIT 1 (the "PVC Letter").

        SECTION 3. AMENDMENT TO SECTION 1.5(a)(iv). Notwithstanding Section 1.5(a)(iv) of the Merger Agreement, the parties acknowledge and agree that the number of Hold-Back Shares, if any, otherwise to be delivered under Section 1.5(a)(iv) of the Merger Agreement to the Equity Holders shall be reduced by 2 1/2% (rounded to the nearest whole share), and the shares represented by such percentage shall be paid by Parent to PVC as described in the paragraph numbered 3 in the PVC Letter, subject to Section 5 hereof.

        SECTION 4. AMENDMENT TO SECTION 1.5(c). Notwithstanding Section 1.5(c) of the Merger Agreement, the parties acknowledge and agree that the number of shares constituting



                                       1.

Earn-Out Payments otherwise to be delivered from time to time under Section 1.5(c) of the Merger Agreement, if any, to the Equity Holders shall in each case be reduced by 2 1/2% (rounded to the nearest whole share), and the shares represented by such percentage shall be paid by Parent to PVC as described in the paragraph numbered 4 in the PVC Letter, subject to Section 5 hereof.

        SECTION 5. REQUIREMENTS FOR PVC SHARE ISSUANCES. Notwithstanding Sections 3 and 4 above, the parties acknowledge and agree that any issuance of shares as described herein to PVC shall be subject to and conditioned upon PVC making appropriate investment representations and executing any other documents (including an agreement to be bound by transfer and other restrictions to which Equity Holders may be bound) as reasonably required by Parent; and in the event any issuance cannot as a result be made pursuant hereto, then in lieu of such issuance Parent shall pay to PVC cash equal to the value of the Parent Common Stock not so issuable (valued pursuant to the requirements and with respect to the trading days set forth in the Merger Agreement).

        SECTION 6. REPRESENTATION AND WARRANTY; DAMAGES. The Company and the Designated Shareholders hereby jointly and severally represent and warrant, to and for the benefit of the Indemnitees, that no amounts are or shall become due and payable to PVC as a result of the relationship (prior to the Closing) between PVC and the Company, except for those amounts expressly set forth in the PVC Letter and referenced herein, and except for $10,000 which the parties have agreed shall be paid by Parent following the Closing. The parties agree that any such additional amounts that may become due and payable to PVC shall, together with expenses and other Damages of Parent related thereto, constitute Damages recoverable under Section 9 hereof.

        SECTION 7. AMENDMENT OF SECTION 1.5(a)(iii)(1) OF THE MERGER AGREEMENT. The number "$239,000" shall be deleted from Section 1.5(a)(iii)(1) from the Merger Agreement and replaced by the phrase "$239,000 plus the amount of any Company expenditures incurred or accrued prior to the Closing approved in writing by Parent. Parent hereby approves the following types of Company expenditures: (A) travel related to training, sales and marketing support requested by Parent up to $15,000, (B) public relations and marketing materials and services promoting or explaining the Merger up to $15,000, and (C) travel related to assisting in consummating the Merger and related transactions and documents up to $15,000."

        SECTION 8. EFFECT OF AMENDMENT. Except as and then only to the extent expressly modified by this Amendment, the Merger Agreement, the Exhibits thereto, and the Company Disclosure Schedule (in addition to other agreements currently in effect among any of the parties), shall remain in full force and effect in all respects; and this Amendment shall be governed by the terms and provisions of the Merger Agreement, as modified hereby. In the event of a conflict between this Amendment and the Merger Agreement, this Amendment shall govern.

        SECTION 9. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.



                                       2.

        SECTION 10. GOVERNING LAW. This agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).


        [THIS SPACE INTENTIONALLY LEFT BLANK]



                                       3.

        The parties hereto have caused this First Amendment to Agreement and Plan of Merger and Reorganization to be executed and delivered as of the date first set forth above.

                                       LIGHTSPAN, INC.,
                                       a Delaware corporation.

                                       ------------------------------------
                                       John T. Kernan
                                       Chairman and Chief Executive Officer

                                       EDUCATOR ACQUISITION, INC.,
                                       a Delaware corporation.

                                       By:
                                          ---------------------------------

                                          ---------------------------------
                                          (Print Name and Title)

                                       EDUTEST, INC.
                                       a Virginia corporation.

                                       By:
                                          ---------------------------------

                                          ---------------------------------
                                          (Print Name and Title)

                                       DESIGNATED SHAREHOLDERS

                                       ------------------------------------
                                       SUSAN B. HARDWICKE, PH.D.

                                       ------------------------------------
                                       EDWARD H. BERSOFF, PH.D.

                                       ------------------------------------
                                       GARY L. JONES

                                       ------------------------------------
                                       STEVEN HOY



                                       2.

Exhibit 1

[EduTest.com letterhead]

June 15, 2000

Mr. Todd Parchman
Parchman, Vaughan & Company, L.L.C.
717 Light Street
Suite 200
Baltimore, Maryland  21230

Dear Todd:

As the closing for the Lightspan merger approaches (hopefully, we will get the necessary shareholder votes), we wanted to confirm our fee agreement based on the April 7, 2000 letter (the "Engagement Letter") and our past discussions.

With respect to Edutest shareholders who receive merger consideration and do not exercise their dissenter's rights (the "Participating Shareholders"), PVC is entitled to:

1. 2 1/2% times $2,000,000 times a percentage, the numerator of which is the number of Edutest common stock shares actually tendered for merger consideration by the Participating Shareholders and the denominator of which is the total number of Edutest common stock shares outstanding on an as-diluted, fully converted basis as of the closing date of the merger payable in cash upon such shareholders' receipt of the cash portion of the merger consideration following the merger closing.

2. 2 1/2% of the value of the Lightspan common stock received by the Participating Shareholders which stock is not considered Hold-Back Shares or Earn-Out Payments under the Agreement and Plan of Merger and Reorganization, payable in cash (not stock) upon the Participating Shareholders' receipt. The appropriate value of these shares will be determined using the closing sale price per share of Lightspan common stock as reported on the NASDAQ National Market on the date of the first such shareholders' receipt thereof.

3. 2 1/2% of the total number of shares of the Hold-Back Shares received by the Participating Shareholders, payable in stock (not cash) upon such shareholders' receipt.

4. 2 1/2% of the total shares of the Earn-Out Payments received by the Participating Shareholders, payable in stock (not cash) upon such shareholders' receipt.

5. Expenses of $1500.00, payable at the time of the payment discussed in paragraph 1.

With respect to any payments made by Edutest or its successor to Edutest's dissenting shareholders for their stock as a consequence of the exercise of their dissenters' rights, PVC will receive 2 1/2% of any cash amount received by such dissenting shareholders (but not including any interest component), payable upon such shareholders receipt.



                                       1.

Additionally, Edutest (or Educator Acquisition, Inc.) will pay PVC $10,000 within thirty (30) days after the merger is completed.

Otherwise, neither Edutest nor any of its shareholders nor Lightspan, Inc. or any of its affiliates ("Lightspan") will owe PVC any future fees or expenses for work done before or after this letter provided, however, the indemnification and hold harmless provisions of the Engagement Letter remain in full force and effect. Also, you confirm our agreement that PCV is not entitled to any compensation with respect to any Lightspan common stock that is earned by former employees of Edutest as employees of Lightspan in connection with the employee retention program. Lastly, you confirm that PVC is not due any compensation for acting as the Purchaser Representative for some of the Edutest shareholders.

Consideration payable in stock, as described above, will be subject to PVC's execution of appropriate investment representations (including restrictions on transfer applicable to other Edutest shareholders) as may be reasonably requested by Lightspan.

Please sign below if you are in agreement.

Sincerely,

Edutest, Inc.


By:
   -------------------------------------
Susan B. Hardwicke,
President

By:
   -------------------------------------
Robert N. Springer
Treasurer

Accepted and Agreed to:

Parchman, Vaughan & Company, L.L.C.


----------------------------------------
Todd Parchman
Chairman



                                       2.

                                                                       EXHIBIT 1


                            [EDUTEST.COM LETTERHEAD]


                                 June 15, 2000

Mr. Todd Parchman
Parchman, Vaughan & Company, L.L.C.
717 Light Street
Suite 200
Baltimore, Maryland 21230

Dear Todd:

     As the closing for the Lightspan merger approaches (hopefully, we will get the necessary shareholder votes), we wanted to confirm our fee agreement based on the April 7, 2000 letter (the "Engagement Letter") and our past discussions.

     With respect to Edutest shareholders who receive merger consideration and do not exercise their dissenter's rights (the "Participating Shareholders"), PVC is entitled to:

     1. 2-1/2% times $2,000,000 times a percentage, the numerator of which is the number of Edutest common stock shares actually tendered for merger consideration by the Participating Shareholders and the denominator of which is the total number of Edutest common stock shares outstanding on an as-diluted, fully converted basis as of the closing date of the merger payable in cash upon such shareholders' receipt of the cash portion of the merger consideration following the merger closing.

     2. 2-1/2% of the value of the Lightspan common stock received by the Participating Shareholders which stock is not considered Hold-Back Shares or Earn-Out Payments under the Agreement and Plan of Merger and Reorganization, payable in cash (not stock) upon the Participating Shareholders' receipt. The appropriate value of these shares will be determined using the closing sale price per share of Lightspan common stock as reported on the NASDAQ National Market on the date of the first such shareholders' receipt thereof.

     3. 2-1/2% of the total number of shares of the Hold-Back Shares received by the Participating Shareholders, payable in stock (not cash) upon such shareholders' receipt.

     4. 2-1/2% of the total shares of the Earn-Out Payments received by the Participating Shareholders, payable in stock (not cash) upon such shareholders' receipt.

     5. Expenses of $1500.00, payable at the time of the payment discussed in paragraph 1.

     With respect to any payments made by Edutest or its successor to Edutest's dissenting shareholders for their stock as a consequence of the exercise of their dissenters' rights, PVC will receive 2-1/2% of any cash amount received by such dissenting shareholders (but not including any interest component), payable upon such shareholders receipt.

     Additionally, Edutest (or Educator Acquisition, Inc.) will pay PVC $10,000 within thirty (30) days after the merger is completed.

     Otherwise, neither Edutest nor any of its shareholders nor Lightspan, Inc. or any of its affiliates ("Lightspan") will owe PVC any future fees or expenses for work done before or after this letter provided, however, the indemnification and hold harmless provisions of the Engagement Letter remain in full force and effect. Also, you confirm our agreement that PCV is not entitled to any compensation with respect to any Lightspan common stock that is earned by former employees of Edutest as employees of Lightspan in connection with the employee retention program. Lastly, you confirm that PVC is not due any compensation for acting as the Purchaser Representative for some of the Edutest shareholders.

     Consideration payable in stock, as described above, will be subject to PVC's execution of appropriate investment representations (including restrictions on transfer applicable to other Edutest shareholders) as may be reasonably requested by Lightspan.

     Please sign below if you are in agreement.

                                   Sincerely,

                                   EDUTEST, INC.

                                   By:  /s/ SUSAN B. HARDWICKE
                                      ----------------------------------
                                        Susan B. Hardwicke,
                                        President

                                           By: /s/ ROBERT N. SPRINGER
                                              ----------------------------
                                              Robert N. Springer
                                              Treasurer


Accepted and Agreed to:

PARCHMAN, VAUGHAN & COMPANY, L.L.C.


/s/ TODD PARCHMAN
-----------------------------------
Todd Parchman, Chairman

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

      THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of May 24, 2000 (the "SIGNING DATE"), by and among:
LIGHTSPAN, INC., a Delaware corporation ("PARENT"); EDUCATOR ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); EDUTEST, INC., a Virginia corporation (the "COMPANY"); and the parties identified on EXHIBIT A (the "DESIGNATED SHAREHOLDERS"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT B.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of the Company into Merger Sub in accordance with this Agreement (the "MERGER"). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). For accounting purposes, it is intended that the Merger be treated as a purchase transaction.

      C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

      D. The Designated Shareholders own a total of 1,316,228 shares of the Common Stock of the Company ("COMPANY COMMON STOCK"). The Company also has authorized and outstanding shares of Series A Preferred Stock ("SERIES A PREFERRED STOCK") and shares of Series B Preferred Stock ("SERIES B PREFERRED STOCK"), such Series A Preferred Stock and Series B Preferred Stock constituting all of the outstanding preferred stock of the Company.

                                    AGREEMENT

      The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

      1.1 MERGER OF THE COMPANY INTO MERGER SUB. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the Surviving Corporation in the Merger (the "SURVIVING CORPORATION").

      1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Virginia Stock Corporation Act and the Delaware General Corporation Law.


                                       1.

      1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121-2128 at 10:00 a.m. Pacific Daylight Time on the day following the Company Shareholders' Meeting (as defined in Section 5.2), or at such other time and date not later than August 24, 2000 as Parent shall designate in writing (the "SCHEDULED CLOSING TIME"). (The date on which the Closing actually takes place is referred to in this Agreement as the "CLOSING DATE.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement or certificate of merger, as appropriate, shall be filed by Parent with the Secretaries of State of the States of Virginia and Delaware. The Merger shall become effective at the time of the later of such filings (the "EFFECTIVE TIME.")

      1.4 CERTIFICATES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, which is set forth in EXHIBIT C, provided Parent may change the name of Surviving Corporation to Edutest, Inc.;

          (b) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on EXHIBIT D.

      1.5 STOCK CONSIDERATION; CASH CONSIDERATION; POTENTIAL EARNOUT.

          The aggregate consideration payable by Parent and Merger Sub in connection with the acquisition of Company shall be divided into stock, cash and potential earnout payments as set forth below:

          (a) STOCK CONSIDERATION. Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

              (i) Each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive the "APPLICABLE FRACTION" (as defined in Section 1.5(a)(iii)(1)) of a share of the common stock (par value $.001 per share) of Parent (which shares shall not have been registered for issuance by the SEC) ("PARENT COMMON STOCK").

              (ii) Each share of the common stock, $.001 par value, of Merger Sub shall be one share of common stock of the Surviving Corporation.

              (iii) For purposes of this Agreement:


                                       2.

                    (1) The "APPLICABLE FRACTION" shall be the fraction: (A) having a numerator equal to 9,000,000 minus the "BALANCE SHEET DEDUCTION," if any, divided by the Designated Parent Stock Price; and (B) having a denominator equal to the Adjusted Fully Diluted Company Share Amount (as defined in 1.5(a)(iii)(2)). (The Company shall produce at the Closing an interim balance sheet as of the date prior thereto (or such other date as Parent and the Company shall agree) prepared in accordance with the May 17 Balance Sheet (defined below) and otherwise in compliance with Section 2.4 hereof. The amount of the Balance Sheet Deduction shall be the amount, if any, by which the "Accounts Payable" line item exceeds $239,000; and the parties agree that to the extent balance sheet underreports Accounts Payable as reasonably determined within 45 days following the Closing by Parent, such amount shall constitute Damages recoverable under Section 9 hereof.)

                    (2) The "ADJUSTED FULLY DILUTED COMPANY SHARE AMOUNT" shall be the sum of (A) the aggregate total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), and (B) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to any convertible securities of the Company that may be outstanding immediately prior to the Effective Time (including all shares of Company Common Stock that may ultimately be purchased under such convertible securities that are unvested or are otherwise not then exercisable), if any.

                    (3) The "DESIGNATED PARENT STOCK PRICE" shall be the average of the closing sale price of a share of Parent Common Stock as reported on the NASDAQ National Market for each of the Signing Date and the four (4) consecutive trading days prior to the Signing Date.

        By way of example of the above only, in the event the Adjusted Fully Diluted Company Share Amount is 2,600,000 shares and the Designated Parent Stock Price is Eight and 50/100 Dollars ($8.50), then the Applicable Fraction would be 0.40724, which is the fraction obtained by dividing 2,600,000 into 1,058,824 (9,000,000 divided by Eight and 50/100 Dollars ($8.50)).


               (iv) On the eighteen (18) month anniversary of the Closing Date, Parent shall issue to the Equity Holders (subject to Equity Holders' compliance with Section 1.8 and subject to Section 1.5(e)) based on their respective ownership of each share of Company Common Stock (taking into account the Adjusted Fully Diluted Company Share Amount) outstanding immediately prior to the Effective Time a fraction of a share of Parent Common Stock calculated in accordance with the formula set forth in Section 1.5(a) above except that in calculating the Applicable Fraction "9,000,000 minus the Balance Sheet Deduction, if any" shall be replaced by "2,000,000" (the "HOLD-BACK SHARES"). Subject to Sections 1.5(d) and 1.5(e) below, the appropriate number of shares of Parent Common Stock issued under this Section 1.5(a)(iv) shall be delivered to each Equity Holder not later than ten (10) days after the aforementioned eighteen (18) month anniversary. Once the number of shares of Parent Common Stock are calculated (which pursuant to this Section 1.5 will be determined at Closing), such number shall not be increased or decreased prior to delivery to the Equity Holders for any reason, including a subsequent increase or decrease in the stock price of the Parent Common Stock (subject to the potential limitation described in Section 1.5(d) hereof); provided, however,


                                       3.

that the number of shares may be further reduced pursuant to Section 1.5(e) below. Each Equity Holder shall have the right to allocate Parent Common Stock issuable hereunder into one or more certificates of Parent Common Stock upon reasonable advance written request to Parent prior to issuance.

          (b) CASH CONSIDERATION. At the Closing, Parent shall deposit into a segregated account with its transfer agent an aggregate sum of Two Million One Hundred Sixty-Two Thousand Five Hundred Dollars ($2,162,500) less (i) any amount payable by the Company (or the Merger Sub) in connection with the Series B Redemption (defined in Section 4.2(e) below, and (ii) those certain amounts payable at Closing by Parent (or Merger Sub or the Company) as set forth in EXHIBIT N, for the benefit of all Equity Holders, who shall, as of the Effective Time, receive upon compliance with Section 1.8, a per share amount on a pro rata basis in accordance with the relative percentages of Parent Common Stock payable as set forth in Section 1.5(a) above (taking into account the Adjusted Fully Diluted Company Share Amount).

          (c) POTENTIAL EARN-OUT PAYMENTS.

              (i) CALCULATION OF POTENTIAL EARN-OUT PAYMENTS. Subject to the adjustments set forth in Section 1.5(e) below, Parent shall distribute to each Equity Holder shares of registered Parent Common Stock ("EARN-OUT PAYMENTS") as follows:

                    (1) If during the period beginning on the Signing Date and ending on April 30, 2001 Surviving Corporation generates revenues (see subparagraph (5) below) in excess of Four Million Dollars ($4,000,000) solely with respect to any contractual arrangement arising in connection with a response to a request for information from the State of Washington Department of Education (RFI#DE-2I) (the "WASHINGTON CONTRACT") for the sale of any services and products of the Company or Surviving Corporation (provided, however, if the Company sells pursuant to the Washington Contract any curriculum content or instruction and products or services that are actually provided by Parent, then the revenues in connection therewith shall not be deemed revenues generated by the Washington Contract), then Parent shall promptly issue and deliver to the Equity Holders based on their respective ownership of each share of Company Common Stock (taking into account the Adjusted Fully Diluted Company Share Amount) outstanding immediately prior to the Effective Time: a fraction of a Registered share of Parent Common Stock calculated in accordance with the formula set forth in Section 1.5(a) above except that in calculating the Applicable Fraction "9,000,000 minus the Balance Sheet Deduction, if any" shall be replaced by "500,000" and the Designated Parent Stock Price shall be the average closing price of Parent Common Stock as reported by the NASDAQ National Market on the five (5) consecutive trading days immediately preceding April 30, 2001.

                    (2) If during the period commencing on the Closing Date or June 30, 2000, whichever first occurs, and ending on July 31, 2001 Surviving Corporation generates revenues in excess of Four Million ($4,000,000) in connection with the sale of "Earn-Out Products" (see subparagraph 5) (including any revenues generated during the period beginning on the Signing Date and ending July 31, 2001 in connection with the Washington Contract), then Parent shall promptly issue to the Equity Holders based on their respective ownership of each share of Company Common Stock (taking into account the Adjusted Fully

                                       4.

Diluted Company Share Amount) outstanding immediately prior to the Effective Time a fraction of a Registered share of Parent Company Stock calculated in accordance with the formula set forth in Section 1.5(a) above except that in calculating the Applicable Fraction "9,000,000 minus the Balance Sheet Deduction, if any" shall be replaced by "1,000,000" and the Designated Parent Stock Price shall be the average closing price of Parent Common Stock as reported by the NASDAQ National Market on the five (5) consecutive trading days immediately preceding July 31, 2001.

                    (3) If during the period commencing on the Closing Date or June 30, 2000, whichever first occurs, and ending on July 31, 2001 Surviving Corporation generates revenues in excess of Five Million Dollars ($5,000,000) in connection with the sale of Earn-Out Products (including any revenues generated during the period beginning on the Signing Date and ending July 31, 2001 in connection with the Washington Contract), then Parent shall promptly issue to the Equity Holders based on their respective ownership of each share of Company Common Stock (taking into account the Adjusted Fully Diluted Company Share Amount) outstanding immediately prior to the Effective Time a fraction of a Registered share of Parent Common Stock calculated in accordance with the formula set forth in Section 1.5(a) except that in calculating the Applicable Fraction "9,000,000 minus the Balance Sheet Deduction, if any" shall be replaced by "500,000" and the Designated Parent Stock Price shall be the average closing price of Parent Common Stock as reported by the NASDAQ National Market on the five (5) consecutive trading days immediately preceding July 31, 2001.

                    (4) If during the period commencing on the Closing Date or June 30, 2000, whichever occurs first, and ending on July 31, 2001 Surviving Corporation generates revenues in excess of Six Million Dollars ($6,000,000) in connection with the sale of Earn-Out Products (including any revenues generated during the period beginning on the Signing Date and ending July 31, 2001 in connection with the Washington Contract), then Parent shall issue to the Equity Holders based on their respective ownership of each share of Company Common Stock (taking into account the Adjusted Fully Diluted Company Share Amount) outstanding immediately prior to the Effective Time a fraction of a Registered share of Parent Common Stock calculated in accordance with the formula set forth in Section 1.5(a) above except that in calculating the Applicable Fraction "9,000,000 minus the Balance Sheet Deduction, if any" shall be replaced by "500,000" and the Designated Parent Stock Price shall be the average closing price of Parent Common Stock as reported by the NASDAQ National Market on the five (5) consecutive trading days immediately preceding July 31, 2001.

                    (5) For purposes of this Section 1.5 and Section 5.7 hereto, "generates revenues" or "revenues," and "Earn-Out Products" shall have the meanings set forth in EXHIBIT E;

                    (6) The Earn-Out Payments described in Sections 1.5(c)(i)(1)-(4) inclusive are each independent of one another, are cumulative, and do not offset one another in any way. The aggregate amount of Earn-Out Payments in Sections 1.5(c)(i)(1)-(4) inclusive may total Two Million Five Hundred Thousand Dollars ($2,500,000).

               (ii) TIMING OF POTENTIAL EARN-OUT PAYMENTS. Subject to Section 1.5(e) below, the Earn-Out Payments, if any, shall be delivered in appropriate share amounts to


                                       5.

each of the Equity Holders by Parent following its final determination of its relevant quarterly financial results and revenues, and shall be made no later than the eighteen (18) month anniversary of the Closing Date. Once the number of shares of Parent Common Stock are calculated in accordance with Section 1.5(c)(i)(1)-1.5(c)(i)(4) above, such number shall not be increased or decreased prior to delivery to the Equity Holders for any reason, including a subsequent increase or decrease in the stock price of the Parent Common Stock (subject to the potential limitation described in Section 1.5(d) hereof); provided, however, that the number of shares may be further reduced pursuant to Section 1.5(e) below. Parent shall disclose in writing in reasonable detail to each of the Equity Holders all calculations used to compute each of the Earn-Out Payments, which disclosure shall include the revenues of the Company and Surviving Corporation for the pertinent periods. Each Equity Holder shall have the right to allocate Parent Common Stock issuable hereunder into one or more certificates of Parent Common Stock upon reasonable advance written request to Parent prior to issuance. Such written disclosure shall be delivered to each of the Equity Holders not later than sixty (60) days following April 30, 2001 with respect to
Section 1.5(c)(i)(2) above and July 31, 2001 with respect to Sections 1.5(c)(i)(1)-1.5(c)(i)(4) above.

          (d) LIMITATION ON STOCK CONSIDERATION. Notwithstanding anything herein to the contrary, in no event shall Parent be required to issue, in aggregate, pursuant to Section 1.5(a) and 1.5(c) in excess of that number of shares of Parent Common Stock equal to 19.99% of the number of shares of Parent Common Stock outstanding as of immediately prior to the Effective Time; and in lieu of any such issuance Parent shall pay to the Equity Holders cash equal to value of the Parent Common Stock not issuable pursuant hereto (valued pursuant to the requirements and with respect to the trading days set forth herein). Such cash shall be delivered to the Equity Holders at the same time as Parent Common Stock that would have been issued but for this Section 1.5(d).

          (e) RIGHT OF SETOFF. Upon written notice delivered to the Designated Shareholders prior to the eighteen (18) month anniversary of the Closing Date specifying in reasonable detail the basis for such set-off, Parent shall have the right, in its discretion, to set off and apply against any indemnification obligations under SECTION 9 the Hold-Back Shares described in Section 1.5(a)(iv) above and the Earn-Out Payments described in Section 1.5(c). If such notice is not delivered prior to such eighteen (18) month anniversary, Parent shall be deemed to have waived irrevocably its offset rights with respect to the Hold-Back Shares and the Earn-Out Payments.

      1.6 NO OPTIONS; CONVERTIBLE SECURITIES. At the Effective Time, no Company Option (as defined in Section 2.3 hereof), warrant or convertible security whatsoever will be outstanding, whether vested or unvested.

      1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of


                                       6.

such shares of the Company's capital stock (a "COMPANY STOCK CERTIFICATE") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

      1.8 EXCHANGE OF CERTIFICATES.

          (a) At the Closing, Parent shall deposit with its transfer agent for the benefit of the Equity Holders, certificates representing the shares of Parent Common Stock and, if after the Effective Time, if applicable, any cash, dividends or other distributions with respect to Parent Common Stock to be issued or paid in connection with Section 1.5(a) (including cash in lieu of fractional shares of Parent Common Stock. Each Equity Holder shall have the right to allocate Parent Common Stock issuable hereunder into one or more certificates of Parent Common Stock upon reasonable advance written request to Parent prior to issuance. Promptly after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including any specified representations and warranties), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing unregistered Parent Common Stock bearing Parent's standard Securities Act of 1933 legend and a lockup legend in substantially the following forms:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

      THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A LOCKUP AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

      Upon surrender of a Company Stock Certificate to Parent's transfer agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor (i) a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1.8, (ii) the cash payment to which the holder of such Company Stock Certificate is entitled pursuant to Section 1.8(b) and (iii) any unpaid dividends and other distributions and cash in lieu of any fractional shares pursuant to Section 1.8(b) below; and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) and the aforementioned cash payment as contemplated by this Section 1.8. If any Company Stock Certificate shall have


                                       7.

been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an affidavit and indemnification and, if required by Parent or Parent's transfer agent to deliver a bond (in such sum as Parent may reasonably direct) as security against any claim that may be made against Parent or Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

          (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Prior to the Closing Date, Parent and the Company shall consent in writing to the amount of withholdings, if any, which consent shall not be unreasonably withheld.

          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Notwithstanding anything to the contrary set forth herein, in no event shall any Equity Holders receive Parent Common Stock pursuant to Section 1.5(a)(iv) or 1.5(c) until such Equity Holder surrenders Company Common Stock Certificates as provided above (or complied with the requirements set forth above in the event of lost Company Stock Certificate(s)).

      1.9 DISSENTING SHARES.


                                       8.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenter's shares" within the meaning of Article 15 of the Virginia Stock Corporation Act shall not be converted into or represent the right to receive Parent Common Stock or cash in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Article 15 of the Virginia Stock Corporation Act; provided, however, that if the status of any such shares as "dissenter's shares" shall not be perfected, or if any such shares shall lose their status as "dissenter's shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock and cash in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)), without any interest.

          (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Article 15 of the Virginia Stock Corporation Act and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Virginia Stock Corporation Act, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer, which consent shall not be unreasonably withheld or delayed.

      1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a purchase transaction.

      1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE DESIGNATED
           SHAREHOLDERS

           The Company and the Designated Shareholders jointly and severally represent and warrant, to and for the benefit of the Indemnitees as of the Signing Date, as follows:

      2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.


                                       9.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

          (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "eduTest.com," "Edutest" and "edutest."

          (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

          (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

          (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

      2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.


                                      10.

      2.3 CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of: (i) 5,000,000 shares of Common Stock, $0.01, par value, of which 1,597,130 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 621,801 shares of Preferred Stock (with $.01 par value per share), of which 521,801 have been designated "SERIES A PREFERRED STOCK" and 100,000 have been designated "SERIES B PREFERRED STOCK." As of the date of this Agreement there are issued and outstanding 521,801 shares of Series A Preferred Stock and 100,000 shares of Series B Preferred Stock. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. As of immediately prior to the Closing there shall be no Company stock option (including the Company Options which shall have been converted into capital stock of the Company or cancelled), warrant, convertible or contingent security whatsoever outstanding. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable, vested or unvested) to acquire any shares of the capital stock or other securities of the Company ("COMPANY OPTION"); (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company and the Designated Shareholders, a condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (b) All outstanding shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (c) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. Any and all securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Virginia Stock Corporation Act and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

2.4     FINANCIAL STATEMENTS.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "COMPANY FINANCIAL STATEMENTS"):

               (i) The unaudited balance sheets of the Company as of December 31, 1999, and the related unaudited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended (or such shorter period the Company may have been in existence), relating thereto; and


                                      11.

               (ii) the unaudited balance sheet of the Company as of April 30, 2000 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited income statement of the Company for the four (4) months then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except (i) as described therein; (ii) as set forth in Paragraph 2.4 of the Disclosure Schedule, (iii) that not all footnotes required under generally accepted accounting principles are extant, and (v) that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

      2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since April 30, 2000:

          (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole, and, to the best of the knowledge of the Company and the Designated Shareholders, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

          (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under (i) any provision of any of its stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;


                                      12.

          (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since April 30, 2000, exceeds Twenty-Five Thousand Dollars ($25,000);

          (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

          (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

          (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (p) the Company has not made any Tax election;

          (q) the Company has not commenced or settled any Legal Proceeding;

          (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and


                                      13.

          (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

      2.6 TITLE TO ASSETS.

          (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

      2.7 BANK ACCOUNTS; RECEIVABLES.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of April 30, 2000. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since April 30, 2000 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed Fifteen Thousand Dollars ($15,000) in the aggregate).

      2.8 EQUIPMENT; LEASEHOLD.

          (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

          (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.


                                      14.

      2.9 PROPRIETARY ASSETS.

          (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than Ten Thousand Dollars ($10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

          (b) The Company has taken all commercially reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company trade secrets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

          (c) None of the Company Proprietary Assets infringes upon the patents, trademarks or copyrights owned by any other Person. Except as set forth in Part 2.9(c) of the Disclosure Schedule, to the best of the knowledge of the Company and its Designated Shareholders, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company and the Designated Shareholders, no other Person is infringing, misappropriating or making any unlawful use of any Proprietary Asset owned by the Company.

          (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided in writing with respect thereto by or on behalf of the Company to Parent or any customer of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any


                                      15.

specification, documentation, performance standard, representation or statement made or provided in writing by or on behalf of the Company, and, to the best of the knowledge of the Company and the Designated Shareholders, there is no basis for any such claim. The Company has not established reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

          (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been, is being and, to the best of the knowledge of the Company and the Designated Shareholders, the Company currently plans will be conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, or otherwise entered into similar agreements as to which copies have been delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent or otherwise entered into similar agreements as to which copies have been delivered to Parent.

      2.10 CONTRACTS.

           (a) Part 2.10 of the Disclosure Schedule identifies:

               (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

               (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

               (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

               (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;


                                      16.

               (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

               (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

               (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

               (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

               (xii) any other Company Contract that has a term of more than sixty (60) days and that may not be terminated by the Company (without penalty) within sixty (60) days after the delivery of a termination notice by the Company; and

               (xiii) any other Company Contract that contemplates or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of Ten Thousand Dollars ($10,000) in the aggregate, or
(B) the performance of services having a value in excess of Ten Thousand Dollars ($10,000) in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "MATERIAL CONTRACTS.")

           (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Except as otherwise set forth in Part 2.10 of the Disclosure Schedule, each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the best of the knowledge of the Company and the Designated Shareholders, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

           (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

               (i) the Company has not in any material respects violated or breached, or committed any default under, any Company Contract, and, to the best of the knowledge of the


                                      17.

Company and the Designated Shareholders, no other Person has in any material respects violated or breached, or committed any default under, any Company Contract;

               (ii) to the best of the knowledge of the Company and the Designated Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

               (iii) since January 1, 1999, the Company has not received any written notice regarding any actual or possible violation or breach of, or default under, any Company Contract; and

               (iv) the Company has not waived any of its rights under any Company Contract which could reasonably be expected to have a Material Adverse Effect on the Company.

           (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any material amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

           (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

           (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since April 30, 2000.

           (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

           (h) Except as set forth in Part 2.10(h) of the Disclosure Schedule:

               (i) the Company has not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

               (ii) the Company has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;

               (iii) the Company has not entered into any Government Contract, other than contracts in the ordinary course of business with school districts.

               (iv) all facts set forth in or acknowledged by the Company in any certification, representation or disclosure statement submitted by the Company with respect to


                                      18.

any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission;

               (v) neither the Company nor any of its employees has been debarred or suspended from doing business with any Governmental Body, and, to the best of the knowledge of the Company and the Designated Shareholders, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company or any employee of the Company;

               (vi) no negative determinations of responsibility have been issued against the Company in connection with any Government Contract or Government Bid;

               (vii) no direct or indirect costs incurred by the Company have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

               (viii) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or, to the best of the knowledge of the Company and the Designated Shareholders, threatened to withhold or set off, any amount due to the Company under any Government Contract;

               (ix) to the best of the knowledge of the Company and the Designated Shareholders, there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving the Company or any of its employees, (B) the questioning or disallowance of any costs submitted for payment by the Company, (C) the recoupment of any payments previously made to the Company, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company, or (E) the assessment of any penalties or damages of any kind against the Company;

               (x) there is not and has not been any (A) outstanding claim against the Company by, or dispute involving the Company with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Company or any of the Designated Shareholders upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute,
(C) final decision of any Governmental Body against the Company;

               (xi) the Company is not undergoing and has not undergone any audit, and neither the Company nor any of the Designated Shareholders has any knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

               (xii) the Company has not entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

               (xiii) no payment has been made by the Company or by any Person acting on the Company's behalf to any Person (other than to any bona fide employee or agent (as


                                      19.

defined in subpart 3.4 of the FAR) of the Company) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

               (xiv) the Company's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

               (xv) the Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Proprietary Assets;

               (xvi) in each case in which the Company has delivered or otherwise provided any technical data, computer software or Company Proprietary Asset to any Governmental Body in connection with any Government Contract, the Company has marked such technical data, computer software or Company Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Company Proprietary Asset;

               (xvii) the Company has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

               (xviii) to the extent necessary or applicable, the Company has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts;

               (xix) the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement; and

           (i) As of the Closing, there shall not be any Company Contracts that are reseller agreements ("RESELLER AGREEMENTS").

           (j) As of the Closing, there shall not be any Test Item Contracts (as defined in Section 5.21) other than those described on Part 2.10(j) of the Disclosure Schedule.

      2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since April 30, 2000 in the ordinary course of business and consistent


                                      20.

with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part
2.11 of the Disclosure Schedule. Set forth in Exhibit A to Part 2.11 of the Disclosure Schedule is (i) an aging report of all accounts payable reflected in the Unaudited Interim Balance Sheet, (ii) the updated, unaudited balance sheets of the Company as of May 17, 2000 (the "MAY 17 BALANCE SHEET"), and (iii) an aging report of accounts payable reflected in the May 17 Balance Sheet.

      2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times been in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

      2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

      2.14 TAX MATTERS.

           (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body before the Closing Date (the "COMPANY RETURNS") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date) occurring before the Closing Date, and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; provided, however, that neither the Company nor the Designated Shareholders shall be responsible for filing any Tax Returns concerning the short year beginning January 1, 2000 and ending with the Merger in connection with Sections 2.14(a)(i)-(ii) hereto. All amounts shown on the Company Returns required to be filed before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1997 which have been requested by Parent.

           (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with


                                      21.

generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 2000 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

           (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

           (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Legal Proceeding is pending or, to the best of the knowledge of the Company and the Designated Shareholders, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be before the Closing Date, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

           (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract and is not, and has never been, a "distributing corporation" within the meaning of Section 355 of the Code. There is currently (prior to the Merger) no limitation on the utilization of net operating losses, built-in losses, tax credits or other similar items of the Company under Sections 382, 383, 348 or 1502 of the Code and the Treasury Regulations thereunder.

      2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

           (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment


                                      22.

benefits, profit-sharing, pension or retirement plan, program or agreement for its current employees (collectively, the "PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("EMPLOYEE"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate.

           (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company and the Designated Shareholders, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a "PENSION PLAN").

           (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "WELFARE PLANS"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

           (d) With respect to each Plan, the Company has delivered to Parent:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two (2) years;

               (iii) an accurate and complete copy of the most recent summary plan description, together with each "summary of material modifications," if required under ERISA, with respect to such Plan, and all material currently effective employee communications relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all currently effective Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).


                                      23.

           (e) The Company is not required to be, and, to the best of the knowledge of the Company and the Designated Shareholders, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of
Section 414(m) of the Code. To the best of the knowledge of the Company and the Designated Shareholders, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

           (f) Except as set forth in Part 2.15(f) of the Disclosure Schedule, the Company does not have any commitment to any employee to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law).

           (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

           (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

           (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

           (j) Each of the Plans intended to be qualified under Section 401(a) of the Code, if any, has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Designated Shareholders is aware of any reason why any such determination letter should be revoked.

           (k) Except as set forth in (i) Part 2.15(k) of the Disclosure Schedule and (ii) this Agreement and other agreements expressly referred to herein to be executed in connection herewith between any Employee and Parent or of Surviving Corporation, as the case may be, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.


                                      24.

           (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

           (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

           (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Company Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

           (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and no circumstance exists that would reasonably be expected to cause the consummation of the Merger or any of the other transactions contemplated by this Agreement to have a material adverse effect on the Company's labor relations, and to the best of the knowledge of the Company and the Designated Shareholders, none of the Company's employees intends to terminate his or her employment with the Company.

      2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication in writing, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the knowledge of the Company and Designated Shareholders, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the knowledge of the Company and the Designated Shareholders, no current or prior owner of any property currently leased by the Company has received any notice or other communication in writing, whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "MATERIALS OF ENVIRONMENTAL CONCERN" include chemicals, pollutants, contaminants, wastes, toxic substances,


                                      25.

petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

      2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder since January 1, 2000, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since January 1, 2000, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

      2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party presently has, and no Related Party has at any time since January 1, 2000 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company;
(b) no Related Party is, or has at any time since January 1, 2000 been, indebted to the Company; (c) since January 1, 2000, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since January 1, 2000 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following shall be deemed to be a "RELATED PARTY": (i) each of the Designated Shareholders; (ii) each individual who is, or who has at any time since January 1, 1999 been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.) Notwithstanding anything to the contrary herein, the representations and warranties made in this Section 2.18 are only made severally by each of the Designated Shareholders.

      2.19 LEGAL PROCEEDINGS; ORDERS.

           (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company and the Designated Shareholders) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company and the Designated Shareholders, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.


                                      26.

           (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

           (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Designated Shareholders is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the knowledge of the Company and the Designated Shareholders, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business. Notwithstanding anything to the contrary herein, the representations and warranties made in this Section 2.19(c) are only made severally by each of the Designated Shareholders.

      2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Subject to the approval of the Merger by the shareholders of the Company as required by applicable Legal Requirements, the Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. Subject to the approval of the Merger by the shareholders of the Company as required by applicable Legal Requirements, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

           (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

           (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

           (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that


                                      27.

otherwise relates to the Company's business or to any of the assets owned or used by the Company;

           (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

           (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule and for the approval of the Merger by the shareholders of the Company as required by applicable Legal Requirements, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

      2.22 HART-SCOTT-RODINO ACT.

      The total assets as defined by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 as amended ("HSR ACT"), of each of the Company and Susan B. Hardwicke ("HARDWICKE") are less than Ten Million Dollars ($10,000,000), the Company is not controlled by any other person or entity for purposes of the HSR Act (except for Hardwicke) and the Company is not a manufacturing company for purposes of the HSR Act.

      2.23 FULL DISCLOSURE.

           (a) This Agreement (including the Disclosure Schedule) does not, and the Designated Shareholders' Closing Certificate will not, with all the aforementioned information read as a whole, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

           (b) The information supplied by the Company for inclusion in the Company Information Statement (as defined in Section 5.11 below) will not, as of the date of the Company Information Statement or as of the date of the Company Shareholders' Meeting (as defined in Section 5.2), (i) contain any statement that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

      2.24 WEBSITE TRAFFIC. Set forth on Part 2.24 of the Disclosure Schedule hereto are complete and accurate summary reports of the number and distribution of page views for the


                                      28.

www.edutest.com website for each week since January 1, 2000, including the number of total page views for each page visited, the number of unique visitors, the number of pages viewed per visit, and such other statistics as are customary in the industry. Also set forth on Part 2.24 of the Disclosure Schedule is a report showing Company's best estimate of such statistical traffic information for the www.edutest.com website for the period from September 1, 1999 to May 22, 2000 and a description of the method used to produce such estimate and the assumptions upon which such estimates are based. Except as set forth in Part
2.24 of the Disclosure Statement, all traffic reported for the www.edutest.com website on Part 2.24 of the Disclosure Schedule is traffic generated by visitors to the website unaffiliated with Company. Company has done nothing, and knows, after having made a reasonable investigation, of no effort of any kind by any person, to artificially increase traffic.

      2.25 WEBSITE CONTENT. The www.edutest.com website does not contain any content that: (a) is pornographic, obscene or similarly adult-oriented; (b) is defamatory or trade libelous; or (c) contains viruses, trojan horses, worms, time bombs, cancelbots or other computer programs that are intended to damage a user's system or data. To the best of the knowledge of the Company and the Designated Shareholders, the websites to which the URLs on the www.edutest.com website link also do not contain any of the content defined in this Section 2.25.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

           Parent and Merger Sub jointly and severally represent and warrant to the Company and each of the Equity Holders, including but not limited to the Designated Shareholders as follows:

      3.1  SEC FILINGS; FINANCIAL STATEMENTS.

           (a) Parent has delivered or will deliver to the Company accurate and complete copies of the Company's Registration Statement on Form S-1, as amended, declared effective by the SEC on February 9, 2000; the final prospectus related thereto; and the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000; and any other documents filed with the SEC prior to the Closing Date (the "PARENT SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial


                                      29.

statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

      3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

      3.3 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

      3.4 MERGER SUB.

          (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding and are, and at the Effective Time will be, owned solely by Parent, and there are (i) no other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of common stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue or deliver, shares of common stock or other voting securities or securities convertible into or exchangeable for shares of common stock or other voting securities of Merger Sub.

          (c) Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

      3.5 ORGANIZATION, GOOD STANDING AND QUALIFICATION OF PARENT.

      Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of Parent and each of its subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction


                                      30.

where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a material adverse effect on the Parent's business, condition, assets, liabilities, operations, financial performance, or prospects, taken as a whole. Parent has made available to the Company a complete and correct copy of Parent's and Merger Sub's charter and by-laws or other organizational documents, each as amended to and as in effect as of the date hereof.

      3.6 INVESTMENT REPRESENTATION.

      Parent and Surviving Corporation are acquiring the shares of Company Common Stock for investment and not with a view to resale or distribution. The issuances of the Parent Common Stock to the Equity Holders as described herein shall be at the time of such issuances qualified as transactions exempt from the registration requirements of Section 5 of the Securities Act under Rule 506 of Regulation D (as defined below).

      3.7 THIRD PARTY BENEFICIARIES.

      Each of the shareholders of the Company is a third-party beneficiary of this Agreement and entitled to a direct cause of action against Parent and Surviving Corporation for the sole purposes of receipt of the consideration described in Section 1.5 above.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND THE DESIGNATED SHAREHOLDERS

      4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

      4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, except as otherwise specifically set forth in this Agreement:

          (a) the Company shall conduct in all material respects its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;


                                      31.

          (c) the Company shall keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

          (d) the Company shall cause its officers to discuss regularly with Parent's Representatives the status of the Company's business;

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except in connection with the redemption of Company Common Stock from Thomas A. Slivinski prior to the Closing Date for a total purchase price not to exceed $100.00 (the "SLIVINSKI REDEMPTION") and the redemption of the Series B Preferred Stock for a total purchase price not to exceed $540,000 prior to the Closing Date (the "SERIES B REDEMPTION"); provided, however, any of such persons from whom shares may be repurchased by the Company shall execute a form of release of claims and other documentation reasonably requested and approved by Parent;

          (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock or Series B Preferred Stock or the exercise of existing stock options or the conversion of that certain Two Hundred Fifty Thousand Dollars ($250,000) Convertible Note payable to Next Generation Fund, L.L.C. dated September 1999; (the "NEXTGEN NOTE");

          (g) the Company shall not amend or waive any of its rights under, (i) any provision of any of its stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement, except as set forth in Section 5.10 below and in connection with the Slivinski Redemption and the Series B redemption;

          (h) neither the Company nor any of the Designated Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock or Series B Preferred Stock or the exercise of existing stock options or the conversion of the NextGen Note);

          (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed Ten Thousand Dollars ($10,000) per month;

          (k) except in the ordinary course of business consistent with past practices, the Company shall not (i) enter into, or permit any of the assets owned or used by it to become


                                      32.

bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract; except with respect to that certain (a) Consulting Agreement dated April 30, 1999 between the Company and Airborne Research and Services, Inc. (the "ARSI CONTRACT"), (b) the Co-Branded Services Reseller Agreement dated January 1, 2000 between the Company and NetSchools Corporation (the "NETSCHOOLS CONTRACT"), and (c) in connection with that certain agreement between the Company and Chesterfield County Public School System ("Chesterfield Agreement").

          (l) except in the ordinary course of business consistent with past practices, the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except that Company shall have the right to transfer to Hardwicke prior to the Closing Date that certain (a) car lease for a 1999 Lexus RX300, and (b) term life insurance policy covering the life of Hardwicke in consideration for Hardwicke's assumption of all payment obligations whatsoever thereunder arising after such transfer, or
(iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to contracts that are not Material Contracts; except also with respect to the ARSI Contract and NetSchools Contract and in connection with the Chesterfield Agreement.

          (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may allow employees to acquire Company Common Stock in exchange for secured promissory notes (in a form reasonably acceptable to Parent) upon exercise of Company Options) which shall be due and payable in connection with the Closing either in cash or in Parent Common Stock, or (ii) incur or guarantee any indebtedness for borrowed money (except as to any arrangement among parties hereto);

          (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) unless occurring in the ordinary course of business consistent with past practices, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed Sixty Thousand Dollars ($60,000), except for a Chief Operating Officer whose salary shall not exceed One Hundred Twenty-Five Thousand Dollars ($125,000) per annum;

          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (p) the Company shall not make any Tax election;

          (q) the Company shall not commence or settle any material Legal Proceeding;

          (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.


                                      33.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld or delayed (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent reasonably determines in good faith that the taking of such action would not be in the best interests of the Parent or would not be in the best interests of the Company). Notwithstanding anything to the contrary in this Section 4.2, the Company may take any action described in clauses "(g)" through "(r)" above upon majority vote of its Board of Directors reasonably necessary to address circumstances that arise directly as a result of Parent being in violation or default of the Parent Loan Agreement (as defined in Section 5.19 below).

      4.3 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Designated Shareholders in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Designated Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company or any of the Designated Shareholders; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in SECTION 6 or
SECTION 7 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any of the Designated Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in SECTION 6 has been satisfied. Notwithstanding the foregoing, if Parent elects not to terminate this Agreement


                                      34.

under Section 8 below, such update shall, as of the Closing, be deemed to supplement and amend the Disclosure Schedule for the purposes stated in clauses
(i) and (ii) of the preceding sentence.

      4.4 NO NEGOTIATION. During the Pre-Closing Period, the Company, any of the Designated Shareholders and any of their respective Representatives shall not, directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Designated Shareholders during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

      5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the aforementioned filings or notices. The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, including promptly furnishing the other with copies of notice or other communications received by the Company or Parent, as the case may be, or any of its subsidiaries, from any third party and/or any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement.

      5.2 COMPANY SHAREHOLDERS' MEETING. The Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Virginia Stock Corporation Act, provide statutorily required notice (no later than May 30, 2000) of, and hold (no later than June 26, 2000), a special meeting of its shareholders (provided the Company shall use commercially reasonable efforts to obtain a unanimous consent of its shareholders in lieu of such meeting as soon as practicable and prior to June 26, 2000) for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "COMPANY SHAREHOLDERS' MEETING"). As soon as permissible under any applicable rules or regulations, the Company shall cause a copy of the Information/Proxy Statement to be delivered to each


                                      35.

shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting. Without limiting the generality or the effect of anything contained in the Voting Agreements being executed and delivered by the Designated Shareholders to Parent contemporaneously with the execution and delivery of this Agreement, each Designated Shareholder shall cause all shares of the capital stock of the Company that are owned, beneficially or of record, by such Designated Shareholder on the record date for the Company Shareholders' Meeting to be voted in favor of the Merger and this Agreement at such meeting.

      5.3 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (a) neither the Company nor any of the Designated Shareholders shall (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

      5.4 REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company and the Designated Shareholders shall use their reasonable commercial efforts to cause the conditions set forth in SECTION 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their reasonable commercial efforts to cause the conditions set forth in SECTION 7 to be satisfied on a timely basis.

      5.5 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At or prior to the Closing, each of the individuals identified on EXHIBIT F shall execute and deliver to the Company and Parent an Employment Agreement in the form of EXHIBIT G and, a Noncompetition and Nonsolicitation Agreement in the form of EXHIBIT H.

      5.6 TERMINATION OF AGREEMENTS. Prior to the Closing Date, the Company shall enter into agreements, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing Date), terminating all rights of the parties to the following agreements: (i) Series A Preferred Stock Purchase Agreement dated January 8, 1999 among the Company, NextGen and Hardwicke, (ii) Stock Restriction Agreement dated January 8, 1999 between the Company and Hardwicke, (iii) Series B Preferred Stock Purchase Agreement dated April 14, 2000 among the Company, Walker Investment Fund II, LLLP ("WIF") and Hardwicke, (iv) Investor Rights Agreement dated April 14, 2000 among the Company, NextGen, WIF and Hardwicke, (v) Registration Rights Agreement dated April 14, 2000 among the Company, NextGen, WIF and Hardwicke and (vi) Amended and Restated Right of First Refusal and Co-Sale Agreement dated April ___, 2000 among Hardwicke, NextGen, WIF and the Company.

      5.7 EMPLOYEE RETENTION PROGRAM. If for any period ending on April 30, 2001, the Company and Surviving Corporation generate revenues in excess of Four Million Dollars ($4,000,000) solely with respect to any contractual arrangement arising in connection with the Washington Contract for the sale of any services and products of the Company or Surviving Corporation (provided, however, if the Company sells pursuant to the Washington Contract any curriculum content or instruction and products or services that are actually provided by Parent, then the revenues in connection therewith shall not be deemed revenues generated by the Washington Contract), then Parent shall promptly issue (pursuant to the terms of its 2000 Equity


                                      36.

Incentive Plan, a copy of which is attached hereto as EXHIBIT J, or such other stock plans that are necessary to accomplish the stock issuances described in this Section 5.7) to those individuals that were employees both of the Company as of the Closing Date and Surviving Corporation as of April 30, 2001, on a pro-rata basis according to EXHIBIT K attached hereto, that number of shares of registered Parent Common Stock (not subject to vesting restrictions or any repurchase right by Parent) calculated by dividing Five Hundred Thousand Dollars ($500,000) by the average of the closing sales price of Parent Common Stock as reported on the NASDAQ National Market for the five (5) consecutive trading days immediately preceding April 30, 2001.

      5.8 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

      5.9 RELEASE. At the Closing, each of the Designated Shareholders shall execute and deliver to the Company a Release in the form of EXHIBIT L.

      5.10 TERMINATION OF EMPLOYEE PLANS. At or prior to the Closing, the Company shall terminate its 1998 Stock Option Plan, and shall ensure that no employee or former employee of the Company has any rights under such plan (provided, however, that such termination shall not affect the validity of any option granted thereunder then outstanding; provided any such option shall be required to be exercised and/or converted into Common Stock as required hereby) and that any liabilities of the Company under such plan (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company or Parent.

      5.11 EXEMPT TRANSACTION. The Company shall take all actions reasonably requested by Parent to assist Parent in qualifying the issuance of shares of Parent Common Stock in connection with the Merger as a transaction exempt from the registration provisions of Section 5 of the Securities Act pursuant to Rule 506 of Regulation D promulgated thereunder ("REGULATION D"). The Company shall prepare an information/proxy statement in accordance with applicable law for the Equity Holders for purposes of soliciting the approval of the Merger in accordance with this Agreement ("INFORMATION STATEMENT"). The Information Statement will contain such information as requested by Parent concerning the Company, Parent, Merger Sub and the Merger. The Company shall submit a draft of the Information Statement to Parent for its prior written approval which approval shall not be unreasonably withheld or delayed. In connection with the distribution of the Information Statement, the Company agrees to cause all Equity Holders to complete an Investment Representation Letter in the form of EXHIBIT M attached hereto. To the extent that Parent or its counsel reasonably determines that an Equity Holder is not sophisticated for purposes of Rule 506 of Regulation D, the Company agrees that it shall retain, at its expense, a "Purchaser Representative" (as defined in Rule 501 of Regulation D) to assist such Equity Holder(s) in evaluating the Information Statement and the investment decision represented by this Agreement and the transactions contemplated hereby, including, without limitation, the Merger. Parent, Merger Sub and the Company agree that the Company is not making any representation or warranty with respect to (a) the qualification of the


                                      37.

issuance of the shares of Parent Common Stock in connection with its Merger as a transaction pursuant to Regulation D or (b) the accuracy or completeness of any information supplied by Parent or Merger Sub to be included in the Information Statement.

      5.12 PRE-CLOSING OPERATIONS OF MERGER SUB. During the Pre-Closing Period, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

      5.13 PAYMENT OF LIABILITIES. At Closing and within thirty (30) days following the Closing Date, Parent and Merger Sub, as applicable, will pay those liabilities of the Company as specifically described in EXHIBIT N attached hereto.

      5.14 RESERVATION OF SHARES. Parent agrees to reserve and keep reserved, free from preemptive rights, out of its authorized and unissued Parent Common Stock, such number of shares of Parent Common Stock as is sufficient to provide for the issuance of the Earn-Out Payments.

      5.15 INDEMNIFICATION. Parent shall indemnify the present officers and directors of Company for a period of two (2) years from the Effective Time for events occurring prior to the Effective Time to the extent contemplated in Company's current Articles of Incorporation.

      5.16 TAX MATTERS. Prior to the Closing, (a) Parent and the Company shall execute and deliver, to Cooley Godward LLP and to McCandlish Kaine & Grant tax representation letters in substantially the form of EXHIBIT O (which will be used in connection with the legal opinions contemplated by Sections 6.5(l) and 6.17).

      5.17 TAX FREE REORGANIZATION. No party to this Agreement shall take any action, either prior to or after the Closing Date, that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under
Section 368 of the Code.

      5.18 PARENT LOAN AGREEMENT. On or before the Signing Date, Parent and the Company shall have entered into and delivered loan documents in the form attached hereto as EXHIBIT P (collectively, the "PARENT LOAN AGREEMENT").

      5.19 AUDIT. On or before June 20, 2000, the Designated Shareholders shall deliver to Parent the audited balance sheets of the Company as of December 31, 1999, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended (or such shorter period the Company may have been in existence), together with the notes thereto and the unqualified report and opinion of Keiter, Stephens, Hurst, Gary & Shreaves related thereto.

      5.20 STOCK OPTION GRANTS. Within sixty (60) days of the Closing Date, Parent shall grant stock options to purchase up to 200,000 shares of Parent Common Stock (subject to Parent's standard stock option vesting schedule) to certain of Company's current employees who after the Closing Date become employees of either Parent or Merger Sub. Such options shall be allocated pro rata among the employees according to the ratio of values as set forth on Exhibit K.


                                      38.

      5.21 TEST ITEM CONTRACT. Not later than June 30, 2001, the Designated Shareholders shall cause the amendment (as described below) of any contract between the Merger Sub (or formerly, the Company) and any Person to provide test and assessment questions which is in effect as of the Closing Date and calls for the payment of royalties by the Merger Sub in connection therewith (the "Test Item Contract"). Such amendment shall be accomplished by amending the Test Item Contract in writing signed by all the parties thereto to provide that, after June 30, 2001, (a) any new work performed thereunder shall be paid for by the Merger Sub on an hourly rate or project fee basis, (b) no royalties are further owed thereunder by the Merger Sub and (c) all test items developed thereunder can continue to be used by the Merger Sub (the "Amendment Alternative"). If the Amendment Alternative is not achieved by June 30, 2001, the Designated Shareholders shall, at their expense, (i) to the extent that any test items developed under the Test Item Contract cannot continue to be used by the Merger Sub without expense and are being used as of June 30, 2001, purchase or license for the Merger Sub's non-exclusive perpetual use substantially similar (in number and content) test items and (ii) indemnify the Merger Sub against any further liabilities with respect to the Test Item Contract. Parent and Merger Sub hereby agree to cooperate with the Designated Shareholder Representative as the Designated Shareholder Representative may reasonably request to allow the Designated Shareholder Representative to effectuate the amendment of the Test Item Contract as provided above and to take such other actions reasonably designated to minimize the liability of Merger Sub thereunder. Additionally, the Designated Shareholders hereby indemnify Parent and Merger Sub against any obligation under the Test Item Contract to issue shares of capital stock of the Company, Parent or Merger Sub after the Closing Date in consideration for any work performed.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

          The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

      6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company and the Designated Shareholders in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties other than qualifications requiring a "Material Adverse Effect" on the Company; provided, however, the parties agree that any breach or inaccuracy of a representation or warranty containing a "Material Adverse Effect" qualifier shall be deemed a material breach or inaccuracy for purposes of this sentence), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule, and without giving effect to any materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties other than qualifications requiring a "Material Adverse Effect" on the Company; provided, however, the parties agree that any breach or inaccuracy of a representation or warranty containing a "Material Adverse Effect" qualifier shall be deemed a material breach or inaccuracy for purposes of this sentence).


                                      39.

      6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company and the Designated Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

      6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote of (a) ninety-seven percent (97%) of the shares of the Company Common Stock entitled to vote with respect thereto, and (b) and to the extent not converted to the Company Common Stock at the time of the vote, ninety-seven percent (97%) of the shares of Series A Preferred Stock and Series B Preferred Stock (if not redeemed prior to the time of the vote) entitled to vote with respect thereto.

      6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

      6.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Employment Agreements in the form of EXHIBIT G, executed by the individuals identified on EXHIBIT F;

          (b) Noncompetition and Nonsolicitation Agreements in the form of EXHIBIT H executed by the individuals identified on EXHIBIT F;

          (c) a Release in the form of EXHIBIT L, executed by all (i) employees of the Company who are also shareholders of the Company and (ii) non-employee shareholders of the Company who own more than 1% of any class of Company stock;

          (d) the agreement referred to in Section 5.6;

          (e) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Disclosure Schedule);

          (f) the statement referred to in Section 5.8(a), executed by the Company;

          (g) an estoppel certificate (which may be combined with a written consent to assignment), dated as of a date not more than ten (10) days prior to the Closing Date and reasonably satisfactory in form and content to Parent, executed by the landlord in question;

          (h) a legal opinion of McCandlish Kaine & Grant dated as of the Closing Date, in the form of EXHIBIT Q;

          (i) A Voting Agreement in the form of EXHIBIT R, executed by the individuals identified in EXHIBIT S;


                                      40.

          (j) a certificate executed by the Designated Shareholders and containing the representation and warranty of each Designated Shareholder that each of the representations and warranties set forth in SECTION 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been duly satisfied (the "DESIGNATED SHAREHOLDERS' CLOSING CERTIFICATE"); and

          (k) Investor Representation Letters in the form of EXHIBIT M completed by all Company Equity Holders.

          (l) A legal opinion of Cooley Godward LLP dated as of the Closing Date and delivered to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.16.

      6.6 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.8(b).

      6.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

      6.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

      6.9 PURCHASER REPRESENTATIVE CERTIFICATE. Parent shall have received a Purchaser Representative Certificate addressed to Parent in the form of EXHIBIT T executed by the Purchaser Representative referenced in Section 5.11 hereto.

      6.10 LEGENDS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, that all technical data, computer software and Company Proprietary Assets delivered or otherwise provided or made available by or on behalf of the Company to Governmental Bodies in connection with Government Contracts have been marked with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) appropriate (under the FAR, under other applicable Legal Requirements or otherwise) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to any of such technical data, computer software or Company Proprietary Assets and to ensure that the Company has not lost or relinquished and will not lose or relinquish any material rights with respect thereto.

      6.11 TERMINATION OF EMPLOYEE PLANS. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of the benefit plans referred to in Section 5.10.


                                      41.

      6.12 ASSIGNMENT OF MATERIAL CONTRACTS. All consents to assignment required to assign all of Company's Material Contracts to Merger Sub effective upon the Closing shall have been duly executed, and copies of all such executed consents to assignment shall have been provided to Parent.

      6.13 REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement in the form of EXHIBIT U executed by Parent and the individuals identified in EXHIBIT V shall be in full force and effect.

      6.14 LOCK UP AGREEMENT. Lock Up Agreements in the form of EXHIBIT W executed by the individuals identified in EXHIBIT X shall be in full force and effect.

      6.15 DUE DILIGENCE. Parent shall be satisfied with the results of its due diligence review of Company's business and operations, financial condition, legal condition and assets.

      6.16 NO COMPANY OPTIONS OR CONVERTIBLE SECURITIES. No Company Option, warrant, Series A Preferred Stock, Series B Preferred Stock or other convertible security, whether vested or unvested or exercisable or not, shall be outstanding.

      6.17 TAX OPINION. Company and the Designated Shareholders shall have received a legal opinion of McCandlish Kaine & Grant dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.16.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

          The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

      7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties other than qualifications requiring a "Material Adverse Effect" on the Company; provided, however, the parties agree that any breach or inaccuracy of a representation or warranty containing a "Material Adverse Effect" qualifier shall be deemed a material breach or inaccuracy for purposes of this sentence), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties other than qualifications requiring a "Material Adverse Effect" on the Company; provided, however, the parties agree that any breach or inaccuracy of a representation or warranty containing a "Material Adverse Effect" qualifier shall be deemed a material breach or inaccuracy for purposes of this sentence).

      7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.


                                      42.

      7.3 CONSENTS. All Consents required to be obtained by Parent or Merger Sub in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

      7.4 DOCUMENTS. The Company and certain Employees who are parties to some of the documents described below shall have received the following documents, each of which shall be in full force and effect:

          (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of EXHIBIT Z;

          (b) Employment Agreements in the form of EXHIBIT G, executed by those employees of Company listed on EXHIBIT F attached hereto; and

          (c) a certificate executed by Parent and Merger Sub and containing the representation and warranty of each Parent and Merger Sub that each of the representations and warranties set forth in SECTION 3 above is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 7.1 and 7.2 above have been duly satisfied (the "PARENT AND MERGER SUB CLOSING CERTIFICATE").

      7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

      7.6 REGISTRATION RIGHTS CONTRACTS. A Registration Rights Agreement in the form of EXHIBIT U executed by Parent and the individuals identified in EXHIBIT V shall be in full force and effect.

      7.7 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging, or seeking the recovery of a material amount of damages in connection with, the Merger or (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Surviving Corporation.

SECTION 8. TERMINATION

      8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

          (a) by Parent at or after the Scheduled Closing Time if any condition set forth in SECTION 6 has not been satisfied by the Scheduled Closing Time;

          (b) by the Company at or after the Scheduled Closing Time if any condition set forth in SECTION 7 has not been satisfied by the Scheduled Closing Time;

          (c) by Parent if the Closing has not taken place on or before August 24, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);


                                      43.

          (d) by the Company if the Closing has not taken place on or before August 24, 2000 (other than as a result of the failure on the part of the Company or any of the Designated Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (e) by the mutual written consent of Parent and the Company;

          (f) by the Parent if Company is in violation or default of the Parent Loan Agreement; and

          (g) by the Company if Parent is in violation or default of the Parent Loan Agreement.

      8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to
Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

      8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
SECTION 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4. If Company or any of the Designated Shareholders terminate this Agreement in a manner other than as specifically permitted in Sections 8.1(b), 8.1(d), 8.1(e) or 8.1(g) then within three (3) business days of such termination, the Company shall pay Parent via wire transfer in immediately available funds a non-refundable fee of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000).

SECTION 9. INDEMNIFICATION, ETC. BY DESIGNATED SHAREHOLDERS

      9.1 SURVIVAL OF REPRESENTATIONS, ETC.

          (a) The representations and warranties made by the Designated Shareholders (including the representations and warranties set forth in SECTION 2 and the representations and warranties set forth in the Designated Shareholders' Closing Certificate) shall survive the Closing and shall expire on the eighteen (18) month anniversary of the Closing Date; provided, however, that if, at any time prior to the eighteen (18) month anniversary of the Closing Date, any Indemnitee delivers to the Designated Shareholders' Agent (as defined in Section 10.1 below) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Designated Shareholders (and setting forth the basis for such Indemnitee's belief that such an inaccuracy or breach may exist and to the extent then available or reasonable calculable an estimate as to the amount of Damages) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim


                                      44.

asserted in such notice shall survive the eighteen (18) month anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease, provided, however, the parties agree that agreements of Parent and Merger Sub set forth herein to perform under this Agreement following the Closing shall survive the Closing.

          (b) The representations, warranties, covenants and obligations of the Company and the Designated Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives, except as otherwise set forth in the last sentence of Section 4.3(b).

          (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Designated Shareholders in this Agreement; provided, however, each such statement or item must be reasonably interpreted in the context of all information set forth in the Disclosure Statement and any update thereof.

      9.2 INDEMNIFICATION BY DESIGNATED SHAREHOLDERS.

          (a) From and after the Effective Time (but subject to Section 9.1), the Designated Shareholders, jointly and severally, (except as to the representations set forth in Sections 2.18 and 2.19(c), as to which the liability of the Designated Shareholders is several only) shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in SECTION 2 or in the Designated Shareholders' Closing Certificate; (ii) any breach of any covenant or obligation of the Company or any of the Designated Shareholders (including the covenants set forth in SECTION 4 and SECTION 5); and (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this SECTION 9); (iv) any Test Item Contract or any agreement or understanding related thereto (except for the payment of any royalties up to $50,000 on test items pre-existing the Closing Date produced under the ARSI Contract); (v) any Reseller Agreements in existence as of the Closing (except as to any accounts receivable of the Company owed in connection therewith); (vi) any claim Test.Com Inc. or any of its affiliates or assigns may have against Company or any of its successors or assigns; or (vii) any instance in which the Company has at any time prior to the Effective Time infringed, misappropriated or made any unlawful use of any Proprietary Asset owned by any other Person.

          (b) The Designated Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or


                                      45.

obligation, then (without limiting any of the rights of Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach; provided, however, under no circumstances shall two or more Indemnitees be entitled to recover duplicative Damages if the payment of Damages to one Indemnitee reasonable inures to the benefit of the other Indemnitees.

          (c) The parties hereby agree that in lieu of recovery from the Designated Shareholders pursuant to this SECTION 9, Parent shall have the right to satisfy indemnification obligations hereunder by set-off of amounts otherwise payable or shares of Parent Common Stock otherwise issuable to the Company Equity Holders (and not just the Designated Shareholders) pursuant to Sections 1.5(a)(iv) and 1.5(c); and (i) the Indemnitees are required to offset under
Section 1.5(a)(iv) prior to any recovery from Designated Shareholders pursuant thereto, and (ii) the Indemnitees are required to offset under Section 1.5(c) to the extent, as of the time recovery hereunder is sought, Earn-Out Shares have actually been earned (but not yet paid) and not already setoff. For purposes of such offset, each share of Parent Common Stock shall be valued at the average of the closing sales price as reported in the NASDAQ National Market for trading dates described in Section 1.5 for each category of Parent Common Stock described therein. If any Damages are not so satisfied by the offset of the Hold-Back Shares and the Earn-Out Payments, the balance thereof (the "Excess Damages") shall then be recoverable from the Designated Shareholders, subject to the limitations described in this SECTION 9.

          (d) Notwithstanding anything to the contrary in this Agreement, the maximum liability for a given Designated Shareholder under this SECTION 9 shall be limited to the total amount of cash and Parent Common Stock that such given Designated Shareholder has actually received under this Agreement, with the Parent Common Stock being valued at the trading dates described in Section 1.5 for each category of Parent Common Stock described therein.

      9.3 THRESHOLD. The Designated Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2 for any inaccuracy in or breach of any of their representations and warranties set forth in SECTION 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds Seventy-Five Thousand Dollars ($75,000) in the aggregate.

      9.4 NO CONTRIBUTION. Each Designated Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Designated Shareholders' Closing Certificate.

      9.5 INTEREST. Any Designated Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this SECTION 9 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages


                                      46.

(for the period commencing as of the date on which such Designated Shareholder first received written notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Designated Shareholder to such Indemnitee is fully satisfied by such Designated Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

      9.6 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement or threatened assertion or commencement by any third party Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Indemnitee) (the "THIRD PARTY CLAIM") with respect to which any of the Designated Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
SECTION 9, the following procedures shall be followed:

          (a) Any Indemnitee who has a notice of a Third Party Claim shall promptly notify the Designated Shareholders' Agent thereof in writing; provided, however, that no delay on the part of the Indemnitee in notifying the Designated Shareholders' Agent shall relieve the Designated Shareholders from any obligation hereunder unless, and then only to the extent, the Designated Shareholders thereby are materially prejudiced in defending any such claim.

The Designated Shareholders shall have the right, at their sole cost and expense, to assume the defense of the Third Party Claim with counsel of their choice reasonably satisfactory to the Indemnitee, so long as the Designated Shareholders' Agent notifies the Indemnitee in writing within the earlier of (i) if the Indemnitee has given the Designated Shareholders' Agent reasonable notice of the Third Party Claim ten (10) days before the date of any required legal response, or (ii) 30 days after the Indemnitee has given notice of the Third Party Claim, that the Designated Shareholders elect to assume such defense. In assuming such defense, the Designated Shareholders must conduct the defense of t he Third Party Claim reasonably and diligently thereafter in order to preserve their rights hereunder, and provided, further, that the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. Once the Designated Shareholders have elected to assume and reasonably and diligently continue to conduct the defense as described above, the Indemnitee shall no longer be entitled to any reimbursement for any fees or expense related to defense of such action unless the Indemnitee is permitted to assume the defense of the Third Party Claim, as provided in
Section 9.6(c) below. Notwithstanding the foregoing, the Indemnitee may retain counsel and assume the defense of a Third Party Claim, the costs and expenses of which shall be reimbursable pursuant to this Section 9, in the event the parties to the action or proceeding involve both the Indemnitee and one or more of the Equity Holders or if the Indemnitee otherwise reasonably determines upon advice of counsel there exists a conflict of interests such that legal representation of both the Indemnitee and any of the Equity Holders in such action or proceeding would be inappropriate under applicable standards of professional conduct.

          (b) So long as the Designated Shareholders are eligible to elect to assume, or have elected to assume and are conducting, the defense of the Third Party Claim in accordance with Section 9.6(a) above, (i) the Indemnitee will not consent to or permit the entry of any judgment or enter into any settlement with respect to the Third Party Claim without prior written consent of the Designated Shareholders, which consent shall not be unreasonably withheld, (ii) the Designated Shareholders shall have the right to consent to the entry of any monetary


                                      47.

judgment or enter into any monetary settlement with respect to the Third Party Claim so long as the Designated Shareholders shall have received the prior written consent of the Indemnitee which consent will not be unreasonably withheld or delayed and so long as the Designated Shareholders pay completely for the judgment or settlement, and (iii) the Indemnitee shall cooperate with the Designated Shareholders and their counsel in the defense against or compromise of any such claim.

          (c) In the event the Designated Shareholders do not assume, or if assumed conduct, the defense of the Third Party Claim in accordance with Section 9.6(a) above, (i) the Indemnitee may defend against, and consent to the entry of any judgment or enter in to any settlement with respect to the Third Party Claim in any manner reasonably appropriate and the Indemnitee need not consult with, or obtain any consent from the Designated Shareholders in connection therewith,
(ii) the Designated Shareholders will reimburse the Indemnitee promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorney's fees and expense), and (iii) the Designated Shareholders will remain responsible for any Damages the Indemnitee may suffer resulting from, arising out of, or otherwise relating to the Third Party Claim subject to the limitations of this SECTION 9.

      9.7 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

      9.8 TAX CHARACTER. To the extent possible, any payments pursuant to this
SECTION 9 shall be treated for federal and state income tax purposes as adjustments to the purchase price for the Company Common Stock. Parent and Designated Shareholders agree that they shall report such payment on all Tax Returns consistently with such characterization.

SECTION 10. MISCELLANEOUS PROVISIONS

      10.1 DESIGNATED SHAREHOLDERS' AGENT.

           (a) The Designated Shareholders hereby irrevocably appoint Hardwicke as their agent for purposes of SECTION 9 (the "DESIGNATED SHAREHOLDERS' AGENT"), and Hardwicke hereby accepts appointment as the Designated Shareholders' Agent. Parent shall be entitled to deal exclusively with the Designated Shareholders' Agent on all matters relating to SECTION 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Designated Shareholder by the Designated Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Designated Shareholder by the Designated Shareholders' Agent, as fully binding upon such Designated Shareholder with respect to SECTION 9. Additionally, the Designated Shareholders' Agent shall have the power to act on behalf of all the Equity Holders in connection with any claims Equity Holders may have against Parent or Merger Sub that specifically relate to the covenants set forth in Sections 5.7, 5.13, 5.14, 5.15 and 5.20 of this Agreement. If the Designated Shareholders' Agent desires to resign, he shall appoint from among the other Designated Shareholders a successor who shall agree in writing to accept such


                                      48.

appointment and no resignation of a Designated Shareholders' Agent shall be effective until such successor shall have agreed in writing to such appointment. If the Designated Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Designated Shareholders, then the Designated Shareholders shall, within ten (10) days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "DESIGNATED SHAREHOLDERS' AGENT" for purposes of SECTION 10 and this Section
10.1. If for any reason there is no Designated Shareholders' Agent at any time, all references herein to the Designated Shareholders' Agent shall be deemed to refer to the Designated Shareholders.

           (b) Each Designated Shareholder has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Designated Shareholders' Agent as such person's true and lawful attorney in fact and agent, for such person and in such person's name (i) to receive all notices and communications directed to such Designated Shareholders' Agent under SECTION 9 above and to take any action (or to determine to take no action) with respect thereto as he may deem appropriate as effectively as such Designated Shareholder could act for himself or herself, including without limitation, the settlement or compromise of any dispute or controversy and to
(ii) execute and deliver all instruments and documents of every kind incident to the foregoing for all intents and purposes and with the same effect as such Designated Shareholder could do personally, and each such Designated Shareholder hereby ratifies and confirms as his or her own act, all that the Designated Shareholders' Agent shall do or cause to be done pursuant to the provisions hereof.

           (c) The death or incapacity of any Designated Shareholder shall not terminate the authority and agency of the Designated Shareholders' Agent.

           (d) The Designated Shareholders, jointly and severally, hereby agree to indemnify the Designated Shareholders' Agent and to hold him harmless against any Damages incurred without bad faith or willful misconduct on the party of the Designated Shareholders' Agent and arising out of or in connection with his duties as Designated Shareholders' Agent, including the costs and expenses incurred by such Designated Shareholders' Agent in defending against any claim of liability in connection herewith. Any such Damages, cost or expense shall be apportioned among the Designated Shareholders according to the proportionate interest of each based on their respective ownership of Company Common Stock immediately prior to the Closing among themselves.

           (e) In order to induce the Designated Shareholders' Agent to act in such capacity, it is agreed by all of the Designated Shareholders that the Designated Shareholders' Agent:

               (i) shall not be under any duty to give greater consideration to the interest of any Designated Shareholder or Shareholders than to that of any other Designated Shareholder or Shareholders;

               (ii) may act in reliance upon any instrument or signature believed by him to be genuine and may assume that any writing purportedly given by an Designated Shareholder in connection with this Agreement has been given by such Designated Shareholder;


                                      49.

               (iii) shall not be liable for any mistake of fact or error in judgment or for any acts or omissions of any kind unless caused by his bad faith, or willful misconduct;

               (iv) shall not be required to make any representation as to the validity, value or genuineness of any document or instrument held by him or delivered by him; and

               (v) shall not be obligated to risk his own funds in the course of performing as Designated Shareholders' Agent.

      10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

      10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger.

      10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

      10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

           IF TO PARENT:
           Lightspan, Inc.
           10140 Campus Point Drive
           San Diego, CA 92121
           Attention:  Merritt Farren and Kathleen R. McElwee
           Fax:  (310) 586-6568 and (858) 824-8313


                                      50.

           WITH COPIES TO:

           Christopher J. Kearns, Esq.
           Cooley Godward LLP
           4365 Executive Drive, Suite 1100
           San Diego, CA 92121-2128
           Fax:  (858) 453-3555

           IF TO THE COMPANY:

           Educator, Inc.
           6800 Paragon Place, Suite 237
           Richmond, VA  23230
           Attention:  Susan B. Hardwicke, President
           Fax:  (804) 282-3066

           IF TO ANY OF THE DESIGNATED SHAREHOLDERS:

           6800 Paragon Place, Suite 237
           Richmond, VA  23230
           Attention:  Susan B. Hardwicke, Designated Shareholders'
           Agent
           Fax:  (804) 282-3066

      10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.5, on and at all times after the Closing Date, each Designated Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Designated Shareholder's possession that relates to the business of the Company or Parent; provided, however:

           (a) such Designated Shareholder may disclose confidential information if and to the extent that Parent consents in writing to such Designated Shareholder's disclosure thereof; and

           (b) such Designated Shareholder may disclose confidential information to the extent required by applicable law or governmental regulation or by valid legal process. If Designated Shareholder or any of the Designated Shareholder's Representatives is required by law or governmental regulation or by subpoena or other valid legal process to disclose any confidential information to any Person, the Designated Shareholder will immediately provide Parent with written notice of the applicable law, regulation or process so that Parent may seek a protective order or other appropriate remedy. The Designated Shareholder and its Representatives will cooperate fully with Parent and Parent's Representatives in any attempt by Parent to obtain any such protective order or other remedy.

      10.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      10.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


                                      51.

      10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

      10.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to principles of conflicts of laws). The Company: (a) irrevocably and unconditionally consents and submits to the jurisdiction of the state and federal courts located in the State of California for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (b) agrees that service of any process, summons, notice or document by U.S. mail addressed to the Company at the address set forth in Section 10.5 shall be deemed to constitute effective service thereof for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (c) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in any state or federal court located in the State of California; and (d) irrevocably and unconditionally waives the right to plead or claim, and irrevocably and unconditionally agrees not to plead or claim, that any action, suit or proceeding arising out of or relating to this letter agreement that is brought in any state or federal court located in the State of California has been brought in an inconvenient forum.

      10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Designated Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company and the Company's shareholders (to the extent set forth in Section 1.5 and SECTION 3); Parent; Merger Sub; the other Indemnitees (subject to Section 9.7); and the respective successors and assigns (if any) of the foregoing. After the Closing Date, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under SECTION 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Prior to the Closing Date, Parent may assign any or all of its rights under this Agreement, in whole or in part, in connection with the sale of at least a majority of Parent's assets or stock or involving the transfer of more than 50% of the stock interests of Parent.

      10.12 SPECIFIC PERFORMANCE. The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

      10.13 WAIVER.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or


                                      52.

remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

      10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

      10.16 PARTIES IN INTEREST. Except for the provisions of Sections 1.5, 10.1 and SECTION 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

      10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement and the No Shop Letter Agreement between Parent and Company dated February 18, 2000 and May 5, 2000, respectively, shall not be superseded by this Agreement and shall remain in effect in accordance with their terms until the Effective Time.

      10.18 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "INCLUDE" and "INCLUDING," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "WITHOUT LIMITATION."


                                      53.

            (d) Except as otherwise indicated, all references in this Agreement to "SECTIONS" and "EXHIBITS" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

            (e) As used in this Agreement, the words "TO THE BEST OF THE KNOWLEDGE OF THE COMPANY" shall mean to the knowledge of the officers of the Company following diligence and investigation and the words "TO THE BEST OF THE KNOWLEDGE OF THE DESIGNATED SHAREHOLDERS" shall mean to the actual knowledge of such individuals without any independent investigation.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]


                                      54.

      The parties hereto have caused this Agreement to be executed and delivered as of May __, 2000.

                                           LIGHTSPAN, INC.,
                                           a Delaware corporation.


                                           -------------------------------------
                                           John T. Kernan
                                           Chairman and Chief Executive Officer


                                           EDUCATOR ACQUISITION, INC.,
                                           a Delaware corporation.


                                           By:
                                              ----------------------------------

                                              ----------------------------------
                                                  (Print Name and Title)

                                           EDUTEST, INC.
                                           a Virginia corporation.

                                           By:
                                              ----------------------------------

                                              ----------------------------------
                                                  (Print Name and Title)

                                           DESIGNATED SHAREHOLDERS


                                           -------------------------------------
                                           SUSAN B. HARDWICKE, PH.D.

                                           -------------------------------------
                                           EDWARD H. BERSOFF, PH.D.

                                           -------------------------------------
                                           GARY L. JONES

                                           -------------------------------------
                                           STEVEN HOY


                                     1 OF 1
                       SIGNATURE PAGE TO MERGER AGREEMENT

                                    EXHIBIT A

                             DESIGNATED SHAREHOLDERS


Name
    -----------------------------------

1.  Susan B. Hardwicke, Ph.D.
2.  Edward H. Bersoff, Ph.D.
3.  Gary L. Jones
4.  Steven Hoy

                                    EXHIBIT B

                               CERTAIN DEFINITIONS


      For purposes of the Agreement (including this Exhibit B):

      ACQUISITION TRANSACTION. "ACQUISITION TRANSACTION" shall mean any transaction involving:

            (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

            (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

            (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

      AGREEMENT. "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit B is attached (including the Disclosure Schedule), as it may be amended from time to time.

      COMPANY CONTRACT. "COMPANY CONTRACT" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

      COMPANY PROPRIETARY ASSET. "COMPANY PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

      CONSENT. "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

      CONTRACT. "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

      DAMAGES. "DAMAGES" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.


                                      B-1.

      DISCLOSURE SCHEDULE. "DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Designated Shareholders.

      ENCUMBRANCE. "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

      ENTITY. "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

      EQUITY HOLDER. "EQUITY HOLDER" shall mean any holder of Common Stock, assuming conversion of all shares of Series A Preferred Stock and Series B Preferred Stock of Company.

      EXCHANGE ACT. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      GOVERNMENT BID. "GOVERNMENT BID" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

      GOVERNMENT CONTRACT. "GOVERNMENT CONTRACT" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

      GOVERNMENTAL AUTHORIZATION. "GOVERNMENTAL AUTHORIZATION" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

      GOVERNMENTAL BODY. "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

      INDEMNITEES. "INDEMNITEES" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); and (c) the respective


                                      B-2.

successors and assigns of the Persons referred to in clauses "(a)," and "(b)" above; provided, however, that the Designated Shareholders shall not be deemed to be "INDEMNITEES."

      LEGAL PROCEEDING. "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

      LEGAL REQUIREMENT. "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

      MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "MATERIAL ADVERSE EFFECT" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the Designated Shareholders' Closing Certificate but for the presence of "MATERIAL ADVERSE EFFECT" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects taken as a whole.

      PERSON. "PERSON" shall mean any individual, Entity or Governmental Body.

      PROPRIETARY ASSET. "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

      REPRESENTATIVES. "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

      SEC. "SEC" shall mean the United States Securities and Exchange
Commission.

      SECURITIES ACT. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      TAX. "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.


                                      B-3.

      TAX RETURN. "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.


                                      B-4.

                                    EXHIBIT C



                          CERTIFICATE OF INCORPORATION

                                       OF

                           EDUCATOR ACQUISITION, INC.


        The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

        The name of this corporation is EDUCATOR ACQUISITION, INC.

                                       II.

        The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman St., Ste. 214, City of Dover, County of Kent and the name of the registered agent of the corporation in the State of Delaware at such address is National Corporate Research, Ltd.

                                      III.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

        This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one hundred shares (100), each having a par value of one-tenth of one cent ($0.001).

                                       V.

        The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

                                       VI.

        A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.




                                       1.

        B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

        The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                      VIII.

        The name and the mailing address of the Sole Incorporator is as follows:

               NAME                         MAILING ADDRESS

               Cheryl C. Dearden            Cooley Godward LLP
                                            4365 Executive Drive, Suite 1100
                                            San Diego, California 92121



        IN WITNESS WHEREOF, this Certificate has been subscribed this 30th day of MAY, 2000 by the undersigned who affirms that the statements made herein are true and correct.



                                            ------------------------------------
                                            CHERYL C. DEARDEN
                                            Sole Incorporator



                                       2.

                                    EXHIBIT D

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION


DIRECTORS
--------------------------------------------------------------------------------
1.  John T. Kernan
2.  Carl Zeiger

OFFICERS
--------------------------------------------------------------------------------
1.  John T. Kernan                  Chairman and Chief Executive Officer
2.  Carl Zeiger                     President
3.  Kathleen McElwee                Chief Financial Officer and Secretary
--------------------------------------------------------------------------------

                                    EXHIBIT E

For purposes of this Agreement, "generates revenues" or "revenues" shall mean gross revenues as recognized by the Surviving Corporation (or, as applicable, Parent) in accordance with generally accepted accounting principles, consistently applied, in a manner to the extent applicable consistent with the past revenue recognition practices of Parent; in all cases less (a) sales taxes actually collected, (b) actual shipping, handling and postage expenses, and (c) refunds actually given. In terms of calculating revenues from "Earn-Out Products," revenues attributable to such Earn-Out Products shall be limited as set forth in the definition thereof below.

For purposes of this Agreement, "Earn-Out Products" shall mean:


        (i) those products and services actually offered by the Company as of the date hereof and described below ("Existing Products"), together with subsequent derivations and versions thereof and modifications thereto, each as may be sold on a stand-alone basis by the Surviving Corporation or Parent or any wholly-owned subsidiary of Parent ("Exclusive Company Products");

        (ii) Exclusive Company Products to the extent sold as part of a multi-product/service package to customers ("Bundled Sales") together with one or more Lightspan products or services ("Lightspan Products"); provided the revenues from such Bundled Sales shall be deemed revenues from Earn-Out Products only as to that amount that is the greater of (A) the excess of such revenues over the regular sales price(s) for the Lightspan Products(s), in aggregate, included in the applicable multi-product/service package and (B) the lesser of (i) 60% of the regular sales price(s) for the Exclusive Company Products(s), in aggregate, included in the applicable multi-product/service package and (ii) the pro-rata amount (based on the relative regular sales prices of the particular Exclusive Company Product(s) and Lightspan Product(s)) of the revenues from such Bundled Sales attributable to the Exclusive Company Products, in aggregate, included in the applicable multi-product/service package;


        (iii) professional development services related solely and directly to Exclusive Company Products which train teachers and administrators to use the Exclusive Company Products, whether sold alone or as part of Bundled Products (but not professional development or other services related to Lightspan Products or offered by Lightspan other than for the purposes of training teachers and administrators in connection with Exclusive Company Products); provided only 50% of revenues from such professional development services shall be deemed to be revenues from Earn-Out Products for purposes of the Agreement, and provided also the maximum amount of revenues from any particular sale of such professional development services recognizable for this purpose (i.e. of which 50% would be deemed Earn-Out Product Revenues) shall be 25% of the end-user sale price of the underlying Exclusive Company Product(s) related to such sale.

Notwithstanding any of the foregoing, in the event Parent uses technology from or other element of Exclusive Company Products to enhance Lightspan Products, or integrates technology from other elements of Exclusive Company Products in Lightspan Products, such use or integration shall not cause such Lightspan Products to be deemed all or any part Exclusive Company Product, and no revenues generated from sales of such Lightspan Products shall constitute revenues from Earn-Out Products.


Existing Products:  _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________

                                    EXHIBIT F

                           PERSONS TO SIGN EMPLOYMENT,
                  NONCOMPETITION AND NONSOLICITATION AGREEMENTS


Name
--------------------------------------------------------------------------------
1.  Susan B. Hardwicke, Ph.D.
2.  Robert Springer
3.  Jon Larsen
4.  Shelly deButts
5.  Steven Hoy, if he continues as an
employee of Merger Sub after the
Effective Time

                                   EXHIBIT G



                                 [for Hardwicke]

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is being entered into effective as of _________________ by and between ____________ ("Employee") and LIGHTSPAN, INC., a Delaware corporation (the "Company"). Those capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined herein).


                                    RECITALS

        A. As a stockholder and employee of EDUTEST, INC. ("Edutest"), Employee obtained extensive and valuable knowledge and confidential information concerning the businesses of Edutest.

        B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of ________________ (the "Merger Agreement") by and among the Company, Merger Sub, and Edutest, the Company will, through its wholly owned subsidiary Merger Sub, acquire Edutest. Except as otherwise expressly provided herein, this Agreement will only become effective as of the Closing Date.

        C. In connection with the acquisition of Edutest by the Company pursuant to the Merger Agreement, and to enable the Company to secure more fully the benefits of such acquisition, the Company has required as a condition to the consummation of such acquisition, that Employee enter into this Agreement; and Employee is entering into this Agreement in order to induce the Company to consummate the acquisition contemplated by the Merger Agreement and in exchange for the benefits provided herein.


                                    AGREEMENT

1. TERM AND TERMINATION. Effective as of the Closing Date, the Company hereby employs Employee and Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement and the terms and conditions of the Employee Propriety Information and Inventions Agreement attached as EXHIBIT A to be entered into concurrently herewith.

               The term of Employee's employment with the Company shall be for one (1) year from the effective date of this Agreement (the "Term"); provided, however, the Company may, at its option and in its sole discretion, not later than 30 days prior to the end of the Term, extend the Term for an additional, successive one (1) year period (the "Renewal Term") on the same terms and conditions as are applicable during the initial year of the Term, subject only to such appropriate increases in salary as the parties may agree upon.

        (a) Notwithstanding the foregoing, the Company may terminate immediately the Employee's employment with the Company with Cause (as defined herein) upon written notice to the Employee. For purposes of this Agreement, Cause will be defined as:

            (i) Employee's repeated failure to perform satisfactorily Employee's job duties under this Agreement; provided that for purposes of this subsection
(i), "repeated" shall not be less than two (2) performance failures which have not been cured by Employee within seven (7) business days after the Company's written notice to Employee of such failure;

            (ii) Employee's failure to comply with all material applicable laws in performing Employee's job duties or in directing the conduct of the Company's business;

            (iii) Employee's commission of any felony or intentionally fraudulent or other act against the Company, or its affiliates, employees, agents or customers which demonstrates Employee's untrustworthiness or lack of integrity;

            (iv) Employee's participation in any activity which is directly competitive with or intentionally injurious to the Company or any of its affiliates or which violates the terms of Employee's Proprietary Information and Inventions Agreement; or

            (v) Employee's commission of any fraud against the Company or any of its affiliates or use or intentional appropriation for Employee's personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.

        (b) In the event that the Company terminates Employee without Cause, the Company shall pay Employee, subject to execution by Employee of a Release releasing Company from any and all claims by Employee, a severance payment equal to the amount of Employee's unpaid salary for the remainder of the Term, less all required deductions and withholdings.

2. NON-COMPETITION. Except with the prior written consent of the Company's Board of Directors, the Employee will not, during the Term of this Agreement, and any period during which the Employee is receiving compensation or any other consideration from the Company, engage in competition with the Company or any of its affiliates, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the same field of use or which otherwise compete with the products or services or proposed products or services of the Company.

3. TITLE/DUTIES. Employee shall have the title of Vice President of the Company and President of Edutest and shall serve in such other capacity or capacities as the Company may from time to time prescribe. Employee shall report to the Executive Vice President - Internet and Broadband Services of the Company. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with her position, consistent with the bylaws of the Company and as required by the Company's Board of Directors. Except for business trips necessary or appropriate for the proper performance of her services and duties hereunder, Employee shall perform such services in the Richmond, Virginia metropolitan area.

4. POLICIES AND PRACTICES. The employment relationship between the parties shall be governed by the policies and practices established by the Company from time to time. Employee will acknowledge in writing that she has read the Employee Handbook, which will govern the terms and conditions of her employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Employee Handbook, this Agreement shall control.

5. BASE SALARY AND BENEFITS. During the term of Employee's employment, Employee shall receive an annual salary of _______________________ ($______________), less payroll deductions and all required withholdings. Employee will be a full time employee and will be paid bi-weekly. Except as otherwise provided herein, Employee will be eligible for the standard Company benefits provided to senior management pursuant to the terms of the Plans. The Company may modify benefits from time to time as it deems necessary.

        (a) VACATION. Notwithstanding the foregoing, Employee shall be entitled to (a) four (4) weeks of paid vacation annually, plus (b) all vacation time that Employee has accrued as an employee of Edutest, which shall carryover and shall be available to Employee during the Term as additional paid vacation time.

        (b) BONUS. In addition to the annual salary payable pursuant to this
Section 5, Employee shall be entitled to a bonus of $100,000 which shall be calculated and payable as follows:

            [Specify]

6. DEATH. In the event of the death of Employee during the Term, the Company shall pay, or cause to be paid, to any one or more beneficiaries designated by Employee pursuant to notice to the Company, or failing such designation, to Employee's estate, the salary and any accrued but unpaid benefits earned by Employee through the date on which Employee's death occurs, and all other amounts provided for in this Agreement.

7. DISABILITY. In the event that Employee shall become, by reason of physical or mental disability, incapable of performing her duties and services as provided herein with or without reasonable accommodation, and such incapacity(ies) shall continue for a period of time equal to sixty (60) days, the Company shall have the right to terminate Employee's employment hereunder by giving her written notice of such termination, and, thereafter, Employee's employment hereunder shall terminate in accordance with such notice. In the event of such disability, the Company shall pay, or cause to be paid, to Employee the salary and any accrued by unpaid benefits earned by Employee through the date of termination of employment, and all other amounts provided for in this Agreement.

8. STOCK OPTIONS. Pursuant to a separate Stock Option Agreement and the Company's 2000 Equity Incentive Plan (the "Incentive Plan"), upon commencement of employment, the Employee will be granted stock options (the "Options") to purchase _________________ (_______) shares of the Common Stock of the Company. The Options will be priced at the fair market value on the date of the grant. The Options will vest as provided in the Incentive Plan and the Stock Option Agreement.

9. INTEGRATION. The parties agree that this Agreement acknowledges, amends, restates and supersedes any prior employment agreement between Employee and Edutest. Except as otherwise provided herein, all prior employment agreements between Employee and Edutest shall terminate and have no further effect as of the Closing Date.

10. AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Employee and the Company (or any successor to the Company).

11. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Virginia (without giving effect to principles of conflicts of laws).

12. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law, including but not limited to Virginia Code Ann. Section 8.01-581.06. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in Fairfax County, Virginia under the then existing AAA employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

EMPLOYEE HAS READ Section 12 AND IRREVOCABLY AGREES TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE. ______ (EMPLOYEE'S INITIALS)

        IN WITNESS WHEREOF, Employee has duly executed and delivered this Agreement as of the date first above written.


                                    ___________________________________________
                                    EMPLOYEE


                                    Address: __________________________________

                                    Telephone No.: (   ) ____________

                                    Facsimile: (   ) ________________


                                    LIGHTSPAN, INC.


                                    ___________________________________________
                                    [SIGNATORY]

                                    EXHIBIT A

                                 LIGHTSPAN, INC.

                        EMPLOYEE PROPRIETARY INFORMATION

                            AND INVENTIONS AGREEMENT

        In consideration of my employment or continued employment by LIGHTSPAN, INC. (the "COMPANY"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.      NONDISCLOSURE.

        1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and for a period of two years thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.      ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS").

If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

        2.4 NONASSIGNABLE INVENTIONS. I recognize that, this Agreement will not be deemed to require assignment of any invention that was developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

6. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

8. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

9.      GENERAL PROVISIONS.

        9.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the Commonwealth of Virginia, as such laws are applied to agreements entered into and to be performed entirely within Virginia between Virginia residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Fairfax County, Virginia for any lawsuit filed there against me by Company arising from or related to this Agreement.

        9.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        9.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        9.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        9.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment pursuant to the terms of my Employment Agreement with the Company.

        9.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        9.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement and the Employment Agreement to which it is attached represent is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersede and merge all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: ___________, 20__.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated: _____________________


_______________________________________
(SIGNATURE)

_______________________________________
(PRINTED NAME)


ACCEPTED AND AGREED TO:




By: ___________________________________

Title: ________________________________

_______________________________________
(Address)

_______________________________________

Dated: _____________________

                                    EXHIBIT A



TO:       LIGHTSPAN, INC.

FROM:________________________

DATE:     _______________________

SUBJECT:  PREVIOUS INVENTIONS



        1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by LIGHTSPAN, Inc. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]  No inventions or improvements.

        [ ]  See below:

             ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________

[ ]     Additional sheets attached.



        2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

        INVENTION OR IMPROVEMENT         PARTY(IES)              RELATIONSHIP

1.      ________________________    ___________________    _______________________

2.      ________________________    ___________________    _______________________

3.      ________________________    ___________________    _______________________

[ ]     Additional sheets attached.

                                   EXHIBIT G



                                  [FOR LARSEN]

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is being entered into effective as of _________________ by and between ____________ ("Employee") and LIGHTSPAN, INC., a Delaware corporation (the "Company"). Those capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined herein).


                                    RECITALS

        A. As a stockholder and employee of EDUTEST, INC. ("Edutest"), Employee obtained extensive and valuable knowledge and confidential information concerning the businesses of Edutest.

        B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of ________________ (the "Merger Agreement") by and among the Company, Merger Sub, and Edutest, the Company will, through its wholly owned subsidiary Merger Sub, acquire Edutest. Except as otherwise expressly provided herein, this Agreement will only become effective as of the Closing Date.

        C. In connection with the acquisition of Edutest by the Company pursuant to the Merger Agreement, and to enable the Company to secure more fully the benefits of such acquisition, the Company has required as a condition to the consummation of such acquisition, that Employee enter into this Agreement; and Employee is entering into this Agreement in order to induce the Company to consummate the acquisition contemplated by the Merger Agreement and in exchange for the benefits provided herein.


                                    AGREEMENT

1. TERM AND TERMINATION. Effective as of the Closing Date, the Company hereby employs Employee and Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement and the terms and conditions of the Employee Propriety Information and Inventions Agreement attached as Exhibit A to be entered into concurrently herewith.

               The term of Employee's employment with the Company shall be for one (1) year from the effective date of this Agreement (the "Term"); provided, however, the Company may, at its option and in its sole discretion, not later than 30 days prior to the end of the Term, extend the Term for an additional, successive one (1) year period (the "Renewal Term") on the same terms and conditions as are applicable during the initial year of the Term, subject only to such appropriate increases in salary as the parties may agree upon.

        (a) Notwithstanding the foregoing, the Company may terminate immediately the Employee's employment with the Company with Cause (as defined herein) upon written notice to the Employee. For purposes of this Agreement, Cause will be defined as:

            (i) Employee's repeated failure to perform satisfactorily Employee's job duties under this Agreement; provided that for purposes of this subsection
(i), "repeated" shall not be less than two (2) performance failures which have not been cured by Employee within seven (7) business days after the Company's written notice to Employee of such failure;

            (ii) Employee's failure to comply with all material applicable laws in performing Employee's job duties or in directing the conduct of the Company's business;

            (iii) Employee's commission of any felony or intentionally fraudulent or other act against the Company, or its affiliates, employees, agents or customers which demonstrates Employee's untrustworthiness or lack of integrity;

            (iv) Employee's participation in any activity which is directly competitive with or intentionally injurious to the Company or any of its affiliates or which violates the terms of Employee's Proprietary Information and Inventions Agreement; or

            (v) Employee's commission of any fraud against the Company or any of its affiliates or use or intentional appropriation for Employee's personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.

        (b) In the event that the Company terminates Employee without Cause, the Company shall pay Employee, subject to execution by Employee of a Release releasing Company from any and all claims by Employee, a severance payment equal to the amount of Employee's unpaid salary for the remainder of the Term, less all required deductions and withholdings.

2. NON-COMPETITION. Except with the prior written consent of the Company's Board of Directors, the Employee will not, during the Term of this Agreement, and any period during which the Employee is receiving compensation or any other consideration from the Company, engage in competition with the Company or any of its affiliates, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products or services which are in the same field of use or which otherwise compete with the products or services or proposed products or services of the Company.

3. TITLE/DUTIES. Employee shall have the title of _____________________ and shall serve in such other capacity or capacities as the Company may from time to time prescribe. Employee shall report to the _______________________- of the Company. Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with his position, consistent with the bylaws of the Company and as required by the Company's Board of Directors. Except for business trips necessary or appropriate for the proper performance of his services and duties hereunder, Employee shall perform such services in the Richmond, Virginia metropolitan area.

4. POLICIES AND PRACTICES. The employment relationship between the parties shall be governed by the policies and practices established by the Company from time to time. Employee will acknowledge in writing that she has read the Employee Handbook, which will govern the terms and conditions of his employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Employee Handbook, this Agreement shall control.

5. BASE SALARY AND BENEFITS. During the term of Employee's employment, Employee shall receive an annual salary of _______________________ ($______________), less payroll deductions and all required withholdings. Employee will be a full time employee and will be paid bi-weekly. Except as otherwise provided herein, Employee will be eligible for the standard Company benefits provided to senior management pursuant to the terms of the Plans. The Company may modify benefits from time to time as it deems necessary. Notwithstanding the foregoing, Employee shall be entitled to (a) two (2) weeks of paid vacation annually, plus (b) all vacation time that Employee has accrued as an employee of Edutest, which shall carryover and shall be available to Employee during the Term as additional paid vacation time.

6. DEATH. In the event of the death of Employee during the Term, the Company shall pay, or cause to be paid, to any one or more beneficiaries designated by Employee pursuant to notice to the Company, or failing such designation, to Employee's estate, the salary and any accrued but unpaid benefits earned by Employee through the date on which Employee's death occurs.

7. DISABILITY. In the event that Employee shall become, by reason of physical or mental disability, incapable of performing his duties and services as provided herein with or without reasonable accommodation, and such incapacity(ies) shall continue for a period of time equal to sixty (60) days, the Company shall have the right to terminate Employee's employment hereunder by giving him written notice of such termination, and, thereafter, Employee's employment hereunder shall terminate in accordance with such notice. In the event of such disability, the Company shall pay, or cause to be paid, to Employee the salary and any accrued by unpaid benefits earned by Employee through the date of termination of employment, and all other amounts provided for in this Agreement.

8. STOCK OPTIONS. Pursuant to a separate Stock Option Agreement and the Company's 2000 Equity Incentive Plan (the "INCENTIVE PLAN") and subject to Board approval, upon commencement of employment, the Employee will be granted stock options (the "OPTIONS") to purchase _________________ (_______) shares of the Common Stock of the Company. The Options will be priced at the fair market value on the date of the grant. The Options will vest as provided in the Incentive Plan and the Stock Option Agreement.

9. INTEGRATION. The parties agree that this Agreement acknowledges, amends, restates and supercedes any prior employment agreement between Employee and Edutest. Except as otherwise provided herein, all prior employment agreements between Employee and Edutest shall terminate and have no further effect as of the Closing Date.

10. AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Employee and the Company (or any successor to the Company).

11. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Virginia (without giving effect to principles of conflicts of laws).

12. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law, including but not limited to Virginia Code Ann. Section 8.01-581.06. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in Fairfax County, Virginia under the then existing AAA employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

EMPLOYEE HAS READ Section 12 AND IRREVOCABLY AGREES TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE. ______ (EMPLOYEE'S INITIALS)

        IN WITNESS WHEREOF, Employee has duly executed and delivered this Agreement as of the date first above written.



                                    ____________________________________________
                                    EMPLOYEE


                                    Address: ___________________________________

                                    Telephone No.: (   ) ____________

                                    Facsimile: (   ) ________________


                                    LIGHTSPAN, INC.


                                    ____________________________________________
                                    [SIGNATORY]

                                    EXHIBIT A



                                 LIGHTSPAN, INC.

                        EMPLOYEE PROPRIETARY INFORMATION

                            AND INVENTIONS AGREEMENT

        In consideration of my employment or continued employment by LIGHTSPAN, INC. (the "COMPANY"), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.      NONDISCLOSURE.

        1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and for a period of one year thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.      ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS").

If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

        2.4 NONASSIGNABLE INVENTIONS. I recognize that, this Agreement will not be deemed to require assignment of any invention that was developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company.

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

5. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

6. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

7. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

8. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

9.      GENERAL PROVISIONS.

        9.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the Commonwealth of Virginia, as such laws are applied to agreements entered into and to be performed entirely within Virginia between Virginia residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Fairfax County, Virginia for any lawsuit filed there against me by Company arising from or related to this Agreement.

        9.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        9.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        9.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        9.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment pursuant to the terms of my Employment Agreement with the Company.

        9.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        9.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement and the Employment Agreement to which it is attached represent is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersede and merge all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: ___________, 20__.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.


Dated: _____________________


_______________________________________
(SIGNATURE)

_______________________________________
(PRINTED NAME)


ACCEPTED AND AGREED TO:




By: ___________________________________

Title: ________________________________

_______________________________________
(Address)

_______________________________________

Dated: _____________________

                                    EXHIBIT A



TO:       LIGHTSPAN, INC.

FROM: _____________________

DATE:     ________________________

SUBJECT:  PREVIOUS INVENTIONS


        1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by LIGHTSPAN, INC. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]  No inventions or improvements.

        [ ]  See below:

             ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________


[ ]     Additional sheets attached.


        2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

        INVENTION OR IMPROVEMENT         PARTY(ies)              RELATIONSHIP

1.      ________________________    ___________________    _______________________

2.      ________________________    ___________________    _______________________

3.      ________________________    ___________________    _______________________

[ ]     Additional sheets attached.

                                   EXHIBIT H



                   NONCOMPETITION AND NONSOLICIATION AGREEMENT

        THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT ("AGREEMENT") is being entered into effective as of _________________ by and between SUSAN HARDWICKE ("Employee") and LIGHTSPAN, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Section 19 and those capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined herein).


                                    RECITALS

        A. As a stockholder and employee of EDUTEST, INC. ("Edutest"), Employee obtained extensive and valuable knowledge and confidential information concerning the businesses of Edutest.

        B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of May 24, 2000 (the "Merger Agreement") by and among the Company, Merger Sub, and Edutest, the Company will, through its wholly owned subsidiary, acquire Edutest. Except as otherwise expressly provided herein, this Agreement will only become effective as of the Closing Date.

        C. In connection with the acquisition of Edutest by the Company pursuant to the Merger Agreement, and to enable the Company to secure more fully the benefits of such acquisition, the Company has required as a condition to the consummation of such acquisition, that Employee enter into this Agreement; and Employee is entering into this Agreement in order to induce the Company to consummate the acquisition contemplated by the Merger Agreement. Employee agrees to comply with the restrictions set forth in this Agreement in exchange for the Company's purchase of all of Employee's shares in Edutest and the benefits provided to Employee by Company, including employment with the Company, a salary and benefits associated with such employment and stock options to purchase the Company's Common Stock.

        D. The Company and Edutest have conducted and are conducting their respective businesses on a national and international basis.


                                    AGREEMENT

In consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, Employee agrees as follows:

        1. RESTRICTION ON COMPETITION. Employee agrees that as of the date of this Agreement and through the Noncompetition Period, Employee shall not:

           (a) engage directly or indirectly in Competition in any Restricted Territory; or

           (b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person (or any division, group or other subset or operating unit of any Person) that generates or derives, from time to time




                                       1.

in a twelve-month period, more than 15% of its total sales or gross profits from in direct or indirect engagement in Competition in any Restricted Territory;

provided, however, that Employee may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that generates or derives not more than 15% of its total sales or gross profit from its direct or indirect engagement in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Employee plus the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Employee's Affiliates represent collectively less than 5% of the total number of shares of such corporation's capital stock outstanding, and
(iii) neither Employee nor any Affiliate of Employee is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

        2. NON-SOLICITATION AGREEMENT. Employee agrees that, as of the date of this Agreement and continuing through the Noncompetition Period Employee shall not, and shall not permit any of Employee's controlled Affiliates to: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee's own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with the Company, or any of their respective Affiliates. For purposes of this Section 2, "Specified Employee" shall mean any individual who: (i) is or was an employee of Edutest or any of its respective Affiliates, at any time during the 180-day period ending on the date of this Agreement, unless such individual's employment with Edutest or any of its Affiliates was terminated by Edutest or any of its Affiliates and such individual is hired by Employee to engage in activities that do not qualify such individual as engaging in Competition or (ii) (A) remains or becomes an employee of the Company, or any of their respective Affiliates or successors at any time commencing as of the date this Agreement is signed by Employee and continuing through the Noncompetition Period, and (B) engages in activities within the meaning of the word Competition on behalf of the Company, or any of their respective Affiliates or successors.

        3. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants, to and for the benefit of the Indemnitees, that, as of the date Employee signs this
Agreement: (a) Employee has full power and capacity to execute and deliver, and to perform all of Employee's obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which Employee or any of Employee's Affiliates is or may be bound, or (ii) to Employee's knowledge, any law, rule or regulation. Employee's representations and warranties shall survive the expiration of the Noncompetition Period for a period of one year (the "Survival Period").

        4. INJUNCTIVE RELIEF. Employee agrees that Employee is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Employee of this Agreement, including but not limited to, Sections 1 and 2 could not reasonably or adequately be compensated in damages at law. Therefore, notwithstanding
Section 12, Employee agrees that, in the event of any breach or threatened




                                       2.

breach by Employee of any covenant or obligation contained in this Agreement, each of the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Employee further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and Employee irrevocably waives any right Employee may have to require any Indemnitee to obtain, furnish or post any such bond or similar instrument.

        5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, Employee shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge, cost (including any cost of investigation) or expense of any nature (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time during the Noncompetition Period and the Survival Period by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time during the Noncompetition Period and the Survival Period, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Employee to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement. Any claim by an Indemnitee must be made prior to the expiration of the Survival Period.

        6. NON-EXCLUSIVITY. The rights and remedies of the Company and the other Indemnitees under this Agreement are not exclusive of or limited by any other rights or remedies which any of them may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company and the other Indemnitees under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of Employee's obligations, or the rights or remedies of the Company or any of the other Indemnitees, under the Merger Agreement; and nothing in the Merger Agreement shall limit any of Employee's obligations, or any of the rights or remedies of the Company or any of the other Indemnitees, under this Agreement. No breach on the part of the Company or Edutest of any covenant or obligation contained in the Merger Agreement, or any other agreement shall limit or otherwise affect any right or remedy of the Company or any of the other Indemnitees under this Agreement.

        7. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Virginia (without giving effect to principles of conflicts of laws)

        8. WAIVER. No failure on the part of the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of




                                       3.

the Company, or any other Indemnitee in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Agreement, or any power, right, privilege or remedy of such Indemnitee under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Employee and Employee's heirs, executors, estate, personal representatives and legal representatives. This Agreement shall be binding upon and shall inure to the benefit of the Company and the other Indemnitees. Each of the Company and the other Indemnitees may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person in connection with the sale of all or a substantial portion of the business conducted or proposed to be conducted by Edutest prior to the date of this Agreement to such other Person without obtaining the consent or approval of Employee or of any other Person. Because of the unique and personal nature of Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Employee.

        10. INTEGRATION. This Agreement forms the complete and exclusive statement of Employee's agreement with the Company regarding the subject matter hereof. The terms in this Agreement supersede any other agreements or promises made to Employee by anyone regarding the subject matter herein.

        11. FURTHER ASSURANCES. Employee shall (at Company's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at Company's sole expense) take such other actions, as any Indemnitee may reasonably request at any time (whether during the Noncompetition Period or the Survival Period) for the purpose of carrying out or evidencing any of the provisions of this Agreement.

        12. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law, including but not limited to Virginia Code Ann.
- Section 8.01-581.06. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in Fairfax County, Virginia under the then existing AAA employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.




                                       4.

EMPLOYEE HAS READ Section 12 AND IRREVOCABLY AGREES TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE. ______ (EMPLOYEE'S INITIALS)

        13. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        14. CONSTRUCTION. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Agreement, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

        15. SURVIVAL OF OBLIGATIONS. The expiration of the Noncompetition Period shall not operate to relieve Employee of any obligation or liability arising from any prior breach by Employee of any provision of this Agreement. Except as specifically provided herein, the obligations of Employee under this Agreement (including the obligations under Sections 4, 5, 6, 7, 8, 11, 18) shall survive the expiration of the Noncompetition Period until the expiration of the Survival Period, at which time all obligations of Employee to the Company shall terminate.

        16. OBLIGATIONS ABSOLUTE. Employee's obligations under this Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Company or any other Indemnitee or any other Person) of any provision of the Merger Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Company or any other Indemnitee or any other Person.

        17. AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Employee and the Company (or any successor to the Company).

        18. SEVERABILITY. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not




                                       5.

affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.

        19. DEFINED TERMS. For purposes of this Agreement:

           (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

           (b) A Person shall be deemed to be engaged in "Competition" if such Person or any of such Person's Affiliates is providing services of any nature to any entity engaged in the online assessment business or any other online educational business which competes with the Company.

           (c) "Indemnitees" shall include: (i) the Company; (ii) Edutest; (iii) the Merger Sub; (iv) each Person (other than Employee) who is or becomes an Affiliate of the Company; and (v) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)", "(iii)" and "(iv)" of this sentence.

           (d) "Noncompetition Period" shall mean the period commencing on the last day of Employee's employment with the Company ending twenty-four (24) months following the last day of Employee's employment with the Company. The Noncompetition Period shall lapse in the event the Closing does not occur.

           (e) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

           (f) "Restricted Territory" means the United States, Canada, Great Britain, and Australia.




                                       6.

        IN WITNESS WHEREOF, Employee has duly executed and delivered this Agreement as of the date first above written.



                                    ___________________________________________
                                    EMPLOYEE




                                    Address: __________________________________

                                    Telephone No.: (   ) _____________

                                    Facsimile: (   ) _________________



                                    LIGHTSPAN, INC.



                                    ___________________________________________
                                    [SIGNATORY]



                                       7.

                                   EXHIBIT H



                   NONCOMPETITION AND NONSOLICIATION AGREEMENT

        THIS NONCOMPETITION AND NONSOLICITATION AGREEMENT ("AGREEMENT") is being entered into effective as of _________________ by and between ________________ ("Employee") and LIGHTSPAN, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Section 19 and those capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement (as defined herein).


                                    RECITALS

        A. As a stockholder and employee of EDUTEST, INC. ("Edutest"), Employee obtained extensive and valuable knowledge and confidential information concerning the businesses of Edutest.

        B. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of May 24, 2000 (the "Merger Agreement") by and among the Company, Merger Sub, and Edutest, the Company will, through its wholly owned subsidiary, acquire Edutest. Except as otherwise expressly provided herein, this Agreement will only become effective as of the Closing Date.

        C. In connection with the acquisition of Edutest by the Company pursuant to the Merger Agreement, and to enable the Company to secure more fully the benefits of such acquisition, the Company has required as a condition to the consummation of such acquisition, that Employee enter into this Agreement; and Employee is entering into this Agreement in order to induce the Company to consummate the acquisition contemplated by the Merger Agreement. Employee agrees to comply with the restrictions set forth in this Agreement in exchange for the Company's purchase of all of Employee's shares in Edutest and the benefits provided to Employee by Company, including employment with the Company, a salary and benefits associated with such employment and stock options to purchase the Company's Common Stock.

        D. The Company and Edutest have conducted and are conducting their respective businesses on a national and international basis.


                                    AGREEMENT

In consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, Employee agrees as follows:

        1. RESTRICTION ON COMPETITION. Employee agrees that as of the date of this Agreement and through the Noncompetition Period, Employee shall not:

           (a) engage directly or indirectly in Competition in any Restricted Territory; or

           (b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person (or any division, group or other subset or operating unit of any Person) that generates or derives, from time to time




                                       1.

in a twelve-month period, more than 15% of its total sales or gross profits from in direct or indirect engagement in Competition in any Restricted Territory;

provided, however, that Employee may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that generates or derives not more than 15% of its total sales or gross profit from its direct or indirect engagement in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Employee plus the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Employee's Affiliates represent collectively less than 5% of the total number of shares of such corporation's capital stock outstanding, and
(iii) neither Employee nor any Affiliate of Employee is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

        2. NON-SOLICITATION AGREEMENT. Employee agrees that, as of the date of this Agreement and continuing through the Noncompetition Period Employee shall not, and shall not permit any of Employee's controlled Affiliates to: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee's own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with the Company, or any of their respective Affiliates. For purposes of this Section 2, "Specified Employee" shall mean any individual who: (i) is or was an employee of Edutest or any of its respective Affiliates, at any time during the 180-day period ending on the date of this Agreement, unless such individual's employment with Edutest or any of its Affiliates was terminated by Edutest or any of its Affiliates and such individual is hired by Employee to engage in activities that do not qualify such individual as engaging in Competition or (ii) (A) remains or becomes an employee of the Company, or any of their respective Affiliates or successors at any time commencing as of the date this Agreement is signed by Employee and continuing through the Noncompetition Period, and (B) engages in activities within the meaning of the word Competition on behalf of the Company, or any of their respective Affiliates or successors.

        3. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants, to and for the benefit of the Indemnitees, that, as of the date Employee signs this
Agreement: (a) Employee has full power and capacity to execute and deliver, and to perform all of Employee's obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which Employee or any of Employee's Affiliates is or may be bound, or (ii) to Employee's knowledge, any law, rule or regulation. Employee's representations and warranties shall survive the expiration of the Noncompetition Period for a period of one year (the "Survival Period").

        4. INJUNCTIVE RELIEF. Employee agrees that Employee is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Employee of this Agreement, including but not limited to, Sections 1 and 2 could not reasonably or adequately be compensated in damages at law. Therefore, notwithstanding
Section 12, Employee agrees that, in the event of any breach or threatened




                                       2.

breach by Employee of any covenant or obligation contained in this Agreement, each of the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Employee further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and Employee irrevocably waives any right Employee may have to require any Indemnitee to obtain, furnish or post any such bond or similar instrument.

        5. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, Employee shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge, cost (including any cost of investigation) or expense of any nature (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time during the Noncompetition Period and the Survival Period by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time during the Noncompetition Period and the Survival Period, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Employee to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement. Any claim by an Indemnitee must be made prior to the expiration of the Survival Period.

        6. NON-EXCLUSIVITY. The rights and remedies of the Company and the other Indemnitees under this Agreement are not exclusive of or limited by any other rights or remedies which any of them may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company and the other Indemnitees under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of Employee's obligations, or the rights or remedies of the Company or any of the other Indemnitees, under the Merger Agreement; and nothing in the Merger Agreement shall limit any of Employee's obligations, or any of the rights or remedies of the Company or any of the other Indemnitees, under this Agreement. No breach on the part of the Company or Edutest of any covenant or obligation contained in the Merger Agreement, or any other agreement shall limit or otherwise affect any right or remedy of the Company or any of the other Indemnitees under this Agreement.

        7. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Virginia (without giving effect to principles of conflicts of laws).

        8. WAIVER. No failure on the part of the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of




                                       3.

the Company, or any other Indemnitee in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Agreement, or any power, right, privilege or remedy of such Indemnitee under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Employee and Employee's heirs, executors, estate, personal representatives and legal representatives. This Agreement shall be binding upon and shall inure to the benefit of the Company and the other Indemnitees. Each of the Company and the other Indemnitees may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person in connection with the sale of all or a substantial portion of the business conducted or proposed to be conducted by Edutest prior to the date of this Agreement to such other Person without obtaining the consent or approval of Employee or of any other Person. Because of the unique and personal nature of Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Employee.

        10. INTEGRATION. This Agreement forms the complete and exclusive statement of Employee's agreement with the Company regarding the subject matter hereof. The terms in this Agreement supersede any other agreements or promises made to Employee by anyone regarding the subject matter herein.

        11. FURTHER ASSURANCES. Employee shall (at Company's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at Company's sole expense) take such other actions, as any Indemnitee may reasonably request at any time (whether during the Noncompetition Period or the Survival Period) for the purpose of carrying out or evidencing any of the provisions of this Agreement.

        12. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law, including but not limited to Virginia Code Ann.
- Section 8.01-581.06. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in Fairfax County, Virginia under the then existing AAA employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.




                                       4.

EMPLOYEE HAS READ Section 12 AND IRREVOCABLY AGREES TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE. ______ (EMPLOYEE'S INITIALS)

        13. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        14. CONSTRUCTION. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Agreement, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

        15. SURVIVAL OF OBLIGATIONS. The expiration of the Noncompetition Period shall not operate to relieve Employee of any obligation or liability arising from any prior breach by Employee of any provision of this Agreement. Except as specifically provided herein, the obligations of Employee under this Agreement (including the obligations under Sections 4, 5, 6, 7, 8, 11, 18) shall survive the expiration of the Noncompetition Period until the expiration of the Survival Period, at which time all obligations of Employee to the Company shall terminate.

        16. OBLIGATIONS ABSOLUTE. Employee's obligations under this Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Company or any other Indemnitee or any other Person) of any provision of the Merger Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Company or any other Indemnitee or any other Person.

        17. AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Employee and the Company (or any successor to the Company).

        18. SEVERABILITY. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not




                                       5.

affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.

        19. DEFINED TERMS. For purposes of this Agreement:

            (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

            (b) A Person shall be deemed to be engaged in "Competition" if such Person or any of such Person's Affiliates is providing services of any nature to any entity engaged in the online assessment business or an online assessment project for any other online education business which competes with the Company.

            (c) "Indemnitees" shall include: (i) the Company; (ii) Edutest;
(iii) the Merger Sub; (iv) each Person (other than Employee) who is or becomes an Affiliate of the Company; and (v) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)", "(iii)" and "(iv)" of this sentence.

            (d) "Noncompetition Period" shall mean the period commencing on the last day of Employee's employment with the Company ending twelve (12) months following the last day of Employee's employment with the Company. The Noncompetition Period shall lapse in the event the Closing does not occur.

            (e) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

            (f) "Restricted Territory" means the United States, Canada, Great Britain, and Australia.




                                       6.

        IN WITNESS WHEREOF, Employee has duly executed and delivered this Agreement as of the date first above written.



                                    ___________________________________________
                                    EMPLOYEE




                                    Address: __________________________________

                                    Telephone No.: (   ) _____________

                                    Facsimile: (   ) _________________



                                    LIGHTSPAN, INC.



                                    ___________________________________________
                                    [SIGNATORY]




                                       7.

                                   EXHIBIT J

                        THE LIGHTSPAN PARTNERSHIP, INC.

                           2000 EQUITY INCENTIVE PLAN

       ORIGINALLY ADOPTED AS THE 1993 STOCK OPTION PLAN SEPTEMBER 24, 1993
            ORIGINALLY APPROVED BY THE STOCKHOLDERS NOVEMBER 18, 1993
                      AMENDED AND RESTATED OCTOBER 28, 1999
                    APPROVED BY STOCKHOLDERS JANUARY 28, 1999
            ADJUSTED FOR 1 FOR 2 REVERSE STOCK SPLIT JANUARY 31, 2000
                       TERMINATION DATE: OCTOBER 28, 2009



1.      PURPOSES.

        (a) AMENDMENT AND RESTATEMENT. The Plan amends and restates the The Lightspan Partnership, Inc. 1993 Stock Option Plan adopted September 24, 1993 (the "PRIOR PLAN"). All outstanding options granted under the Prior Plan also shall be amended.

        (b) ELIGIBLE STOCK AWARD RECIPIENTS. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (c) AVAILABLE STOCK AWARDS. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.

        (d) GENERAL PURPOSE. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.      DEFINITIONS.

        (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b) "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended.

        (d) "COMMITTEE" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e) "COMMON STOCK" means the common stock of the Company.



                                       1.

        (f) "COMPANY" means The Lightspan Partnership, Inc., a Delaware corporation.

        (g) "CONSULTANT" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j) "DIRECTOR" means a member of the Board of Directors of the Company.

        (k) "DISABILITY" means (1) for purposes of Incentive Stock Option awards, the permanent and total disability of a person within the meaning of
Section 22(e)(3) of the Code, and (2) for purposes of all Stock Awards other than Incentive Stock Option awards, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person's position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

        (l) "EMPLOYEE" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a



                                       2.

share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

             (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

        (q) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (s) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (t) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (v) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.



                                       3.

        (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (x) "PARTICIPANT" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (y) "PLAN" means this The Lightspan Partnership, Inc. 2000 Equity Incentive Plan.

        (z) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (aa) "SECURITIES ACT" means the Securities Act of 1933, as amended.

        (bb) "STOCK AWARD" means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.

        (cc) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (dd) "TEN PERCENT STOCKHOLDER" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.      ADMINISTRATION.

        (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b) POWERS OF BOARD. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

             (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.



                                       4.

             (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

             (iii) To amend the Plan or a Stock Award as provided in Section 12.

             (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c) DELEGATION TO COMMITTEE.

             (i) GENERAL. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

             (ii) COMMITTEE COMPOSITION WHEN COMMON STOCK IS PUBLICLY TRADED. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.      SHARES SUBJECT TO THE PLAN.

        (a) SHARE RESERVE. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock



                                       5.

Awards shall not exceed in the aggregate of 6,140,272 shares of Common Stock, plus an annual increase to be added on the day of each Annual Stockholders Meeting beginning with the Annual Stockholders Meeting in 2001 equal to the lesser of (i) 3% of the Company's outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase common stock) or (ii) 20% of the Company's outstanding shares on the effective date of the Plan. Notwithstanding the foregoing, the Board may designate a smaller number of shares of Common Stock to be added to the share reserve as of a particular Annual Stockholders Meeting.

        (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

        (c) SOURCE OF SHARES. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.      ELIGIBILITY.

        (a) ELIGIBILITY FOR SPECIFIC STOCK AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b) TEN PERCENT STOCKHOLDERS.

             (i) A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than One Million (1,000,000) shares of Common Stock during any calendar year.

6.      OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:



                                       6.

        (a) TERM. Subject to the provisions of subsection 5(b), no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        (e) TRANSFERABILITY OF AN INCENTIVE STOCK OPTION. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.



                                       7.

        (f) TRANSFERABILITY OF A NONSTATUTORY STOCK OPTION. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g) VESTING GENERALLY. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h) TERMINATION OF CONTINUOUS SERVICE. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.



                                       8.

        (k) DEATH OF OPTIONHOLDER.

             (i) For any Option granted on or after the effective date of the Plan, in the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of
(1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

             (ii) For any Option granted prior to the effective date of the Plan, in the event:

                    (1) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement, and regardless of any shorter or longer period set forth in the Option Agreement) by the Optionholder's estate or by a person who acquired the rights to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Service six months after the date of death.

                    (2) an Optionholder dies within three (3) months (or the shorter period (if any) specified in the Option Agreement) after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of
(1) the date twelve (12) months following the date of death (regardless of any longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.



                                       9.

        (m) RE-LOAD OPTIONS.

             (i) Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a "Re-Load Option") in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

             (ii) Any such Re-Load Option shall (1) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (2) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

             (iii) Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 10(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the "Section 162(m) Limitation" on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a) STOCK BONUS AWARDS. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

             (i) CONSIDERATION. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.



                                      10.

             (ii) VESTING. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

             (iii) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

             (iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

        (b) RESTRICTED STOCK AWARDS. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

             (i) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock's Fair Market Value on the date such award is made or at the time the purchase is consummated.

             (ii) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

             (iii) VESTING. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

             (iv) TERMINATION OF PARTICIPANT'S CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.



                                      11.

             (v) TRANSFERABILITY. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

8.      COVENANTS OF THE COMPANY.

        (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b) SECURITIES LAW COMPLIANCE. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.      USE OF PROCEEDS FROM STOCK.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.     MISCELLANEOUS.

        (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of



                                      12.

a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.     ADJUSTMENTS UPON CHANGES IN STOCK.



                                      13.

        (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b) CHANGE IN CONTROL--DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

        (c) CHANGE IN CONTROL--ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated prior to such event, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and such Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

        (d) CHANGE IN CONTROL--SECURITIES ACQUISITION. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, then any surviving corporation or acquiring corporation shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards for those outstanding under the Plan. In the event any surviving



                                      14.

corporation or acquiring corporation refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards outstanding, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full.

12.     AMENDMENT OF THE PLAN AND STOCK AWARDS.

        (a) AMENDMENT OF PLAN. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b) STOCKHOLDER APPROVAL. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d) NO IMPAIRMENT OF RIGHTS. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e) AMENDMENT OF STOCK AWARDS. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and
(ii) the Participant consents in writing.

13.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.



                                      15.

14.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the Listing Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.     CHOICE OF LAW.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.


                                      16.

                                   EXHIBIT K

EDUTEST.COM
EMPLOYEE EARN-OUTS


EMPLOYEE                    DEPT.      TITLE                                               $ VALUE
--------                    -----      ------                                               -------
Avitable, Matthew           IT         Internet Developer                 3,000             10,067
Booth, Wayne                SM         Marketing Associate                1,000              3,356
Burn, Dion                  PD         Editor/Proofreader                 1,000              3,356
Cheslock, Robin             PD         Content  Editor                      500              1,678
Cook, Sean                  IT         Internet Developer                 5,000             16,779
deButts, Shelley            SM         Business Dev. Manager              5,000             16,779
Delbrugge, Veronica         SM         Online Sales Specialist            1,500              5,034
Finderson, Kathleen         GA         Accountant                         2,000              6,711
Glen, Stephen               SM         Marketing Associate                2,000              6,711
Greene, Temecca             IT         HTML Programmer                    2,000              6,711
Hardwicke, Susan            GA         President/CEO                     30,000            100,671
Howanietz, Rebecca          QA         QA Technical Analyst               1,000              3,356
Hoy, Steven                 SM         VP Sales & Marketing              15,000             50,336
Indelicato, Mary Beth       PD         Math Specialist                    1,500              5,034
Jones-Hulshoff, Joanne      GA         Executive Assistant                1,500              5,034
Kump, Laura Ann             PD         Content Dev. Manager               5,000             16,779
Larsen, Jon                 IT         Director of Internet Systems      15,000             50,336
Larsen, Marissa             QA         QA Manager                        10,000             33,557
Miller, Libbie              GA         Research Analyst                   3,000             10,067
Nielsen, Christopher        IT         Systems Administrator              3,000             10,067
Noah, Michael               IT         Internet Programmer                5,000             16,779
Noble-Marx, Tanya           SM         Marketing Research Analyst         2,000              6,711
Oberg, Jeffrey              CT         Certified Lead Trainer             2,000              6,711
Shaffer, Karen              AM         AM & Tech. Asst. Manager           5,000             16,779
Smith, Karen                SM         Mark'tng Communication Spec.       2,000              6,711
Smith, Regina               PD         Admin. Assistant                   1,000              3,356
Springer, Robert            GA         VP Finance/CFO                    20,000             67,114
Turner, Angela              GA         Receptionist                       1,000              3,356
Warren, Patricia            AM         Account Manager                    3,000             10,067

Total                                                                   149,000            500,000

* Shares of any employee who becomes ineligible for stock award due to termination of employment prior to six-month anniversary of Closing shall be divided pro-rata between remaining eligible employees on this list.

                                   EXHIBIT L

                          ACKNOWLEDGEMENT AND RELEASE


        THIS ACKNOWLEDGMENT AND RELEASE ("RELEASE") is being executed and delivered as of June ___, 2000, by ___________________________ ("RELEASOR") in
favor of, and for the benefit of, EDUCATOR ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of parent (the "CORPORATION"), LIGHTSPAN, INC., a Delaware corporation ("PARENT"), and the other Releasees (as defined in Section 2).

                                    RECITALS

        A. Contemporaneously with the execution and delivery of this Release, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 24, 2000, among the Corporation, Parent and Edutest, Inc., a Virginia corporation ("EDUTEST") (the "MERGER AGREEMENT"), Edutest is merging into the Corporation (the merger of Edutest into the Corporation being referred to in this Release as the "MERGER"). As a result of the Merger, Edutest's shareholders are receiving shares of common stock of Parent in exchange for their shares of common stock of Edutest.

        B. Parent has required, as a condition to consummating the Merger and the other transactions contemplated by the Merger Agreement, that Releasor execute and deliver this Release.

                                    AGREEMENT

        In order to induce Parent to consummate the transactions contemplated by the Merger Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:

        1. RELEASE. Releasor, for himself and for each of his Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

        2. DEFINITIONS.

             (a) The term "Associated Parties," when used herein with respect to Releasor, shall mean and include: (i) Releasor's successors, executors, administrators, heirs and estate; (ii) Releasor's future assigns, agents and representatives.

             (b) The term "Releasees" shall mean and include: (i) Parent; (ii) the Corporation; (iii) each of the direct and indirect subsidiaries of Parent;
(iv) each other affiliate of Parent; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than Releasor.



                                       1.

             (c) The term "Claims" shall mean and include, with respect to Edutest, all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in his capacity as a shareholder, director, officer or employee of Edutest or in any other capacity; (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; (iv) any tort claim; and (v) any indemnification claim.

             (d) The term "Released Claims" shall mean and include each and every Claim that (i) Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises out of, or relates to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release; provided, however, that the Released Claims shall not include:

                    (i) Releasor's rights, if any, against Parent under the Merger Agreement or any related documents or agreements executed in connection therewith;

                    (ii) Releasor's rights against the Corporation under any other agreement being entered into by Releasor and the Corporation contemporaneously with the execution and delivery of this Release; or

                    (iii) any right of indemnification Releasor may have against the Corporation under the Corporation's articles of incorporation in his capacity as an officer and director of the Corporation, to the extent such right of indemnification arises as a result of any lawsuit that (A) is brought against Releasor after the date of this Release by a party who is not a current or former shareholder of the Corporation and who is not affiliated with or related to any current or former shareholder of the Corporation, (B) is not brought in the name of the Corporation, and (C) is based on an allegedly wrongful action taken by Releasor prior to the date of this Release in his capacity as a director and officer Edutest.

        3. REPRESENTATIONS AND WARRANTIES. Releasor represents and warrants that:

             (a) Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

             (b) to the best of Releasor's knowledge, as of the date of this Release, no other person or entity has any interest in any of the Released Claims;

             (c) Releasor is not aware of any claim or potential claim by any person or entity against Releasor, and is not aware of any other facts or circumstances, that could give rise to a right of indemnification in favor of Releasor against the Corporation;

             (d) to the best of Releasor's knowledge, no Associated Party of Releasor has or had any Claim against any of the Releasees;



                                       2.

             (e) to the best of Releasor's knowledge, no Associated Party of Releasor will in the future have any Claim against any Releasee that arises from or relates to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release;

             (f) this Release has been duly and validly executed and delivered by Releasor;

             (g) this Release is a valid and binding obligation of Releasor, and is enforceable against Releasor and each of his Associated Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance or by Releasor's ability to indemnify, release or limit the liability of other persons for their respective actions;

             (h) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any of Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by Releasor under this Release;

             (i) neither the execution and delivery of this Release nor the performance hereof will: (i) result in any violation or breach of any agreement or other instrument to which Releasor or, to the best of Releasor's knowledge, any of Releasor's Associated Parties is a party or by which Releasor or any of Releasor's Associated Parties is bound; or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or, to the best of Releasor's knowledge, any of Releasor's Associated Parties is subject; and

             (j) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or, to the best of Releasor's knowledge, any of Releasor's Associated Parties in connection with the execution and delivery of this Release or the performance hereof.

        4. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall hold harmless and indemnify each Releasee from and against, and shall compensate and reimburse each Releasee for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature which are suffered or incurred at any time by any Releasee, or to which any Releasee otherwise becomes subject at any time, and that arises out of or by virtue of, or relates to: (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; (b) the assertion or purported assertion of any of



                                       3.

the Released Claims by Releasor or any of Releasor's Associated Parties; or (c) any inaccuracy in or breach of any representation or warranty set forth in this Release.

        5. NOTICES. Any notice or other communication required or permitted to be delivered to Releasor, the Corporation or Parent under this Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party hereto):

               if to the Corporation:              Educator Acquisition, Inc.
                                                   10140 Campus Point Drive
                                                   San Diego, CA  92121
                                                   Attention:  Merritt Farren
                                                   Facsimile:  (310) 586-6568


               if to Parent:                       Lightspan, Inc.
                                                   10140 Campus Point Drive
                                                   San Diego, CA  92121
                                                   Attention:  Merritt Farren
                                                   Facsimile:  (310) 586-6568

               if to Releasor:    To the name and address set forth below on the
                                  signature page hereto

        6. SEVERABILITY. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

        7. GOVERNING LAW; WAIVER OF SECTION 1542 AND RELATED STATUTES. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Virginia (without giving effect to principles of conflicts of laws). Notwithstanding the foregoing, and to the extent California law may apply, Releasor expressly waives and relinquishes all rights and benefits that may be afforded by Section 1542 of the Civil Code of the State of California and any similar statute applicable to this Release (including, without limitation, any applicable statute, rule or regulation of the Commonwealth of Virginia), and does



                                       4.

so understanding and acknowledging the significance of this specific waiver of such statute(s). Section 1542 of the Civil Code of the State of California states as follows:

             A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        8. WAIVER. No failure on the part of any Releasee to exercise any power, right, privilege or remedy under this Release, and no delay on the part of any Releasee in exercising any power, right, privilege or remedy under this Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Releasee shall be deemed to have waived any claim arising out of this Release, or any power, right, privilege or remedy under this Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9. CAPTIONS. The captions contained in this Release are for convenience of reference only, shall not be deemed to be a part of this Release and shall not be referred to in connection with the construction or interpretation of this Release.

        10. FURTHER ASSURANCES. Releasor shall execute and/or cause to be delivered to the Corporation and Parent such instruments and other documents and shall take such other actions as Corporation or Parent may reasonably request to effectuate the intent and purposes of this Release.

        11. ENTIRE AGREEMENT. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

        12. AMENDMENTS. This Release may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Releasor, Parent and the Corporation.

        13. BINDING NATURE. This Release will be binding upon Releasor and Releasor's Associated Parties and will inure to the benefit of each of the Releasees.

        14. ATTORNEYS' FEES AND EXPENSES. If any legal action or other legal proceeding relating to the enforcement of any provision of this Release is brought against Releasor, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        15. CONSTRUCTION.

             (a) For purposes of this Release, whenever the context requires: the singular number shall include the plural, and vice versa.



                                       5.

             (b) Releasor agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.

             (c) As used in this Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Release to "Sections" are intended to refer to Sections of this Release.

        Releasor has executed this Release as of the date first above written.


                                       -----------------------------------------
                                       [Releasor]

                                       Name:
                                            ------------------------------------

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------


                                       6.

                                   EXHIBIT M


                                 LIGHTSPAN, INC.
                        INVESTMENT REPRESENTATION LETTER
                                  [INDIVIDUALS]

        In connection with a proposed offer to the undersigned of securities of LIGHTSPAN, INC., a Delaware corporation (the "Company"), the undersigned makes the following representations on which the Company shall be entitled to rely:

        1. The undersigned makes the following representations regarding his or her net worth and/or income, AND HAS CHECKED THE APPLICABLE REPRESENTATION:

        (  )   a.     The undersigned has a net worth, either individually or
                      upon a joint basis with the undersigned's spouse, of at least $1,000,000.

        (  )   b.     The undersigned has had an individual income in excess of
                      $200,000 for each of the two most recent years, or joint income with the undersigned's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

        (  )   c.     The undersigned is a director or executive officer of the
                      Company.

        (  )   d.     The undersigned cannot make any of the representations set forth above.

        In addition, the undersigned represents as follows:

        2. In the event that the undersigned cannot make any of the representations set forth in paragraphs 1(a), 1(b), or 1(c) above, then the undersigned, by initialing the space provided at the end of this sentence, hereby appoints Parchman, Vaughan & Company, L.L.C. as the undersigned's purchaser representative to assist the undersigned in evaluating the merits and risks of the prospective investment in the securities of the Company. Initials
______.

        3. My full name and primary business address and phone number are

        4. I am a resident of the state of .

        5. I have sufficient income and net worth that I do not contemplate disposing of any investment in the Company to satisfy other undertakings or indebtedness. My knowledge and experience in financial and business matters are such that I am capable of evaluating the merits and risks of an investment in the Company. I am able to bear the economic risk of an investment in the Company as well as the restriction on my ability to sell or transfer the securities for an indefinite period of time. I have had access to such information concerning the Company as I considered necessary for me to make an informed decision concerning the proposed investment in the Company.

        6. I am acquiring the securities solely for my own account and not directly or indirectly for the account of any other person whatsoever, for investment and not with a view to, or for sale in connection with, any distribution of the securities. I do not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to the securities.

        7. Please check here [____] if the following is true:

        Notwithstanding Paragraph 6, the undersigned is transferring some securities of the Company to the Company or Educator Acquisition Sub, Inc. as more particularly described in that certain Lockup Agreement dated June ____, 2000, among the Company, Edutest, Inc. and the undersigned.



                                       ------------------------------------
                                                   (Signature)

                                       ------------------------------------
                                                     (Date)

                                 LIGHTSPAN, INC.
                        INVESTMENT REPRESENTATION LETTER
                      [PARTNERSHIP, TRUST OR OTHER ENTITY]

        In connection with a proposed offer to the undersigned of securities of LIGHTSPAN, INC., a Delaware corporation (the "Company"), the undersigned makes the following representations on which the Company shall be entitled to rely:

        1. The undersigned makes one of the following representations regarding its net worth and certain related matters, AND HAS CHECKED THE APPLICABLE
REPRESENTATION:

        (  )   a.     The undersigned is a trust with total assets in excess of
                      $5,000,000, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

        (  )   b.     The undersigned represents that it is a bank, insurance
                      company, investment company registered under the Investment Company Act of 1940, a business development company, Small Business Investment Company licensed by the U.S. Small Business Administration, or a private business development company.

        (  )   c.     If the undersigned is an employee benefit plan, the
                      undersigned represents either that all investment decisions are made by a bank, insurance company, or registered investment advisor, or that the undersigned has total assets in excess of $5,000,000.

        (  )   d.     If the undersigned is a corporation, partnership or
                      business trust, the undersigned represents that it has total assets in excess of $5,000,000.

        (  )   e.     If the undersigned is not an entity described in
                      paragraphs "a" through "d", the undersigned represents that each of its equity owners is either (i) an entity described in paragraphs "b" through "d"; or (ii) an individual who (A) has an individual net worth, or a joint net worth with such individual's spouse, in excess of $1,000,000, or (B) has had an individual income in excess of $200,000 in each of the two most recent years and reasonably expects an income in excess of $200,000 in the current year, or (C) is a director or executive officer of the Company.

        (  )   f.     The undersigned cannot make any of the representations set forth in paragraphs "a" through "e" above.

        2. In the event that the undersigned cannot make any of the representations set forth in paragraphs 1(a), 1(b), 1(c), 1(d) or 1(e) above, then the undersigned, by initialing the space provided at the end of this sentence, hereby appoints Parchman, Vaughan & Company, L.L.C. as the undersigned's purchaser representative to assist the undersigned in evaluating the merits and risks of the prospective investment in the securities of the Company. Initials ______.



                                       1.

        In addition, the undersigned represents as follows:

        3. Its full name and primary business address and phone number are:

        4. Its form, state and date of organization are (i.e., partnership, corporation or trust, state where organized, date of organization):

        5. The entity has sufficient profits and net assets that it does not contemplate disposing of any investment in the Company to satisfy other undertakings or indebtedness. The knowledge and experience in financial and business matters of the person(s) making the investment decision on its behalf are such that he/she/they are capable of evaluating the merits and risks of an investment in the Company. It is able to bear the economic risk of an investment in the Company as well as the restriction on its ability to sell or transfer the investment for an indefinite period of time. It has had access to such information concerning the Company and the securities as it considered necessary to make an informed decision concerning the proposed investment.

        6. It was not formed for the specific purpose of making an investment in the Company.

        7. It is acquiring the securities solely for its own account and not directly or indirectly for the account of any other person whatsoever, for investment and not with a view to, or for sale in connection with, any distribution of the securities. It does not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to the securities.


                                       Name of Entity:

                                       By:
                                          ---------------------------------
                                                  (Signature)

                                       ------------------------------------
                                                    (Name)

                                       ------------------------------------
                                                    (Title)

                                       ------------------------------------
                                                    (Date)



                                       2.

                                    EXHIBIT N

                             PAYMENT OF LIABILITIES

Liabilities to be Paid by Parent at Closing and Deducted from Cash Consideration

Account                                                Liability
-------                                                ---------
McKandlish, Kaine & Grant (MKG)                        (See Note)
Parchman Vaughan                                         275,000



Note: MKG Fees will be determined at closing.




General Liabilities to be Paid by Parent at Closing and 30 Days After Closing (which shall not be deducted from Cash Consideration)

Account                           At Closing   30 Days After
-------                           ----------   -------------
McKandlish, Kaine & Grant          $ 81,633
Note for ACT Lease (Wachovia)      $ 15,000
Wachovia LOC                       $ 84,000
Kiniry Note                        $ 55,000
Parchman Vaughan                                 $ 10,000
Credit Card                                      $ 16,000
Accrued Royalties                                $  9,000
Knowles Loan                                     $ 32,000
                                   --------      --------
Total                              $235,633      $ 67,000

                                  EXHIBIT O-1

               FORM OF TAX REPRESENTATION LETTER TO BE EXECUTED BY
                              PARENT AND MERGER SUB


                                              June __, 2000


Cooley Godward LLP                                      McCandlish Kaine & Grant
4365 Executive Drive                                    1111 East Main Street
Suite 1100                                              Suite 1500
San Diego, CA  92121-2128                               Richmond, VA  23219


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION INCLUDING EXHIBITS AND SCHEDULES THERETO (THE "REORGANIZATION AGREEMENT"), DATED AS OF MAY __, 2000, BY AND AMONG PUBLIC CO., A DELAWARE CORPORATION ("PARENT"), PUBLIC CO. ACQUISITION SUB, INC., A DELAWARE CORPORATION ("MERGER SUB"), AND EDUCATOR, A VIRGINIA CORPORATION (THE "COMPANY").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the above captioned merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

        1. Pursuant to the Merger, the Company will merge with and into Merger Sub, and Merger Sub will acquire all of the assets and liabilities of the Company. Specifically, the assets transferred to Merger Sub pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For the purpose of determining the percentage of the Company's net and gross assets held by Merger Sub immediately following the Merger, the following assets will be treated as property held by the Company immediately prior but not by Merger Sub subsequent to the Merger: (i) assets disposed of by the Company (other than assets transferred from the Company to Merger Sub in the Merger) prior to or by Merger Sub subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "PRE-MERGER PERIOD"); (ii) assets used by the Company to pay stockholders perfecting appraisal rights or other expenses or liabilities incurred



                                       1.

in connection with the Merger and (iii) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

        2. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

        3. Prior to the Merger, Parent will be in "CONTROL" of Merger Sub as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). As used in this letter, "CONTROL" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other class of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

        4. Parent has no plan or intention to cause Merger Sub to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of Merger Sub;

        5. Except for transfers described in Section 368(a)(2)(C) of the Code, Parent has no plan or intention to: (a) liquidate Merger Sub; (b) merge Merger Sub with or into another corporation including Parent or its affiliates; (c) sell, distribute or otherwise dispose of the stock of Merger Sub, or cause Merger Sub to sell or otherwise dispose of the stock of Merger Sub; or (d) cause Merger Sub to sell or otherwise dispose of any of its assets or of any assets acquired from the Company, except for dispositions made in the ordinary course of business or payment of expenses incurred by Merger Sub pursuant to the Merger;

        6. In the Merger, the Company will have no liabilities assumed by Merger Sub and will not transfer to Merger Sub any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Reorganization Agreement;

        7. Following the Merger, Merger Sub will continue the Company's historic business or use a significant portion of its historic business assets in a business;

        8. Neither Parent nor Merger Sub is an "Investment Company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

        9. No stockholder of the Company is acting as agent for Parent in connection with the Merger or the approval thereof; Parent will not reimburse any stockholder of the Company for any stock of the Company such stockholder may have purchased or for other obligations such stockholder may have incurred;

        10. Except for repurchases or redemptions of Parent Common Stock that are (i) consistent with past practices and pursuant to pre-existing, seasoned and systematic purchase programs that were not created or modified in connection with the Merger; (ii) made in connection with the termination of employees in the ordinary course of business; or (iii) returns of the Escrow Shares



                                       2.

pursuant to the Escrow Agreement, neither Merger Sub nor Parent nor any "RELATED PERSON" of Merger Sub or Parent (as such term is defined by Treasury Regulation
Section 1.368-1(e)(3)) will repurchase or redeem any of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger;

        11. The total fair market value of all consideration other than Parent Common Stock received by stockholders of the Company in the Merger (including, without limitation, cash paid to stockholders of the Company as part of the Merger Consideration, in lieu of fractional shares or perfecting appraisal rights) will be less than fifty percent (50%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

        12. The fair market value of the Merger Consideration received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate Merger Consideration received by stockholders of the Company in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

        13. Merger Sub has been formed solely to consummate the Merger and, prior to the effective Time, Merger Sub has not conducted and will not conduct any business activity or other operation of any kind (except for issuance of its stock to Parent); no stock of Merger Sub will be issued pursuant to the Merger

        14. Each of Parent, Merger Sub and the Company and each stockholder of the Company will pay separately his, her or its own expenses relating to the Merger (other than expenses of the Company directly related to the transaction within the guidelines set forth in Revenue Ruling 73-59, 1973-1 C.B. 187);

        15. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company, and neither Parent nor Merger Sub will assume any liabilities of any stockholder of the Company in connection with the Merger;

        16. The terms of the Reorganization Agreement and the agreements related thereto are the product of arm's length negotiations;

        17. None of the compensation received by any stockholder-employees or stockholder-independent contractors of the Company from Parent, Merger Sub or the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any stockholder-employees or stockholder-independent contractors of the Company will be separate consideration for, or allocable to, any employment agreement, consulting agreement, covenant not to compete or release; and the compensation paid to any stockholder-employees or stockholder-independent contractors of the Company by Parent, Merger Sub or the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

        18. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and



                                       3.

does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Company stockholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the Company stockholders in exchange for their shares of Company Common Stock. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock;

        19. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "STOCKHOLDER") during the Pre-Merger Period (a "STOCK PURCHASE"): (i) the Stock Purchase was made by such Stockholder not as a representative of Parent; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations, was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company Common Stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

        20. Following the Merger, Parent and Merger Sub will comply with the record-keeping and information filing requirements of Treasury Regulations
Section 1.368-3;

        21. The Merger will be consummated in compliance with the material terms of the Reorganization Agreement, none of the material terms or conditions therein have been waived or modified, and Parent has no plan or intention to waive or modify any such material terms or conditions; and

        22. The undersigned officer of each of Parent and Merger Sub is authorized to make all of the representations set forth herein.

The undersigned recognize that (i) your opinions will be based, among other things, on the accuracy of the representations set forth herein and on the statements contained in the Reorganization Agreement and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects or if any of the covenants or obligations set forth in the Reorganization Agreement are not satisfied in all material respects, and (iii) your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.



                                       4.

Parent and Merger Sub undertake to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                                       Very truly yours,

                                       PUBLIC CO.,
                                       a Delaware corporation

                                       By:
                                          ------------------------------------

                                       Title:
                                             ---------------------------------

                                       PUBLIC CO. ACQUISITION SUB, INC.,
                                       a Delaware corporation

                                       By:
                                          ------------------------------------

                                       Title:
                                             ---------------------------------


                                       5.

                                  EXHIBIT O-2

         FORM OF TAX REPRESENTATION LETTER TO BE EXECUTED BY THE COMPANY


                                                   June __, 2000


Cooley Godward LLP                                      McCandlish Kaine & Grant
4365 Executive Drive                                    1111 East Main Street
Suite 1100                                              Suite 1500
San Diego, CA  92121-2128                               Richmond, VA  23219


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION INCLUDING EXHIBITS AND SCHEDULES THERETO (THE "REORGANIZATION AGREEMENT"), DATED AS OF MAY __, 2000, BY AND AMONG PUBLIC CO., A DELAWARE CORPORATION ("PARENT"), PUBLIC CO. ACQUISITION SUB, INC., A DELAWARE CORPORATION ("MERGER SUB"), AND EDUCATOR, A VIRGINIA CORPORATION (THE "COMPANY").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the above captioned merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

        1. Pursuant to the Merger, the Company will merge with and into Merger Sub, and Merger Sub will acquire all of the assets and liabilities of the Company. Specifically, the assets transferred to Merger Sub pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger. For the purpose of determining the percentage of the Company's net and gross assets held by Merger Sub immediately following the Merger, the following assets will be treated as property held by the Company immediately prior but not by Merger Sub subsequent to the Merger: (i) assets disposed of by the Company (other than assets transferred from the Company to Merger Sub in the Merger) prior to or by Merger Sub subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "PRE-MERGER PERIOD"); (ii) assets used by the Company to pay stockholders perfecting appraisal rights or other expenses or liabilities incurred in connection with the Merger and (iii) assets used to make distribution, redemption or other



                                       1.

payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

        2. Other than the redemption from Walker Investment Fund, LLC, of 100,000 shares of Company Series B convertible preferred stock for $540,000, or in the ordinary course of business or pursuant to its obligations under the Reorganization Agreement, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period;

        3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

        4. At the Effective Time of the Merger, the Company will have no outstanding stock or other equity interests other than those disclosed in
Section 2.3 of the Reorganization Agreement. At the time of the Merger, except as specified in the Reorganization Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company Common Stock or any other equity interest in the Company, other than those disclosed in Section 2.3 of the Reorganization Agreement or the Disclosure Schedule with respect thereto;

        5. The total fair market value of all consideration other than shares of Parent Common Stock received by stockholders of the Company in the Merger (including, without limitation, cash paid to Company stockholders as the cash component of the Merger Consideration, perfecting appraisal rights or in lieu of fractional shares of Parent Common Stock) will be less than fifty percent (50%) of the aggregate fair market value of shares of stock of the Company outstanding immediately prior to the Merger;

        6. The Company has no plan or intention that Merger Sub will issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of Merger Sub;

        7. The liabilities of the Company have been incurred by the Company in the ordinary course of its business;

        8. The fair market value of the Company's assets will, on the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

        9. The Company is not and will not be on the Effective Time of the Merger an "INVESTMENT COMPANY" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

        10. The Company is not and will not be on the Effective Time of the Merger under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;



                                       2.

        11. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-1T(e) with respect to its stock, prior to and in connection with the Merger;

        12. The Company has not redeemed and no "RELATED PERSON" with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), (without regard to Section 1.368-1(e)(3)(i)(A)), has purchased any Company Common Stock prior to and in connection with the Merger;

        13. The fair market value of the Merger Consideration received by each stockholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the aggregate Merger Consideration received by stockholders of the Company in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

        14. The Company and each stockholder of the Company will pay separately his, her or its own expenses relating to the Merger (other than expenses of the Company directly related to the transaction within the guidelines set forth in Revenue Ruling 73-59, 1973-1 C.B. 187);

        15. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company; neither Parent nor Merger Sub will assume any liabilities of the Company or any stockholder of the Company in connection with the Merger;

        16. The terms of the Reorganization Agreement and the other agreements relating thereto are the product of arm's length negotiations;

        17. The Company intends that Merger Sub will continue its historic business or use a significant portion of its historic business assets in a business following the Merger;

        18. None of the compensation received by any stockholder-employees or stockholder-independent contractors of the Company from Parent, Merger Sub or the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the shares of Parent Common Stock received by any stockholder-employees or stockholder-independent contractors of the Company will be separate consideration for, or allocable to, any employment agreement, consulting agreement, covenant not to compete or release; and the compensation paid to any stockholder-employees or stockholder-independent contractors of the Company by Parent, Merger Sub or the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services;

        19. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "STOCKHOLDER") during the Pre-Merger period (a "STOCK PURCHASE"): (i) to the best knowledge of the Company, (A) the Stock Purchase was made by such Stockholder on its own behalf, rather than as a representative, or for the benefit, of Parent, (B) the Stock Purchase was entered into solely to satisfy the separate interests of such Stockholder and the seller, and (C) the purchase price paid by such Stockholder pursuant to the



                                       3.

Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger;

        20. The Merger will be consummated in compliance with the material terms of the Reorganization Agreement, none of the material terms or conditions therein have been waived or modified; and

        21. The undersigned officer of the Company is authorized to make all of the representations set forth herein.

The undersigned recognizes that (i) your opinions will be based on, among other things, the accuracy of the representations set forth herein and on the statements contained in the Reorganization Agreement and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects or if any of the covenants and obligations set forth in the Reorganization Agreement are not satisfied in all material respects, and (iii) your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

The Company undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.

                                       Very truly yours,

                                       EDUCATOR, A VIRGINIA CORPORATION

                                       By:
                                          ------------------------------------

                                       Title:
                                             ---------------------------------



                                       4.

                                   EXHIBIT P



                                  EDUTEST, INC.


                          ----------------------------


                             NOTE PURCHASE AGREEMENT


                          ----------------------------

                                  EDUTEST, INC.


                             NOTE PURCHASE AGREEMENT


        THIS NOTE PURCHASE AGREEMENT (the "AGREEMENT") is made as of the 25th day of May, 2000 (the "EFFECTIVE DATE"), by and among EDUTEST, INC., a Virginia corporation (the "BORROWER"), and LIGHTSPAN, INC., a California corporation (the "PURCHASER").

The parties hereby agree as follows:

1.      AMOUNT AND TERMS OF THE LOAN

        1.1 THE LOAN. Subject to the terms of this Agreement, Purchaser agrees to lend to Borrower up to $600,000.00 (the "COMMITMENT"), and such additional amount as may be agreed by the parties as described in Section 1.2 below, at such times and in such increments as are set out below (each, a "LOAN") against the issuance and delivery by Borrower of its convertible secured promissory notes in the amounts set out below, which notes shall be substantially in the form attached hereto as Exhibit A (each, a "NOTE" and collectively, the "NOTES").

        1.2 LOAN AMOUNTS. Subject to the satisfaction of the conditions precedent and other terms set out in this Agreement, Purchaser shall make the following Loans to Borrower (i) $200,000.00 on May 25, 2000, or such later date to which the parties shall mutually agree (the "INITIAL LOAN"); (ii) $200,000.00 on June 24, 2000, or such later date to which the parties shall mutually agree;
(iii) $200,000.00 on July 24, 2000, or such later date as to which the parties shall mutually agree; and (iv) such additional amounts at such later dates as to which the parties, in their individual discretion, may mutually agree, it being understood that Purchaser shall have no obligation whatsoever to make any Loans other than the Loans specifically identified in Section 1.2(i) through (iii), and those Loans only in accordance with the terms of this Agreement. Each Loan shall be only in the amounts set out in this Section 1.2, unless otherwise agreed to by Purchaser.

        1.3 REPAYMENT OF PRINCIPAL AND INTEREST. Unless the Note corresponding to a particular Loan is sooner converted into Borrower's equity securities as provided in such Note, the unpaid principal and accrued but unpaid interest of each Loan made under this Agreement shall be due and payable in full on the date which is sixty days after the date of the making of such Loan (the "MATURITY DATE"); provided, however, that each time a Loan (each, a "NEW LOAN") is made under this Agreement, the Maturity Date for this and all other Loans outstanding at such time shall be extended to the date which is ninety days after the date of the making of such New Loan. Interest on each Loan shall accrue and be payable as set forth in the Note corresponding to such Loan. Once paid, Borrower may not reborrow the principal of any Loans. Purchaser shall have no obligation to make any Loan which, when added to the face value of all other Loans made under this Agreement, would exceed the Commitment.

        1.4 CONVERSION OF THE NOTES. Each Note shall be convertible into shares of Borrower's preferred equity securities as provided in each Note.



                                       1.

        1.5 CONDITIONS PRECEDENT TO THE MAKING OF INITIAL LOAN. The obligation of Purchaser to make the Initial Loan is subject to the condition precedent that Purchaser shall have received, in form and substance satisfactory to Purchaser, all of the following:

               (a) This Agreement duly executed by Borrower;

               (b) A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached: (i) the certificate of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the Effective Date, (ii) incumbency of officers authorized to sign on behalf of Borrower and their respective representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement, that certain Security Agreement by and between Borrower and Purchaser dated of even date herewith (the "SECURITY AGREEMENT"), and the Notes (this Agreement, the Security Agreement, and the Notes, collectively, the "LOAN DOCUMENTS");

               (c) A good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located;

               (d) All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement and the other Loan Documents; and

               (e)    The Security Agreement, duly executed by Borrower; and

               (f) Such other documents, and completion of such other matters, as Purchaser may deem reasonably necessary or appropriate.

        1.6 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Purchaser to make each Loan, including the Initial Loan, is further subject to the following conditions:

               (a) Purchaser shall have received a Note substantially in the form attached hereto as Exhibit A, duly executed by Borrower in the principal amount of the such Loan;

               (b) No Event of Default shall have occurred and be continuing;

               (c) All representations and warranties in the Loan Documents and in any other written agreement (whether now existing or hereafter entered into, including, without limitation, the Agreement and Plan of Merger and Reorganization by and among Borrower, Purchaser, and Educator Acquisition, Inc. (the "MERGER AGREEMENT")) by and between Borrower and Purchaser or any subsidiary or affiliate of Purchaser shall be true and correct in all material respects as if made on the date the Loan is to be made;

               (d) Except in connection with the Initial Loan, Purchaser shall have received (i) a Borrowing Request (as defined below) with respect to such Loan and (ii) all consents, releases, intercreditor or subordination agreements, or other documents relating to the release or subordination of any or all liens (including Permitted Liens) on the Collateral (as defined in the Security Agreement) as Purchaser shall, at any time and in its sole and absolute discretion, request;



                                       2.

               (e) Purchaser shall have received such documents, instruments and agreements, including, without limitation, UCC financing statements or amendments to UCC financing statements, as Purchaser shall request to evidence the perfection and priority of the security interests granted to Purchaser in the Security Agreement; and

               (f) Such other documents, and completion of such other matters, as Purchaser may deem necessary or appropriate.

2.      MAKING LOANS

        2.1 BORROWING REQUEST. If Borrower desires that Purchaser make any Loan other than the Initial Loan, Borrower shall, on or before the date specified for such Loan in Section 1.2, deliver a written request for Purchaser to make such Loan, which notice shall include an affirmative statement that there then exists no Event of Default (each, a "BORROWING REQUEST").

        2.2 MAKING THE LOAN. Within three days of its receipt of a Borrowing Request (or otherwise in accordance with the timing provisions of Section 1.2), and subject to the satisfaction of the conditions precedent set out in this Agreement, Purchaser shall deliver to Borrower a check or wire transfer funds (the Initial Loan shall be wire transferred) in the amount of the Loan requested.

3.      AUTHORIZATION OF SHARES

        3.1 DUTY TO AUTHORIZE SHARES. On or before the Maturity Date, Borrower agrees that it will, unless otherwise requested by Purchaser, cause the authorization of a class of preferred equity securities (the "NEXT ROUND STOCK") in such number as to allow for the total conversion of the principal of, and accrued interest, on all of the Notes as described therein. (Borrower shall assume, for purposes of authorizing such shares, that all principal shall be drawn as set out in Section 1.2 and that all Notes shall be converted on the Maturity Date.) Such Next Round Stock shall have the same relative rights and privileges as Borrower's Series B Preferred Stock, including, without limitation, rights of registration, antidilution, and rights of first refusal.

        3.2 RESERVATION OF SHARES. Borrower agrees that, upon authorization of the Next Round Stock, it will undertake all steps necessary to reserve shares of the Next Round Stock in such number as to allow for the total conversion of all the Notes. (Borrower shall assume, for purposes of reserving such shares, that all principal shall be drawn as set out in Section 1.2 and that all Notes shall be converted on the Maturity Date.)

4.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

        Borrower hereby represents and warrants to Purchaser as follows:

        4.1 CORPORATE POWER. Subject only to the appropriate approval of Borrower's shareholders and the holders of Borrower's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock with respect to the authorization of the Next Round Stock (the "APPROVALS"), Borrower has all requisite corporate power to execute and deliver this Agreement and the other Loan Documents and to carry out and perform its obligations under the terms of this Agreement and the other Loan Documents.



                                       3.

        4.2 AUTHORIZATION AND CONSENT. Subject only to the Approvals, all corporate action on the part of Borrower, its directors and its shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Borrower and the performance of Borrower's obligations hereunder, including the issuance and delivery of the Notes and the reservation of the shares issuable upon conversion of the Note (including Common Stock as described in the Notes) in the event the Next Round Stock is not authorized as required above has been taken. Subject only to the Approvals, this Agreement and the other Loan Documents, when executed and delivered by Borrower, shall constitute valid and binding obligations of Borrower enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The equity securities of Borrower, when issued in compliance with the provisions of the Notes, will be validly issued, authorized, fully paid and non-assessable and free of any liens and encumbrances. The Notes, when issued in compliance with the provisions of this Agreement, and the issuance of the equity securities upon conversion thereof, will not violate any preemptive rights or rights of first refusal and will be issued in compliance with all applicable federal and State securities laws. Borrower's performance of its obligations under the Loan Documents shall not cause or give rise to any default or event of default under any other material agreement to which Borrower or its assets are bound.

        4.3 GOVERNMENTAL CONSENTS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of Borrower in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, and the equity securities issuable upon conversion of the Note shall have been obtained and will be effective when and if the Notes are converted, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

        4.4 OFFERING. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 5 hereof, the offer, issue, and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

        4.5 TAX CERTIFICATION. If so requested by Purchaser, Borrower will exercise its best efforts to obtain, and deliver to Purchaser, certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state.

5.      REPRESENTATIONS AND WARRANTIES OF PURCHASER

        5.1 PURCHASE FOR OWN ACCOUNT. Purchaser represents that it is acquiring the Notes and the equity securities issuable upon conversion of the Notes (collectively, the "SECURITIES") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.



                                       4.

        5.2 INFORMATION AND SOPHISTICATION. Purchaser acknowledges that it has received all the information it has requested from Borrower and it considers necessary or appropriate for deciding whether to acquire the Securities. Purchaser represents that it has had an opportunity to ask questions and receive answers from Borrower regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given Purchaser. Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

        5.3 ABILITY TO BEAR ECONOMIC RISK. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities except in compliance with applicable state and Federal laws regarding the Securities.

        5.4 ACCREDITED INVESTOR STATUS. Purchaser is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 under the Securities Act.

6.      EVENTS OF DEFAULT

        6.1 Each of the following shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

               (a) Borrower fails to pay timely any of the principal amount, any accrued interest, or other amounts due under any Note on the date the same becomes due and payable;

               (b) Any representation or warranty made in this Agreement or the other Loan Documents or any other written agreement by and between Borrower and Purchaser or any subsidiary or affiliate of Purchaser (either now existing or hereafter entered into, including, without limitation, the Merger Agreement) was untrue when made;

               (c) Borrower does not perform any obligation required by any of the Loan Documents to be performed by it or does not perform or observe any other term, condition, or covenant in this or any other Loan Document;

               (d) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

               (e) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within thirty (30) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower;

               (f) Without Purchaser's prior written consent, Borrower's shareholders or board of directors affirmatively vote to affirm, consent to, or approve, or Borrower begins



                                       5.

negotiations with respect to, or enters into or consummates any transaction to effect, (i) the disposition, transfer, conveyance, or sale of all or substantially all of Borrower's assets to any person or business entity other than Purchaser or a subsidiary or affiliate of Purchaser; or (ii) any merger or consolidation with any business entity other than Purchaser or a subsidiary or affiliate of Purchaser;

               (g) Through a single transaction or a series of related transactions, there occurs a sale of fifty percent or more of Borrower's capital stock; or

               (h) There is a default or an event of default under any written agreement (whether now existing or hereafter entered into, including, without limitation, the Merger Agreement) by and between Borrower and Purchaser or a subsidiary or affiliate of Purchaser; provided that it shall not be an Event of Default hereunder if Borrower terminates the Merger Agreement on account of Purchaser's failure to satisfy a condition required to be satisfied by Purchaser or if Purchaser fails to perform its material obligations under the Merger Agreement.

7.      MISCELLANEOUS

        7.1 BINDING AGREEMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        7.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Virginia as applied to agreements among Virginia residents, made and to be performed entirely within the State of Virginia.

        7.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        7.5 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to Borrower at 6800 Paragon Place, Suite 237, Richmond, Virginia 23230, Attention Dr. Susan B. Hardwicke, or to Purchaser at 10140 Campus Point Drive, San Diego, California 92121, Attention: Merritt Farren, or at such other address as such party may designate by ten days advance written notice to the other party.

        7.6 MODIFICATION; WAIVER. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by Borrower and Purchaser.

        7.7 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof



                                       6.

and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.



                                       7.

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

                                            BORROWER:

                                            EDUTEST, INC.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            PURCHASER:


                                            LIGHTSPAN, INC.


                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------



                                       8.

                                    EXHIBIT A


                   FORM OF CONVERTIBLE SECURED PROMISSORY NOTE

                             EXHIBIT A TO EXHIBIT P

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                           CONVERTIBLE PROMISSORY NOTE

$_______________                                                __________, 2000
                                                              Richmond, Virginia

        For value received EDUTEST, INC., a Virginia corporation ("PAYOR"), promises to pay to Lightspan, Inc., or its assigns ("HOLDER"), the principal sum of $________ with interest on the outstanding principal amount at the rate of 9% per annum. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full.

        1. This note (the "NOTE") is issued as part of a series of similar notes (collectively, the "NOTES") to be issued pursuant to the terms of that certain Note Purchase Agreement (the "AGREEMENT") dated as of May 25, 2000, by and among Payor and Holder. This Promissory Note is one of the Notes referred to in that certain Security Agreement dated as of even date herewith and executed by Payor in favor of Holder (as the same may from time to time be amended, modified or supplemented or restated, the "SECURITY AGREEMENT"). Additional rights of Holder are set forth in the Agreement and the Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Agreement.

        2. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal.

        3. (a) At any time this Note shall become due and payable, Holder may convert the outstanding principal amount of this Note, and all accrued but unpaid interest thereon (together, the "TOTAL NOTE OBLIGATION"), into shares of Next Round Stock (as defined below) by delivering to Payor written notice of the conversion. The price per share at which such conversion shall occur shall be $5.10 per share (the "PER SHARE PRICE"). The number of shares of Next Round Stock into which this Note shall be converted shall be calculated by dividing the Total Note Obligation by the Per Share Price.

               (b) As used in this Note, "NEXT ROUND STOCK" shall mean a series of fully paid and non-assessable shares of Payor's preferred equity securities to be authorized and issuable by Payor on or before the Maturity Date (as defined below), which preferred equity securities will have the same relative rights and privileges as are afforded under Payor's Series B Convertible



                                       1.

Preferred Stock, including, without limitation, equivalent rights to registration, antidilution, and rights of first refusal.

               (c) If, at the time the Next Round Stock is to be issued pursuant to the conversion of this Note, Payor has not authorized and made available for issuance a sufficient number of Next Round Stock to allow for the total conversion of this Note into Next Round Stock, then this Note shall be convertible, at Holder's option, for shares of Payor's fully paid, non-assessable common stock (the "COMMON STOCK"); provided that, in such case, the Price Per Share shall equal the fair market value of Payor's common stock, as determined by Payor's board of directors in good faith, and the number of shares of Common Stock into which this Note shall be converted shall be calculated by dividing the Total Note Obligation by such Per Share Price.

               (d) If at any time before the Maturity Date Payor shall consolidate or merge with another corporation (other than a merger or consolidation in which Payor is the surviving corporation), or, at the option of Holder, in the event of the sale in one or in a series of related transaction of more than 50% of the outstanding capital stock of Payor, Holder, at its sole election, shall be entitled to receive in respect of this Note, the securities or property to which a holder of the number of shares of Payor's capital stock then deliverable upon conversion of this Note pursuant to subsections (b) and
(c) above would have been entitled upon such consolidation, merger, or sale (assuming, in the case of such a sale, that Holder was participating in such sale) and Payor shall take such steps in connection with such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

        4. Unless this Note has been converted in accordance with the terms of
Section 3 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the date which is ninety days from the date of the making of the Loan corresponding to this Note; provided, however, that each time a New Loan is made under the Agreement, the Maturity Date for this and all other Loans outstanding under the Agreement at such time shall be extended to the date which is ninety days after the date of the making of such New Loan (the "MATURITY DATE").

        5. In the event of any default hereunder, Payor shall pay all reasonable attorneys' fees and court costs incurred by Holder in enforcing and collecting this Note.

        6. Any principal repayment or interest payment on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at 10% per annum. Such interest on overdue amounts under this Note shall be payable on demand and shall accrue until the obligation of Payor with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall this Note be construed to require payment of interest in an amount in excess of the maximum allowed by law and if such payment is made by Payor, then such excess sum shall be credited by Holder as a payment of principal.



                                       2.

        7. The full amount of this Note is secured by the "Collateral" (as defined in the Security Agreement) identified and described as security therefor in the Security Agreement executed by and delivered by Payor.

        8. Upon the occurrence of an Event of Default under the Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Holder, be (a) immediately due, payable and collectible by Holder pursuant to applicable law, or (b) convertible into Payor's equity securities as provided for herein.

        9. Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

        10. The terms of this Note shall be construed in accordance with the laws of the State of Virginia, as applied to contracts entered into by Virginia residents within the State of Virginia, which contracts are to be performed entirely within the State of Virginia.

        11. Any term of this Note may be amended or waived with the written consent of Payor and Holder.


                                             EDUTEST, INC.



                                             By:
                                                --------------------------------

                                             Printed Name:
                                                          ----------------------

                                             Title:
                                                   -----------------------------



                                       3.

                                   EXHIBIT P



                               SECURITY AGREEMENT


        THIS SECURITY AGREEMENT dated as of May 25, 2000 ("SECURITY AGREEMENT"), is made by EDUTEST, INC., a Virginia corporation ("GRANTOR"), in favor of LIGHTSPAN, INC., a corporation ("SECURED PARTY").

                                    RECITALS

        A. Pursuant to that certain Note Purchase Agreement dated as of May 25, 2000, (as the same may from time to time be amended, modified, supplemented or restated, the "AGREEMENT"), by and between Grantor and Secured Party, Secured Party has agreed to make certain advances of money and to extend certain financial accommodation to Grantor as evidenced by certain Secured Convertible Promissory Notes (each, a "NOTE," and collectively, the "NOTES") executed by Grantor in favor of Secured Party in accordance with the Agreement (collectively, the "LOANS").

        B. Secured Party is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in order to induce Secured Party to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

        1. DEFINED TERMS. When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "COLLATERAL" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

        "CONTRACTS" means all contracts, undertakings, franchise agreements or other agreements in or under which Grantor now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

        "COPYRIGHT LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

        "COPYRIGHTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all copyrights, whether registered or unregistered, held pursuant to the



                                       1.

laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

        "EVENT OF DEFAULT" means (i) any failure by Grantor forthwith to pay or perform any of the Secured Obligations and (ii) any "Event of Default" as defined in the Agreement.

        "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Grantor.

        "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "PATENT LICENSE" means any written agreement, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

        "PATENTS" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

        "PERMITTED LIEN" means: (a) any Liens existing on the date of this Security Agreement and set forth on Schedule A attached hereto; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Secured Party's security interests; (c) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Grantor's business if such do not interfere in any material respect with the business of Grantor; (e) any right, title or interest of a



                                       2.

licensor under a license provided that such license or sublicense does not prohibit the grant of the security interest granted hereunder; (f) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default under the Loan Agreement; (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (j) Liens securing capital lease obligations on assets subject to such capital leases including sale and lease-back transactions otherwise permitted under this Security Agreement and Liens on equipment leased by Grantor pursuant to an operating lease in the ordinary course of Grantor's business (including proceeds thereof and accessions thereto), all incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding such leases); (k) Liens, not otherwise permitted, which Liens do not in the aggregate exceed $50,000 at any one time; and (1) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

        "SECURED OBLIGATIONS" means (a) the obligation of Grantor to repay Secured Party all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Loans, (b) the obligation of Grantor to pay any fees, costs and expenses of the Secured Party under the Agreement or under Section 6(b) hereof and (c) all other indebtedness, liabilities and obligations of Grantor to Secured Party, whether now existing or hereafter incurred, and whether created under, arising out of or in connection with any written agreement or otherwise.

        "TRADEMARK LICENSE" means any written agreement in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

        "TRADEMARKS" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any Sate thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.



                                       3.

        "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

        In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC (definition sections of the UCC are noted parenthetically): "ACCOUNT DEBTOR" (9105(1)(a)); "ACCOUNTS" (9106); "CHATTEL PAPER" (9105(1)(b)); "DEPOSIT ACCOUNTS" (9105(e)); "DOCUMENTS" (9105(1)(f)); "EQUIPMENT" (9109(2)); "FINANCIAL ASSETS" (8102(a)(9)); "FIXTURES"
(9313(1)(a)); "GENERAL INTANGIBLES" (9106); "INSTRUMENTS" (9105(1)(i));
"INVENTORY" (9109(4)); "INVESTMENT PROPERTY" (9115(1)(o); "PROCEEDS" (9306(1)).
Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

        All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Agreement.

        2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired (all of which being collectively referred to herein as the "Collateral"):

               (a) All Accounts of Grantor;

               (b) All Chattel Paper of Grantor;

               (c) All Contracts of Grantor;

               (d) All Deposit Accounts of Grantor;

               (e) All Documents of Grantor;

               (f) All Equipment of Grantor;

               (g) All Financial Assets of Grantor;

               (h) All Fixtures of Grantor;

               (i) All General Intangibles of Grantor, including, without limitation, all Copyrights, Patents, Trademarks, Licenses, designs, drawings, technical information, marketing



                                       4.

plans, customer lists, trade secrets, proprietary or confidential information, inventions (whether or not patentable), procedures, know-how, models and data;
(j) All Instruments of Grantor;

               (k) All Inventory of Grantor;

               (l) All Investment Property of Grantor;

               (m) All property of Grantor held by Secured Party, or any other party for whom Secured Party is acting as agent hereunder, including, without limitation, all property of every-description now or hereafter in the possession or custody of or in transit to Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

               (n) All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

               (o) To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

        3.     RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS.

               (a) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License. Secured Party shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Contract or License pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (b) Secured Party authorizes Grantor to collect its Accounts, provided that such collection is performed in a prudent and businesslike manner, and Secured Party may, upon the occurrence and during the continuation of any Event of Default and without notice, limit or terminate said authority at any time. Upon the occurrence and during the continuance of any Event of Default, at the request of Secured Party, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.



                                       5.

               (c) Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default, without notifying Grantor of its intention to do so, notify Account Debtors of Grantor, parties to the Contracts of Grantor, obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to Secured Party and that payments shall be made directly to Secured Party. Upon the request of Secured Party, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, Secured Party may, in its name or in the name of others, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

        4. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Secured Party that:

               (a) Except for the security interest granted to Secured Party under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.

               (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of Secured Party pursuant to this Security Agreement except for Permitted Liens.

               (c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, Secured Party has a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights subject only to Permitted Liens. This Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights subject only to Permitted Liens and additional filings to be made with the United States Copyright Office and/or Patent and Trademark Office as are necessary to perfect Secured Party's security interest in subsequent ownership rights and interests of Grantor in Copyrights, Patents, Trademarks and Licenses.

               (d) Grantor's chief executive office, principal place of business and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof. The Collateral is presently located at such address.

        5. COVENANTS. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:



                                       6.

               5.1 DISPOSITION OF COLLATERAL. Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than (a) the sale of Inventory, (b) the granting of non-exclusive Licenses and (c) the disposal of worn-out or obsolete Equipment, all in the ordinary course of Grantor's business.

               5.2 RELOCATION OF BUSINESS OR COLLATERAL. Grantor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section
5.1 immediately above) from such address(es) provided to Secured Party pursuant to Section 4(d) above without twenty (20) days prior written notice to Secured Party.

               5.3 LIMITATION ON LIENS ON COLLATERAL. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to Secured Party under this Security Agreement.

               5.4 INSURANCE. Maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor.

               5.5 TAXES, ASSESSMENTS, ETC. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment, Fixtures or Inventory, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

               5.6 MAINTENANCE OF RECORDS. Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

               5.7 NOTIFICATION REGARDING CHANGES IN INTELLECTUAL PROPERTY. Grantor shall promptly advise Secured Party of any subsequent ownership right or interest of Grantor in or to any Copyright, Patent, Trademark or License acquired after the date hereof.

               5.8 DEFENSE OF INTELLECTUAL PROPERTY. Grantor shall (i) protect, defend and maintain the validity and enforceability of the Copyrights, Patents and Trademarks, (ii) use its best efforts to detect infringements of the Copyrights, Patents and Trademarks and promptly advise Secured Party in writing of material infringements detected and (iii) not allow any Copyrights, Patents or Trademarks to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party.

               5.9 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, the registration of Copyrights, Patents, or Trademarks which are material to the conduct of Grantor's business as currently conducted and facilitating the filing of UCC-1 Financing Statements in all applicable



                                       7.

jurisdictions and this Security Agreement (and any amendment hereto) with the United States Copyright Office and/or Patent and Trademark Office, as applicable.

        6.     RIGHTS AND REMEDIES UPON DEFAULT.

               (a) During the continuance of any Event of Default, Secured Party may exercise, in addition to all other rights and remedies granted to it under this Security Agreement, all rights and remedies of a secured party under the UCC.

               (b) Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

               (c) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

               (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

               FIRST, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

               SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

               FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

        7. INDEMNITY. Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of this Security Agreement (including without limitation, reasonable attorneys fees and expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

        8. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Secured Party shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it takes such action as Grantor requests in writing, but failure of Secured Party to comply with any such request shall not in itself be deemed a failure to act reasonably, and no failure of Secured Party to do any act not so requested shall be deemed a failure to act reasonably.

        9. REINSTATEMENT. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or



                                       8.

reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        10.    MISCELLANEOUS.

               10.1   NO WAIVER; CUMULATIVE REMEDIES.

               (a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

               (b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

               (c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

               10.2 TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 9 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations. Upon such termination, Secured Party shall execute such documents and instruments to evidence the termination hereof as reasonably requested by Grantor.

               10.3 SUCCESSOR AND ASSIGNS. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

               10.4 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Virginia applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.



                                       9.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.


ADDRESS OF GRANTOR                           EDUTEST, INC.


                                             By:
-----------------------------------             --------------------------------

                                             Printed Name:
-----------------------------------                       ----------------------

                                             Title:
-----------------------------------                -----------------------------


ACCEPTED AND ACKNOWLEDGED BY:

LIGHTSPAN, INC.


By:
   --------------------------------

Printed Name:
             ----------------------

Title:
      -----------------------------



                                      10.

                                   SCHEDULE A

              LIENS EXISTING ON THE DATE OF THIS SECURITY AGREEMENT


        1. Pursuant to that certain Business BankLine Note and Agreement dated December 14, 1998, of which the maker is the Grantor and the payee is Wachovia Bank, N.A., in the original principal amount of $85,000.

        2. Pursuant to that certain Promissory Note dated May 16, 2000, of which the maker is Grantor and the payee is William J. Kiniry in the original principal amount of $50,000.



                                      A-1.

                                   SCHEDULE B

                             LOCATION OF COLLATERAL


           ENTITY                                        ADDRESS

NONE.



                                      B-1.

                                   EXHIBIT Q

[McCandlish Kaine & Grant letterhead]

_____________, 2000


-----------------------------------

-----------------------------------

-----------------------------------

Re: AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED MAY ___, 2000 AMONG PUBLIC CO., PUBLIC CO. ACQUISITION SUB, INC., EDUCATOR, et. al

Dear _________________:

We have acted as counsel for Educator, a Virginia corporation (the "Company"), in connection with the _______________________________ dated as of ________,
2000 (the "Agreement"), by and among Public Co., a Delaware corporation, Public Co. Acquisition Sub, Inc., a Delaware corporation, the Company and the Designated Shareholders. Capitalized terms not defined herein have the meanings given them in the Agreement. This opinion is furnished to you pursuant to Section ______ of the Agreement.

In connection with our opinions expressed herein, we have participated in the preparation of, or examined, the Agreement and the other documents relating thereto or required thereby (the "Transaction Documents"). In addition, we have examined originals or copies of the following:

        (i) a Certificate of Good Standing for the Company issued by the Commissioner of the State Corporation Commission of the Commonwealth of Virginia;

        (ii) a certified copy of the Articles of Incorporation of the Company;

        (iii) a copy of the bylaws of the Company; and

        (iv) a copy of the resolutions of the Company's directors approving the consummation of the transactions contemplated by the Agreement, and other matters that we have deemed necessary and appropriate.

In our examination, we have assumed:

        (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

        (b) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

        (c) that all persons executing Transaction Documents on behalf of any party (other than the Buyer) are duly authorized; and



                                       1.

        (d) that each of the parties other than the Company has duly and validly executed and delivered the Transaction Documents to which that party is a signatory and the party's obligations are valid and legally binding obligations enforceable in accordance with the terms of the respective Transaction Documents.

In rendering our opinions, we have not examined any court records, dockets or other public records, nor have we investigated the Company's history or other transactions, except as specifically set forth herein.

Whenever we state our opinion to be to our knowledge or known to us, we mean that neither our attorneys who have given substantive legal attention to representation of the Company nor our attorneys who have given substantive legal attention to representation of the Company in the transaction have acquired knowledge of the facts whose existence or absence form the basis for such opinion and none has made any investigation, except as otherwise expressly stated, to ascertain such facts.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion, as of the date of this letter, that:

        1. The Agreement, the Registration Rights Agreement, the Voting Agreement and the Releases are enforceable against the Company and its stockholders, as applicable, each in accordance with its terms, except as such enforceability may be limited by the effects of bankruptcy, insolvency, reorganization and other similar laws and to general principles of equity, whether construed in proceedings at law or in equity.

        2. The authorized capital stock of the Company consists of ____ shares of common stock, _____ par value, of which __________ shares are outstanding, and ___ shares of preferred stock, of which no shares are outstanding. There are no outstanding options, warrants or other rights to acquire any of the equity securities of the Company.

        3. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Part 2.1 of the Disclosure Schedule, with full corporate power to own its properties and to engage in its business as presently conducted or contemplated, and is duly qualified and in good standing as a foreign corporation under the laws of each other jurisdiction in which it is authorized to do business as set forth in Part 2.1 of the Disclosure Schedule.

        4. Neither the execution and delivery of the Agreement nor the consummation of any or all of the transactions contemplated thereby (a) violates any provision of the articles of incorporation or bylaws (or other governing instrument) of the Company, (b) breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by the Company of any of its obligations under, or causes the acceleration of the maturity of any debt or obligation pursuant to, or results in the creation or imposition of any Encumbrance upon any property or assets of the Company under, any agreement or commitment to which the Company is a party or by which any of its respective properties or assets are bound, or to which any of the properties or assets of the Company are subject, or (c)



                                       2.

violates any statute, law, regulation, or rule, or any judgment, decree or order of any court or other Governmental Body applicable to the Company.

        5. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required in connection with the execution, delivery and performance of the Agreement or the consummation of the transactions contemplated thereby.

        6. To our knowledge, there is no Proceeding by or before any court or Governmental Body pending or overtly threatened against or involving the Company or that questions or challenges the validity of the Agreement or any action taken or to be taken by the Company pursuant to the Agreement or in connection with the transactions contemplated thereby, and the Company is not subject to any judgment, order or decree having prospective effect.

The opinions expressed herein are based upon the following assumptions and are expressly qualified and limited as follows:

        (A) To the extent that the obligations of the Company may be dependent upon such matters, we have assumed for purposes of this opinion, other than with respect to the Company, that each additional party to the agreements and contracts referred to herein is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; that each such other party has the requisite corporate and other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, as applicable, enforceable against such other parties in accordance with their respective terms.

        (B) We express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Virginia and the federal law of the United States of America. We express no opinion with respect to the enforceability of provisions in the Transaction Documents providing for (i) specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is sought in a proceeding in equity or at law, (ii) a choice of law to the extent limited by the choice-of-law rules of the Commonwealth of Virginia and general principles of public policy or (iii) consents or waivers as to jurisdiction or service of process.

        (C) With respect to the enforceability of the Transaction Documents, certain of which are governed by the laws of states other than the Commonwealth of Virginia, we have assumed, without independent investigation, that the laws of such states with respect to the matters set forth herein are the same, substantively, as the laws of the Commonwealth of Virginia.

        (D) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

The opinions expressed in this letter are solely for your benefit and are furnished only with respect to the transactions contemplated by the Transaction Documents. Accordingly, these opinions may not be relied upon by or quoted to any person or entity without, in each instance, our prior written consent. The opinions expressed in this letter are limited to the matters set forth



                                       3.

in this letter, and no other questions shall be implied or inferred beyond the matters expressly stated.

McCANDLISH KAINE & GRANT

By:
   -----------------------------------

                        , Director
------------------------


                                       4.

                                   EXHIBIT R

                                VOTING AGREEMENT


        THIS VOTING AGREEMENT is entered into as of June __, 2000, by and between LIGHTSPAN, INC., a Delaware corporation ("PARENT"), and each of the Persons set forth on EXHIBIT A hereto (each a "STOCKHOLDER" and collectively the "STOCKHOLDERS").

                                    RECITALS

        A. Parent, Educator Acquisition Sub, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Edutest, Inc., a Virginia corporation (the "Company"), are entering into (i) an Agreement and Plan of Merger and Reorganization of even date herewith (the "REORGANIZATION AGREEMENT") which provides (subject to the conditions set forth therein) for the merger of the Company into Merger Sub (the "MERGER") and (ii) a Note Purchase Agreement and related documents referred to therein (the "LOAN DOCUMENTS") pursuant to which the Company will borrow funds from Parent as provided therein (the "LOAN").

        B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement and the Loan Documents, Stockholder is entering into this Voting Agreement.

                                    AGREEMENT

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

             For purposes of this Voting Agreement:

             (a) "COMPANY COMMON STOCK" shall mean the common stock, par value $_____ per share, of the Company.

             (b) "EXPIRATION DATE" shall mean the earlier of (A) the later of
(i) the date upon which the Reorganization Agreement is validly terminated or
(ii) the date the Loan is repaid in its entirety, including principal, interest and any other amounts that may be due thereunder, or (B) the date upon which the Merger becomes effective.

             (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

             (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

             (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock, preferred stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional



                                       1.

shares of Company Common Stock, preferred stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

             (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2. TRANSFER OF SUBJECT SECURITIES

        2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as EXHIBIT B (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

        2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. VOTING OF SHARES

        3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

             (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding Subject Securities that are Owned by Stockholder as of the record date fixed for such meeting to be voted (i) in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger and (ii) in favor of the authorization of a new series of preferred stock into which the note(s) evidencing the Loan would be convertible (whether by Certificate of Designations or amendment to the Company's Articles of Incorporation); and (iii) in favor of each of the other actions contemplated by the Reorganization Agreement (including, as applicable, whether by vote or by written consent or agreement, with respect to the conversion of preferred stock of the Company as contemplated by the Reorganization Agreement) and the Loan Documents; and

             (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Reorganization Agreement, or the approval of the Merger or the approvals set forth above with respect to the Loan, or any of the other actions contemplated by the Reorganization Agreement (including, as



                                       2.

applicable, whether by vote or by written consent or agreement, with respect to the conversion of preferred stock of the Company as contemplated by the Reorganization Agreement) and the Loan Documents, Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all outstanding Subject Securities that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

        3.2 PROXY; FURTHER ASSURANCES.

             (a) Contemporaneously with the execution of this Voting Agreement:
(i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as EXHIBIT B, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "PROXY"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as EXHIBIT B) executed on behalf of the record owner of any Subject Securities that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

             (b) Stockholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder.

SECTION 5. NO SOLICITATION

        Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that his Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:



                                       3.

        6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        6.2 NO CONFLICTS OR CONSENTS.

             (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) other than with respect to those certain Voting Trust Agreements between shareholders of the Company, Susan B. Hardwicke Ph.D. as trustee and the Company (the "VOTING TRUST AGREEMENTS"), result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

             (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

        6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder (or Susan B. Hardwicke as trustee under the Voting Trust Agreements, as appropriate) holds of record (free and clear of any encumbrances or restrictions other than the Voting Trust Agreement) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder (or Susan B. Hardwicke as trustee under the Voting Trust Agreements, as appropriate) holds (free and clear of any encumbrances or restrictions other than the Voting Trust Agreement) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof;
(c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will



                                       4.

be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7. ADDITIONAL COVENANTS OF STOCKHOLDER

        7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

SECTION 8. MISCELLANEOUS

        8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Voting Agreement shall survive until the date six months following the earliest of (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement, and (iii) the Expiration Date.

        8.2 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or
(b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

        8.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

        8.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

             if to Stockholder:

             at the address set forth below Stockholder's signature on the signature page hereof if to Parent:



                                       5.

             Lightspan, Inc.

             -------------------

             -------------------

             Attn:
                   -------------
             Fax:
                   -------------

        8.5 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        8.6 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        8.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        8.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy



                                       6.

referred to in this Section 8.8, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        8.9 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

        8.10 GOVERNING LAW; VENUE.

             (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

             (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Stockholder:

                    (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California), in connection with any such legal proceeding;

                    (ii) agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 8.4 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                    (iii) agrees that each state and federal court located in the County of San Diego, California, shall be deemed to be a convenient forum; and

                    (iv) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of San Diego, California, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.10 shall be deemed to limit or otherwise affect the right of Parent to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.



                                       7.

             (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

        8.11 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        8.12 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        8.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        8.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        8.15 CONSTRUCTION.

             (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

             (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

             (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."



                                       8.

             (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.



                                       9.

        IN WITNESS WHEREOF, Parent and each Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                       LIGHTSPAN, INC.

                                       By:
                                          ---------------------------------

                                       STOCKHOLDER

                                       ------------------------------------
                                       Name:

                                       Address:
                                               ----------------------------

                                       Facsimile:
                                                 --------------------------


                                                          Additional Securities
Shares Held of Record      Options and Other Rights        Beneficially Owned
---------------------      ------------------------       ---------------------




                                      10.

                                    EXHIBIT A

                            SCHEDULE OF STOCKHOLDERS

Name
--------------------------------------------

1.  Susan B. Hardwicke, Ph.D.
2.  Edward H. Bersoff, Ph.D.
3.  Gary L. Jones
4.  Next Generation Fund, L.L.C.
5.  Walker Investment Fund II, L.L.L.P.

                                    EXHIBIT B

                            FORM OF IRREVOCABLE PROXY


        The undersigned stockholder of EduTest, Inc., a Virginia corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Carl Zeiger, Kathleen McElwee and Lightspan, Inc., a Delaware corporation ("PARENT"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and
(ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "SHARES.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into (i) the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Parent Co. Acquisition Sub and the Company (the "REORGANIZATION AGREEMENT") and (ii) a Note Purchase Agreement and related documents referred to therein (the "Loan Documents") pursuant to which the Company will borrow funds from Parent as provided therein (the "Loan").

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of (A) the later of (i) the valid termination of the Reorganization Agreement, or (ii) the date on which the Loan is repaid in its entirety, including principal, interest and any other amounts that may be due thereunder; or (B) the effective time of the merger contemplated by the Reorganization Agreement (the "MERGER"), at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of the authorization of a new series of preferred stock into which the note(s) evidencing the Loan would be convertible (whether by Certificate of Designation or amendment to the Company's Articles of Incorporation), and in favor of each of the other actions contemplated by the Reorganization Agreement and the Loan Documents.

        The undersigned may vote the Shares on all other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part
thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated:  June __, 2000.

                                      -----------------------------------------
                                      Name

                                      Number of shares of common stock of the
                                      Company owned of record as of the date of this proxy:


                                      -----------------------------------------

                                    EXHIBIT S

                         SIGNATORIES TO VOTING AGREEMENT


Name
--------------------------------------------
1.  Susan B. Hardwicke, Ph.D.
2.  Edward H. Bersoff, Ph.D.
3.  Gary L. Jones
4.  Next Generation Fund, L.L.C.
5.  Walker Investment Fund II, L.L.L.P.

                                   EXHIBIT T

                      PURCHASER REPRESENTATIVE CERTIFICATE
                                       FOR
                                  EDUTEST, INC.


Lightspan, Inc.
10140 Campus Point Drive
San Diego, CA  92121

        The information contained herein is being furnished by Parchman Vaughan & Company, L.L.C. ("PCV") as a Purchaser Representative as that term is defined in Rule 501 of Regulation D ("Purchaser Representative"), representing certain shareholders (the "Shareholders" and, singularly, the "Shareholder") of Edutest, Inc., a Virginia corporation (the "Company") in connection with the exchange of shares of the Company's stock for shares of Common Stock of Lightspan, Inc., a Delaware corporation ("Lightspan") (the "Shares") pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 ("Rule 506") of Regulation D ("Regulation D") promulgated thereunder, and applicable state law and the regulations promulgated thereunder (the "Limited Offering Exemption").

        PCV understands that you will rely upon the information contained herein for purposes of such determination. PCV certifies that it represents the Shareholders listed on Exhibit A hereto as their Purchaser Representative, in connection with evaluating the merits and risks of the prospective investment in Lightspan. PCV represents that the information contained herein is complete and accurate and may be relied upon by the Company to determine whether the Shareholders meet the requirements of Rule 506 and the Limited Offering Exemption.

        PCV understands that the Shareholders listed on EXHIBIT A hereto are individuals that do not meet the income or net worth requirements set forth in the Investor Representation Letter previously distributed to the Shareholders, and that such Shareholders have had the opportunity to use the services of PCV as a Purchaser Representative, in connection with evaluating the merits and risks of the prospective investment in Lightspan. In addition, PCV further understands, acknowledges and certifies that PCV has disclosed to such Shareholders, in writing a reasonable time before the exchange of any Shares, if any of the following information is not true and accurate:

             (i) Neither PCV nor any of its affiliates is an affiliate, director, officer or other employee of Lightspan, or beneficial owner of ten percent (10%) or more of any class of securities or 10 percent or more of the equity interest in Lightspan.

             (ii) There is no material relationship between PCV or any of its affiliates and Lightspan or its officers, or any of their affiliates that exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two (2) years, and no compensation has been received or is to be received as a result of such relationship.

        As a regular part of its business, PCV is relied upon by others for investment recommendations or decisions, and PCV is customarily compensated for such services, either specifically or by way of compensation for related professional services. PCV has such knowledge and experience in financial and business matters that it is capable of evaluating, together with the Shareholders, the merits and risks of the prospective investment in Lightspan. PCV has acknowledged in writing, during the course of the transaction, to be available to act as such Shareholders' Purchaser Representative in connection with evaluating the merits and risks of Shareholders' prospective investment in Lightspan.

        The term "material" when used to modify "relationship" means any relationship that a reasonable investor might consider important in the making of the decision whether to acknowledge a person as his Purchaser Representative.

        The term "affiliate" of a person means a person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person.

        All information furnished hereunder is for the sole use of Lightspan and its counsel, except that this certificate may be furnished to such parties as Lightspan deems desirable to establish compliance with federal or state securities laws.

        The undersigned's full name, business and phone number are:

        Parchman, Vaughan & Company, L.L.C.
        717 Light Street
        Suite 200
        Baltimore, Maryland  21230


        IN WITNESS WHEREOF, the undersigned has executed this Purchaser Representative Certificate as of the date below.



Date:  _____________, 2000          PARCHMAN, VAUGHAN & COMPANY, L.L.C.


                                    By:
                                       ------------------------------------

                                    Name: [PARCHMAN'S FULL NAME]


                                    Title:
                                          ---------------------------------

        Each of the undersigned Shareholders hereby certify that he/she/it is represented by Parchman, Vaughan & Company, L.L.C. as their respective Purchaser Representative as set forth above.


                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                    EXHIBIT A

              SHAREHOLDERS REPRESENTED BY PURCHASER REPRESENTATIVE



1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.

                                   EXHIBIT U









                                 LIGHTSPAN, INC.

                   EDUTEST, INC. REGISTRATION RIGHTS AGREEMENT

                                  JUNE __, 2000

                          REGISTRATION RIGHTS AGREEMENT


        This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the ____ day of June 2000, by and among LIGHTSPAN, INC., a Delaware corporation (the "COMPANY"), Edutest, Inc., a Virginia corporation ("EDUCATOR"), and the persons or entities listed on EXHIBIT A hereto (the "INITIAL HOLDERS").

                                    RECITALS

        WHEREAS, in connection with the merger of Educator with and into Educator Acquisition, Inc. ("MERGER SUB"), the Company's wholly-owned subsidiary, the Company intends to issue shares of the Company's common stock to the Initial Holders in exchange for the Holders' Educator stock as set forth in that certain Agreement and Plan of Merger and Reorganization by and among the Company and Educator dated as of May __, 2000 (the "MERGER AGREEMENT"). The shares of the Company's common stock issued and issuable pursuant to the Merger Agreement to the Initial Holders are referred to collectively herein as the "SHARES."

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        For purposes of this Agreement the following terms shall have the following meanings:

        1.1 "CLOSING" means the date of the Closing of the merger as defined in the Merger Agreement.

        1.2 "CLOSING SHARES" means the Shares issuable at the Closing under
Section 1.5(a)(i) - (iii) of the Merger Agreement.

        1.3 "EARN-OUT SHARES" means the Shares that may be issuable upon the occurrence of certain events under Section 1.5(c) of the Merger Agreement.

        1.4 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

        1.5 "HOLD-BACK SHARES" means the Shares that may be issuable eighteen
(18) months following the Closing under Section 1.5(a)(iv) of the Merger Agreement.

        1.6 "HOLDER" means the Initial Holders and any permitted assignee or transferee of the rights of the Initial Holders hereunder.

        1.7 "PERSON" means any individual or legal entity.

        1.8 "REGISTRABLE SECURITIES" means the Shares.

        1.9 "SEC" means the United States Securities and Exchange Commission.

        1.10 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                                    ARTICLE 2

                             REGISTRATION OF SHARES

        2.1 REGISTRATION OF SHARES. The Company is obligated to do the following:

             (a) As expeditiously as reasonably possible following the Closing, the Company (i) shall prepare and file with the SEC one or more registration statements under the Securities Act, on Form S-1, S-3, S-4 or other appropriate form(s) reasonably agreed to by the Holders, in order to effect and maintain the registration under the Securities Act of the resale (subject to the terms hereof) of the Registrable Securities (a "REGISTRATION STATEMENT"); (ii) shall use its reasonable efforts to cause such Registration Statement to be declared effective on or prior to August 7, 2000, and if such effectiveness cannot be attained by that time then as soon thereafter as practicable; and (iii) following such effectiveness, shall use reasonable efforts to maintain the effectiveness of such Registration Statement in accordance with the following paragraph. Without limiting the generality of the foregoing, the parties agree that as soon as practical following the Closing, the Company shall prepare and file with the SEC a registration statement on Form S-1 covering all of the Shares (provided, however, with respect to the earn-out shares and the hold-back shares, a reasonable estimation thereof shall be made, which estimation shall be subject to the reasonable approval of the Designated Stockholder's Representative as defined in the Merger Agreement). If, due to SEC comments or advice of counsel related to the potential inability to effect such registration due to rules under the Securities Act, such Form S-1 is amended to provide for registration only of the Closing Shares, then the Company shall prepare and file a subsequent Form S-1 or Form S-3 (if at the time of filing Parent is eligible for Form S-3) as soon as reasonably possible following determination of the number of Earn-Out Shares and Hold-Back Shares to be registered, it being understood that this subsequent Registration Statement will likely be declared effective following August 7, 2000.

             (b) The Company shall prepare and file with the SEC (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such documents required to be filed with the SEC under Sections 13, 14(a) and 15(d) of the Exchange Act and (iii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading for until the distribution described in the Registration Statement has been completed or until the Shares can be sold pursuant to Rule 144 promulgated under the Securities Act.

        Notwithstanding the foregoing, if, at any time following the effectiveness of the Registration Statement, the Company shall have determined that (i) the happening of any event requires the making of any changes to the Registration Statement or the prospectus related to the Registrable Securities, so that, as of such date, the Registration Statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the continued effectiveness of the Registration Statement would require the Company to disclose a material financing, acquisition or other material corporate transaction or development before such disclosure would otherwise have to be made by any required filing with the SEC, and the Company's Board of Directors shall have determined in good faith that such disclosure is not in the best interests of the Company and its stockholders, then in either case under clause
(i) or (ii) above, the Company may suspend the effectiveness of the Registration Statement and the issuance of Registrable Securities pursuant thereto and shall prepare and file as expeditiously as reasonably possible a post-effective amendment to the Registration Statement or an amendment or supplement to the related prospectus or file an appropriate report pursuant to the Exchange Act or any other required document so that the Registration Statement and prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall use its reasonable efforts to minimize the duration of any such suspension of the effectiveness of the Registration Statement, and in no event shall such suspension continue beyond the date such disclosure is made by a filing with the SEC or the need for such non-disclosure no longer exists.

             (c) The Company shall notify the Holders in writing when the Registration Statement or any post-effective amendment thereto has become effective and of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information. The Company shall notify the Holders in writing of (i) the issuance by the SEC of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) the happening of any event that requires the making of any changes in the Registration Statement or the prospectus included therein so that, as of such date, the Registration Statement and prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use all reasonable efforts to prevent the issuance, and if issued, to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any Registration Statement.

             (d) Prior to any issuance of Registrable Securities pursuant to the Registration Statement, the Company shall register or qualify the Registrable Securities for offer and sale under the securities or blue sky laws of any jurisdictions in which the issuance of Registrable Securities to the Holders is required; provided, however, that in no event shall the Company be obligated to
(i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this
Section 2.3(d), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

             (e) The Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions), including without limitation the reasonable fees and expenses of outside counsel to the Holders (selected by the Holders), (i) in connection with the initial preparation, printing and filing of the Registration Statement and any corresponding prospectuses; (ii) in connection with required post-effective amendments and supplements thereto, including post-effective amendment(s) necessary to convert the Registration Statement to Form S-3 (e.g. upon the Company's initial qualification for the use thereof); and (iii) for expenses primarily relating to the maintenance of effectiveness of the Registration Statement and any corresponding prospectuses.

             (f) The Company's obligations to register the Registrable Securities under this Agreement shall be subject in all respects to applicable law and to each Holder's furnishing to the Company such information regarding such Holder and its affiliates as the Company may from time to time reasonably request for inclusion or incorporation by reference in the Registration Statement and any corresponding prospectus in order to comply with applicable law. In the event that the Registration Statement at any time (other than as permitted hereby) does not register the issuance by the Company to the Holders or the resale by the Holders of any Registrable Securities in compliance with applicable law, the Company shall prepare and file a "no-action" letter with the SEC's Division of Corporation Finance, or prepare and file a registration statement on another form of registration statement, or a resale registration statement, if appropriate, and generally use reasonable efforts to take such other actions as may be necessary to permit the issuance of the Shares and the resale thereof in compliance with applicable law.

        2.2 INDEMNIFICATION.

             (a) As used in this Section 2.2 the following terms shall have the following respective meanings:

                    (i) "REGISTRATION STATEMENT" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 2.1, including any additional registration statement filed pursuant to Section 2.1(f); and

                    (ii) "UNTRUE STATEMENT" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) The Company agrees to indemnify and hold harmless each Holder (and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to such Holder (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of any failure to comply with the covenants and agreements of the Company contained in Section 2.1 hereof, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof or on or after the date of any prospectus or prospectus supplement, and the Company will reimburse each Holder (or such officer, director or controlling person, as the case may be) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to any Holder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of, or for incorporation by reference into, the Registration Statement, and the Company shall not be liable under this Section 2.2 for any settlement of any action effected without its written consent, which consent shall not unreasonably be withheld or delayed.

             (c) Each Holder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which to the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of any failure to comply with the covenants and agreements of such Holder contained in Section 2.1(f) hereof, or any Untrue Statement made in the Registration Statement on or after the effective date thereof or on or after the date of any prospectus or prospectus supplement in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in preparation of or for incorporation by reference into the Registration Statement, and each Holder will reimburse the Company (or such officer, director or controlling person, as the case may be) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that no Holder shall be liable under this Section 2.2 for any settlement of any action effected without its written consent, which consent shall not unreasonably be withheld or delayed.

        2.3 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

             (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

             (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (including Rule 144(c)) (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act

(at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

                                    ARTICLE 3

                                  MISCELLANEOUS

        3.1 EFFECT IF CLOSING DOES NOT OCCUR. If the Closing does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of or in connection with the Closing shall not be taken or occur except to the extent specifically agreed by the Company and Educator.

        3.2 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

        3.3 AFFILIATES. Each of the Company and Educator shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by a Company Entity or a Educator Entity, respectively.

        3.4 THIRD PARTY BENEFICIARIES. It is understood and agreed between the parties that this Agreement and the covenants that are made herein are made expressly and solely for the benefit of the parties hereto, and no other Person shall be entitled or be deemed to be entitled to any benefits or rights hereunder nor be authorized or entitled to enforce any rights, claims or remedies hereunder.

        3.5 MODIFICATION AND AMENDMENT; ENTIRE AGREEMENT. This Agreement may be modified, amended or terminated by the parties pursuant hereto at any time only in a writing signed by the parties. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

        3.6 GOVERNING LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, irrespective of the choice of laws principles of the State of California, as to all matters, including matters of validity, construction, effect, performance and remedies.

        3.7 ASSIGNMENT. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

                      [THIS SPACE LEFT BLANK INTENTIONALLY]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       LIGHTSPAN, INC.


                                       ------------------------------------
                                       By:
                                          ---------------------------------

                                       Name:
                                            -------------------------------

                                       Title:
                                             ------------------------------


                                       EDUTEST, INC.


                                       ------------------------------------
                                       By:
                                          ---------------------------------

                                       Name:
                                            -------------------------------

                                       Title:
                                             ------------------------------


                                       HOLDER


                                       ------------------------------------
                                       By:
                                          ---------------------------------

                                       Name:
                                            -------------------------------

                                       Title:
                                             ------------------------------

                                   EXHIBIT V

                  SIGNATORIES TO REGISTRATION RIGHTS AGREEMENT


Name
----------------------------------------

1.  Bill G. Aldridge
2.  Airborne Research Services, Inc.
3.  Edward H. Bersoff
4.  Robert J. Smith
5.  BTG, Inc.
6.  John M. Cahill
7.  Core Learning Group, LLC
8.  Susan B. Hardwicke
9.  Steven D. Hoy
10. Gary L. Jones
11. Lynda Knowles
12. Howard R. Mitchell, III
13. William C. Needham
14. Next Generation Fund, LLC
15. Richweb, Inc.
16. Thomas Slivinski
17. Thomas W. Flecke
18. Temecca M. Greene
19. Laura Ann Gussett Kump
20. Rebecca Howanietz
21. Carl Jon Larsen
22. Robert N. Springer
23. Susan Morey

                                   EXHIBIT W

                         NON-EMPLOYEE LOCKUP AGREEMENT


        This NON-EMPLOYEE LOCKUP AGREEMENT (the "Non-Employee Lockup Agreement") is entered into as of the ____ day of June 2000, by and among Lightspan, Inc., a Delaware corporation (the "Company"), and the undersigned of EduTest, Inc., a Virginia corporation ("Educator").

1. The undersigned understands that the Company intends to acquire Educator by way of a merger of Educator with and into Educator Acquisition, Inc., a wholly-owned subsidiary of the Company (the "MERGER SUB") (the "MERGER"). The undersigned also understands that the Company and Educator have entered into an Agreement and Plan of Merger and Reorganization dated May ____, 2000 (the "MERGER AGREEMENT") setting forth the terms of the Merger and the rights and obligations of the parties with respect thereto.

2. In order to induce the Company and Educator to consummate this Merger pursuant to the Merger Agreement, the undersigned agrees, for the benefit of the Company and Educator:

        (a) up to the close of business on August 7, 2000 (which is the expiration of the one hundred eighty (180) day lockup period with respect to the Company's initial public offering that occurred on February 9, 2000), not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock owned by the Employee on the date hereof without the prior written consent of the Company.

        (b) notwithstanding the foregoing, if applicable, this Non-Employee Lockup Agreement shall not apply to any shares of Common Stock owned by the undersigned on the date hereof which are transferred to the Company or Merger Sub in payment for any obligations owed to Educator under any promissory note of which the maker is the undersigned and the payee is Educator that was originally delivered by the undersigned to Educator in connection for the undersigned's exercise of certain stock options resulting in the issuance of shares of Educator common stock.

3. In addition to the foregoing, the undersigned agrees that:

        (a) the Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Non-Employee Lockup Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The undersigned will cause any proposed purchaser, assignee, transferee or pledgee of the Shares held by the undersigned to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Non-Employee Lockup Agreement.

        (b) Each certificate representing Shares, shall (unless otherwise permitted by the provisions of Section 4(c) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

        (c) The holder of each certificate representing Shares, by acceptance thereof, agrees to comply in all respects with the provisions of this Non-Employee Lockup Agreement and with all applicable state and federal securities laws related to transfer of the Shares. Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which an holder which is a corporation distributes Shares solely to its shareholders or its majority owned subsidiaries or affiliates, (c) in any transaction in which a holder which is a partnership or limited liability company distributes Shares solely to partners or members thereof, (d) in any transaction in which a holder who is an individual transfers Shares solely to any immediate family member of the holder or in trust for the benefit of the holder or any immediate family member of the holder; provided that each transferee agrees in writing to be subject to the terms of this Section 4(c). Each certificate evidencing the Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 4(b) above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. The foregoing legends shall be removed from each certificate representing Shares, at the request of a holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or at such other times as holder shall have obtained an opinion of counsel (which may be counsel to the Company) reasonably acceptable to the Company to the effect that the Shares proposed to be disposed may lawfully be so disposed of with registration, qualification or legend.



                                       2.

4. The undersigned confirms the undersigned understands that Educator and the Company will rely upon the representations set forth in this Non-Employee Lockup Agreement in proceeding with the Merger. This Non-Employee Lockup Agreement shall be irrevocable and shall be binding on the undersigned and the undersigned's respective successors, heirs, personal representatives and assigns.

5. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned, except to the extent such transfer is in compliance with this Non-Employee Lockup Agreement.



                                       3.

        IN WITNESS WHEREOF, the parties have executed this Non-Employee Lockup Agreement as of the date first above written.

LIGHTSPAN, INC.                             EDUTEST, INC.



By:                                         By:
   -----------------------------------         ---------------------------------

Its:                                        Its:
    ----------------------------------          --------------------------------

NON-EMPLOYEE:


------------------------------------------------
Print Name:

                                   EXHIBIT W

                           EMPLOYEE LOCKUP AGREEMENT


        This EMPLOYEE LOCKUP AGREEMENT (the "Employee Lockup Agreement") is entered into as of the ____ day of June 2000, by and among Lightspan, Inc., a Delaware corporation (the "Company"), and the undersigned employee (the "Employee") of Edutest, Inc., a Virginia corporation ("Educator").

1. The Employee understands that the Company intends to acquire Educator by way of a merger of Educator with and into Educator Acquisition, Inc., a wholly-owned subsidiary of the Company (the "MERGER SUB") (the "MERGER"). The Employee also understands that the Company and Educator have entered into an Agreement and Plan of Merger and Reorganization dated May ____, 2000 (the "MERGER AGREEMENT") setting forth the terms of the Merger and the rights and obligations of the parties with respect thereto.

2. In order to induce the Company and Educator to consummate this Merger pursuant to the Merger Agreement, the Employee agrees, for the benefit of the Company and Educator:

        (a) that the Employee, for a period of one year subsequent to the closing date of the Merger, will not, without the prior written consent of the Company, directly or indirectly

             (i) make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition of or

             (ii) enter into any swap or any other agreement or any transaction (whether any such swap or transaction is to be settled by delivery of shares of the common stock of the Company (the "Common Stock") or other securities, in cash or otherwise) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of in the aggregate more than 75% of the number of shares of Common Stock beneficially owned by the Employee on the date hereof (for purposes hereof, the calculation of the aforementioned percentage shall take into account the number of shares designated as Hold-Back Shares in the Merger Agreement that are otherwise payable to the Employee) (together with such Hold-Back shares, the "SHARES"); and

        (b) up to the close of business on August 7, 2000 (which is the expiration of the one hundred eighty (180) day lockup period with respect to the Company's initial public offering that occurred on February 9, 2000), not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company.

3. Notwithstanding the foregoing, this Employee Lockup Agreement shall not apply to any Shares which are transferred to the Company or Merger Sub in payment for any obligations owed to Educator under any promissory note of which the maker is the Employee and the payee is Educator that was originally delivered by the Employee to Educator in connection for the Employee's exercise of certain stock options resulting in the issuance of shares of Educator common stock.

4. In addition to the foregoing, the Employee agrees that:

        (a) the Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Employee Lockup Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Employee will cause any proposed purchaser, assignee, transferee or pledgee of the Shares held by such Employee to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Employee Lockup Agreement.

        (b) Each certificate representing Shares, shall (unless otherwise permitted by the provisions of Section 4(c) below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

        "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

        (c) The holder of each certificate representing Shares, by acceptance thereof, agrees to comply in all respects with the provisions of this Employee Lockup Agreement and with all applicable state and federal securities laws related to transfer of the Shares. Prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which an holder which is a corporation distributes Shares solely to its shareholders or its majority owned subsidiaries or affiliates, (c) in any transaction in which a holder which is a partnership or limited liability company distributes Shares solely to partners or members thereof, (d) in any transaction in which a holder who is an individual transfers Shares solely to any immediate family member of the holder or in trust for the benefit of the holder or any immediate family member of the holder; provided that each transferee agrees in writing to be subject to the terms of this Section 4(c). Each certificate evidencing the Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 4(b) above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. The foregoing legends shall be removed from each certificate representing Shares, at the request of a holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or at such other times as holder shall have obtained an opinion of counsel (which may be counsel to the Company) reasonably acceptable to the Company to the effect that the Shares proposed to be disposed may lawfully be so disposed of with registration, qualification or legend.



                                       2.

5. The Employee confirms the Employee understands that Educator and the Company will rely upon the representations set forth in this Employee Lockup Agreement in proceeding with the Merger. This Employee Lockup Agreement shall be irrevocable and shall be binding on the Employee and the Employee's respective successors, heirs, personal representatives and assigns.

6. The Employee agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the Employee, except to the extent such transfer is in compliance with this Employee Lockup Agreement.

        IN WITNESS WHEREOF, the parties have executed this Employee Lockup Agreement as of the date first above written.

LIGHTSPAN, INC.                             EDUTEST, INC.



By:                                 By:
   --------------------------------    ------------------------------------

Its:                                Its:
   --------------------------------     -----------------------------------


EMPLOYEE:


------------------------------------------------
Print Name:

                                   EXHIBIT X


           SIGNATORIES TO EMPLOYEE AND NON-EMPLOYEE LOCK UP AGREEMENTS


Name
------------------------------------
EMPLOYEE

1.  Susan B Hardwicke
2.  Steven D. Hoy
3.  Thomas W. Flecke
4.  Temecca M. Greene
5.  Rebecca Howanietz
6.  Carl Jon Larsen
7.  Robert N. Springer
8.  Laura Ann Gussett Kump

NON-EMPLOYEE
1.  Bill G. Aldridge
2.  Airborne Research Services, Inc.
3.  Edward H. Bersoff
4.  Robert J. Smith
5. BTG, Inc.
6.  John M. Cahill
7.  Core Learning Group, LLC
8.  Gary L. Jones
9.  Lynda Knowles
10. Howard R. Mitchell, III
11. William C. Needham
12. Next Generation Fund, LLC
13. Richweb, Inc.
14. Thomas Slivinski
15. Susan Morey

                                   EXHIBIT Z


[COOLEY GODWARD LLP LETTERHEAD]

May __, 2000


-----------------------------------

-----------------------------------

-----------------------------------


RE:
   --------------------------------

Dear                               :
    -------------------------------

We have acted as counsel for Public Co., a Delaware corporation (the "Company"), in connection with the merger of Educator, a Virginia corporation, with the Public Co. Acquisition Sub (the "Merger") pursuant to the Agreement and Plan of Merger and Reorganization dated as of May __, 2000 (the "Agreement"). We are rendering this opinion pursuant to Section ___ of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to

[COOLEY GODWARD LLP LETTERHEAD]

May __, 2000
Page Two


the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power and authority to enter into the Agreement and perform its obligations thereunder.

3. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 9 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The shares of common stock to be issued in connection with the Merger have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, outstanding, fully paid and nonassessable.

5. The execution and delivery of the Agreement by the Company and the performance of the obligations of the Company under the Agreement do not violate any provision of the Company's Articles of Incorporation or Bylaws.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

COOLEY GODWARD LLP

[COOLEY GODWARD LLP LETTERHEAD]

May __, 2000
Page Three


By:
   -----------------------------------
        [Name]